As filed with the Securities and Exchange Commission on December 30, 2016

1940 Act File No. 811-22241

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 2	[X]

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(Exact Name of Registrant as Specified in Charter)

c/o Partners Group (USA) Inc.
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
(Address of Principal Executive Offices)

 (212) 908-2600
(Registrant’s Telephone Number)

Robert Collins
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
 (Name and Address of Agent for Service)

Copy to:
Joshua B. Deringer, Esq.
Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA 19103-6996
215-988-2700

Partners Group
REALIZING POTENTIAL IN PRIVATE MARKETS

Partners Group Private Equity (Master Fund), LLC

Confidential Private Placement Memorandum **Version:** January 1, 2017

Marlis Morin Head Client Services | **Joel Schwartz** Head Private Equity Americas

(this page has been left blank intentionally)

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
January 1, 2017

Partners Group Private Equity (Master Fund), LLC (the “Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. Effective January 1, 2017, the Fund elected to be treated for U.S. federal income tax purposes and to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund’s investment objective is to seek attractive long-term capital appreciation by investing in a globally diversified portfolio of private equity investments. The Fund’s investments are expected to include: (i) direct investments in the equity and/or debt of operating companies; (ii) primary and secondary investments in private equity funds managed by third-party managers; and (iii) listed private equity investments, such as business development companies. The Fund cannot guarantee that its investment objective will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful. Investing in the Fund involves a high degree of risk. See “General risks,” “Special risks pertaining to investments in Portfolio Funds,” “RIC related risks,” “Investment related risks,” “Risks specific to secondary investments” and “Limitations on risk disclosure” beginning on page 19.

This confidential private placement memorandum (the “Memorandum”) applies to the offering of units of limited liability company interests (“Units”) in the Fund. The Units will generally be offered at the net asset value per Unit as of the first day of each calendar month. No person who is admitted as a member of the Fund (a “Member”) will have the right to require the Fund to redeem its Units. This Memorandum is not an offer to sell Units and is not soliciting an offer to buy Units in any state or jurisdiction where such offer or sale is not permitted. Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “Eligible Investors.”

If you purchase Units of the Fund, you will become bound by the terms and conditions of the Limited Liability Company Agreement of the Fund (the “LLC Agreement”). A copy of the LLC Agreement is attached as Appendix A to this Memorandum.

Units are speculative and illiquid securities involving substantial risk of loss. Units are not listed on any securities exchange and it is not anticipated that a secondary market for Units will develop. Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement. Although the Fund may offer to repurchase Units from time to time, Units will not be redeemable at a Member’s option nor will they be exchangeable for units or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Units. Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.

This Memorandum concisely provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated January 1, 2017, has been filed with the Securities and Exchange Commission (the “SEC”). You can request a copy of the SAI and annual and semi-annual reports of the Fund without charge by writing to the Fund, c/o Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or by calling the Fund at 1-877-748-7209. The SAI is incorporated by reference into this Memorandum in its entirety. The table of contents of the SAI appears on page 70 of this Memorandum. You can obtain the SAI, and other information about the Fund, on the SEC’s website (http://www.sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense. This is a private offering made only pursuant to the exemptions provided by Rule 506 under Section 4(a)(2) of the Securities Act of 1933, as amended.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date shown below.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	i

Summary of terms and conditions	1
Summary of fund expenses	8
Financial highlights	10
Use of proceeds	12
Investment objective and strategies	12
Private equity market overview	13
Investment process overview	15
Due diligence and selection of investments	16
Investment policies	17
General risks	19
Business and structure related risks	22
Adviser related risks	24
RIC related risks	25
Investment related risks	27
Special risks pertaining to investments in Portfolio Funds	30
Risks specific to secondary investments	34
Limits of risk disclosure	35
Management of the Fund	35
Investment Management Fee	38
Placement agent and Placement Fee	39
Administration	40
Custodian	41
Distribution Plan	41
Fund expenses	42
Voting	43
Conflicts of interest	43
Distributions	45
Dividend reinvestment plan	46
Outstanding securities	47
Repurchases of units	47
Transfers of Units	52
Calculation of net asset value; valuation	52
Certain tax considerations	54
ERISA considerations	62
Eligible investors	63
Purchasing Units	63
Additional information	64
Summary of the LLC Agreement	65
Reports to Members	66
Fiscal year	67
Independent registered public accounting firm; legal counsel	67
Inquiries	67
Table of contents of the SAI	68
Appendix A – LLC Agreement	A‐1

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	ii

Summary of terms and conditions

This is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum, the SAI and the LLC Agreement.

The Fund
The Fund is a Delaware limited liability company that is registered under the Investment Company Act, as a non-diversified, closed-end management investment company. The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Prior to January 1, 2017, the Fund operated as a master fund in a master-feeder structure. As of December 31, 2016, the master-feeder structure was reorganized, resulting in a single fund, the Fund, with two separate classes of Units (the “Reorganization”).

The Fund offers two separate classes of Units designated as Class A Units (the “Class A Units”) and Class I Units (the “Class I Units”). While the Fund presently intends to offer two classes of Units, it may offer other classes of Units as well in the future. Each class of Units will have differing characteristics, particularly in terms of the sales charges that Members in that class may bear, and the distribution and service fees that each class may be charged. The Fund has received an exemptive order from the SEC with respect to the Fund’s multi-class structure.

Investment objective and strategies
The Fund’s investment objective is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.

The Fund’s investments (the “Fund Investments”) are expected to include: (i) direct investments in the equity and/or debt of operating companies; (ii) primary and secondary investments in private equity funds (“Portfolio Funds”) managed by third-party managers (“Portfolio Fund Managers”); and (iii) listed private equity vehicles, such as business development companies (including derivatives tied to the returns of such vehicles). For purposes of this Memorandum, (i) listed private equity vehicles that are structured as commingled investment pools are deemed to be Portfolio Funds and (ii) the investment managers of such vehicles, along with the lead investors of direct private equity investments, are deemed to be Portfolio Fund Managers.

Asset allocation and investment selection will be guided by the Adviser’s global relative value analysis, which takes into account changes in the market environment.

The Adviser manages the Fund’s portfolio with a view towards managing liquidity and maintaining a high investment level. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments. The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by investors and any distributions made to investors. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s and its affiliates’ investment professionals. See “Investment process overview—Portfolio planning.”

The Adviser uses a range of techniques to reduce the risk associated with the Fund’s investment strategy. These techniques may include, without limitation:

•     Diversifying investments and commitments across several “vintage years” (i.e., the year in which a Portfolio Fund begins investing);

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	1

•     Actively managing cash and liquid assets; and

•     Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Fund’s assets on the Fund’s behalf.

The Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act. Over time, during normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in cash or cash equivalents for extended periods of time. To the extent permitted by the Investment Company Act, the Fund may borrow for investment purposes.

There can be no assurance that the investment objective of the Fund will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful.

See “Investment policies.”

Risk factors
An investment in the Fund involves substantial risks and special considerations. A discussion of the risks associated with an investment in the Fund can be found under “General risks,” “Special risks pertaining to investments in Portfolio Funds,” “RIC related risks,” “Investment related risks,” “Risks specific to secondary investments” and “Limitations of risk disclosures.”

Management
The Fund’s Board of Managers (the “Board”) has overall responsibility for the management and supervision of the business operations of the Fund. See “Management of the Fund—The Board of Managers.” To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board or the Adviser.

The Adviser
Pursuant to an investment management agreement (the “Investment Management Agreement”), Partners Group (USA) Inc., an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Fund’s investment adviser (the “Adviser”).

Fund administration
The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide it with certain administrative services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “—Fees and expenses” below.

Fees and expenses
The Fund bears its own operating expenses (including, without limitation, its offering expenses). A more detailed discussion of the Fund’s expenses can be found under “Fund expenses.”

Investment Management Fee. The Fund pays the Adviser an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Adviser to the Fund. The Fund pays the Adviser a monthly Investment Management Fee equal to 1.50% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. The Investment Management Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund. For purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value is calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. See “Investment Management Fee.”

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	2

Incentive Fee. At the end of each calendar quarter (and at certain other times), the Adviser will be entitled to receive an amount (the “Incentive Fee”) equal to 10% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For the purposes of the Incentive Fee, the term “Net Profits” shall mean the amount by which the net asset value of the Fund on the last day of the relevant period exceeds the net asset value of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses).

The Fund will maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Members of the Fund will benefit from the Loss Recovery Account in proportion to their holdings of Units.

Distribution Fee. Pursuant to the conditions of an exemptive order issued by the SEC, the Fund has adopted a Distribution and Services Plan with respect to Class A Units (the “Distribution Plan”) in compliance with Rule 12b-1 under the Investment Company Act. Under the Distribution Plan, the Fund may pay as compensation up to 0.70% on an annualized basis of the Fund's net asset value attributable to Class A Units (the “Distribution Fee”) to the Fund’s Placement Agent or other qualified recipients under the Distribution Plan. The Distribution Fee is paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Class A Units. For purposes of determining the Distribution Fee, net asset value will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution Fee payable. Class I Units are not subject to the Distribution Fee. See “Distribution Plan.”

Administration Fee. The Administrator provides the Fund certain administration and accounting services. In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum monthly fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services. See “Administration.”

Eligible Investors
Each prospective investor in the Fund will be required to certify that it is a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). The criteria for qualifying as a “qualified client” and “accredited investor” are set forth in the subscription documents that must be completed by each prospective investor.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	3

In addition, Units are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Members who request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to any additional purchase. Prospective investors that are not U.S. persons for U.S. federal income tax purposes can request a copy of supplemental offering materials without charge by writing to Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or by calling the Fund at 1-877-748-7209. See “Certain U.S. federal income tax considerations—Taxation of Non-U.S. Members.”

To the extent to Fund identifies any Member holding Units that was not an Eligible Investor at the time of acquiring such Units, the Fund reserves the right to (i) cause a mandatory redemption of all or some of the Units of such Member, or any person acquiring Units from or through such Member, (ii) retain any unrealized gains or profits associated with Units held by such Member and/or (iii) take any other action the Board determines to be appropriate in light of the circumstances.

Purchasing Units
The minimum initial investment in the Fund by any investor is $50,000 with respect to Class A Units and $1,000,000 with respect to Class I Units and the minimum additional investment in the Fund by any investor is $10,000 with respect to Class A Units and $100,000 with respect to Class I Units, except for additional purchases pursuant to the dividend reinvestment plan (the “DRIP”). However, the Fund, in its sole discretion, may accept investments below these minimums. In respect of Class I Units, investors subscribing through a given broker/dealer or registered investment advisor may have interests aggregated to meet these minimums, so long as denomination are not less than $50,000 and incremental contributions to those interest are not less than $10,000.

Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion.

Subscriptions for Class A Units may be subject to a placement fee (the “Placement Fee”) of up to 3.50% of the subscription amount. No Placement Fee may be charged without the consent of the Placement Agent. See “Placement agent and Placement Fee.”

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. Pending any closing, funds received from prospective investors will be placed in an account with State Street Bank and Trust Company, the Fund’s transfer agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned with respect to such account will be paid to the Fund and allocated pro-rata among Members.

A prospective investor must submit completed subscription documents on or prior to the acceptance date set by the Fund and notified to prospective investors. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Units at any time. The Fund also reserves the right to suspend or terminate offerings of Units at any time. Additional information regarding the subscription process is set forth under “Purchasing Units.”

The Initial Closing
The Initial Closing occurred on July 1, 2009.  The purchase price of Units is based on the net asset value per Unit as of the date such Units are purchased. Fractions of Units will be issued to one one-thousandth of a Unit.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	4

Distributions
Distributions will be paid at least annually on Units in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income.

Because the Fund intends to qualify annually as a RIC, the Fund intends to distribute at least 90% of its annual taxable income to its Members. Nevertheless, there can be no assurance that the Fund will pay distributions to Members at any particular rate. Each year, a statement on IRS Form 1099-DIV identifying the amount and character of the Fund’s distributions will be mailed to Members. See “—Taxes” below.

Dividend reinvestment plan
The Fund intends to adopt an “opt out” dividend reinvestment plan (the “DRIP”). Investors that wish to participate in the DRIP will not be required to take any action. A participating investor’s distribution amount will purchase Units at the net asset value of the Fund. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s subscription agreement or by notifying the Administrator in writing (i) via overnight mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, 1 Heritage Drive, North Quincy, MA 02171, (ii) via USPS mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, P.O. Box 5493, Boston, MA 02206 or (iii) via fax to (617) 937-3051. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution or the Member will receive such distribution in Units through the DRIP.

Repurchases of Units
The Fund is not a liquid investment. No Member will have the right to require the Fund to redeem its Units. The Fund from time to time may offer to repurchase Units pursuant to written tenders by the Members.

The Adviser anticipates recommending to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1.

Any repurchases of Units will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased. In determining whether the Fund should offer to repurchase Units from Members of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors.

Under certain circumstances, the Board may offer to repurchase Units at a discount to their prevailing net asset value. In addition, the Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units. See “Repurchases of Units.”

A Member who tenders some but not all of its Units for repurchase will be required to maintain a minimum account balance of $25,000 with respect to Class A Units and $100,000 with respect to Class I Units. Such minimum account balance requirements may be waived by the Board, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Member so that the required account balance is maintained.

A 2.00% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units. Units tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis. An early repurchase fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. For purposes of calculation of the early repurchase fee, (i) Units issued in the Reorganization and representing interests in a prior feeder fund that were outstanding for more than twelve months prior to December 31, 2016 are treated as having been outstanding for more than twelve months and (ii) Units issued in the Reorganization and representing interests in a prior feeder fund outstanding for less than twelve months prior to December 31, 2016 are treated as having been outstanding for less than twelve months for purposes of calculation of the early repurchase fee. The prior holding period in each situation is also tacked. An early repurchase fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. See “Repurchases of Units.”

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	5

The Fund has agreed to provide Members with a minimum repurchase threshold (the “Minimum Repurchase Threshold”) which shall be tested on a quarterly basis and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:

(1)     the Fund offers one quarterly repurchase of its Units in which all Units that were tendered by Members are repurchased by the Fund; or

(2)     an amount of Units equal to at least 10% of the Fund’s average number of outstanding Units not subject to an early repurchase fee over the period has been repurchased by the Fund.

The Minimum Repurchase Threshold does not guarantee that the Fund will offer to repurchase Units in any given quarter. When the Fund does make an offer to repurchase Units, a Member may not be able to liquidate all of their Units either in response to that repurchase offer, or over the course of several repurchase offers. If a repurchase offer is oversubscribed, the Fund will repurchase only a pro rata portion of the amount tendered by each Member.

If neither condition of the Minimum Repurchase Threshold has been satisfied over the most recent four fiscal quarters, or a repurchase offer period ends with more than 50% of the Fund’s outstanding Units having been tendered in response to that repurchase offer, the Board will call a special meeting of Members at which Members will be asked to vote on whether to liquidate the Fund. The Fund will be liquidated and dissolved if Members holding at least two thirds (2/3) of the total number of votes eligible to be cast by all Members vote in favor of such liquidation. If Members do not vote to liquidate the Fund, testing of the Minimum Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter end following such vote. If Members do vote to liquidate the Fund, the Adviser will seek to liquidate the Fund’s assets over a five year period, after which the Adviser will waive all Investment Management Fees otherwise payable by the Fund.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	6

Transfer restrictions
A Member may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Units only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “Eligible Investors.” Such notice of a proposed transfer of Units must also be accompanied by properly completed subscription documents in respect of the proposed transferee. In addition, in connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each transferring Member and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. See “Transfer of Units.”

The Fund does not currently intend to list Units on any exchange. As a result, Members should look to the Fund’s repurchase offer as their sole means of liquidating their investment, which may be limited as described above. Additional information regarding Unit repurchases is set forth under “Repurchase of Units.” Accordingly, you should consider that you may not have access to the funds you invest in the Fund for an indefinite period of time.

Taxes
Effective January 1, 2017, the Fund has elected to be treated as a corporation for federal income tax purposes, and it further intends to elect to be treated, and expects each year to qualify as a RIC for U.S. federal income tax purposes. As such, the Fund generally will not be subject to U.S. federal corporate income tax, provided that it distributes all of its net taxable income and gains each year. It is anticipated that the Fund will principally recognize ordinary interest income each year and therefore dividends paid to Members in respect of such income generally will be taxable to you at ordinary U.S. federal income tax income rates, and not at the reduced rates of U.S. federal income tax that are applicable to “qualified dividends” and long-term capital gains.

For a discussion of certain tax risks and considerations relating to an investment in the Fund see “Certain U.S. federal income tax considerations.”

Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local, and non-U.S. tax consequences of the purchase, ownership and disposal of Units, including applicable tax reporting obligations.

Until December 31, 2016, the Fund was classified as a partnership for U.S. federal income tax purposes.

Tax reports
Commencing with the Fund’s tax year ending October 31, 2017, the Fund will distribute to its Members, after the end of each calendar year, IRS Forms 1099-DIV detailing the amounts includible in such investor’s taxable income for such year as ordinary income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Members even if they are reinvested in additional Units pursuant to the DRIP.

In addition, the Fund will distribute a Schedule K-1 to Members in respect of the Fund’s tax year ended December 31, 2016, which will contain certain annual tax information necessary.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	7

Other reports
Members will receive an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Members also will be sent reports regarding the Fund’s operations each quarter. See “Reports to Members.”

Fiscal and tax year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s tax year is the 12-month period ending on October 31.
Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the LLC Agreement.

Summary of fund expenses

The following table illustrates the expenses and fees that the Fund expects to incur and that Members can expect to bear directly or indirectly.

MEMBER TRANSACTION EXPENSES	CLASS A	CLASS I
Maximum Placement Fee (as a percentage of subscription amount)(1)	3.50%	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%

ANNUAL FUND EXPENSES (as a percentage of the Fund’s net assets)	CLASS A	CLASS I
Investment Management Fee(3)	1.50%	1.50%
Distribution Fee(4)	0.70%	None
Other Expenses(5)	0.21%	0.21%
Acquired Fund Fees and Expenses(6)	0.60%	0.60%
Total Annual Expenses(7)	3.01%	2.31%

(1)
Investors may be charged a Placement Fee of up to 3.50% of the subscription amount for Class A Units. The Placement Fee payable by each investor depends upon the amount invested by such investor in Class A Units. See “Placement agent and Placement Fee” for the Placement Fee applicable to each investor’s subscription for Class A Units.

(2)
A 2.00% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a Member’s Units at any time prior to the day immediately preceding the one-year anniversary of a Member’s purchase of the Units (on a “first in - first out” basis). An early repurchase fee payable by a Member may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Member. In addition, under certain circumstances the Board may offer to repurchase Units at a discount to their prevailing net asset value. See “Repurchases of Units.”

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	8

(3)
The Investment Management Fee is equal to 1.50% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. For purposes of determining the Investment Management Fee payable to the Adviser for any month, the net asset value will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. See “Investment Management Fee” for additional information. In no event will the Investment Management Fee exceed 1.75% as a percentage of the Fund’s net asset value. In addition, at the end of each calendar quarter of the Fund (and at certain other times), the Adviser (or, to the extent permitted by applicable law, an affiliate of the Adviser) will be entitled to receive an Incentive Fee equal to 10% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account.  For the purposes of the Incentive Fee, the term “Net Profits” shall mean the amount by which the net asset value of the Fund on the last day of the relevant period exceeds the net asset value of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses).

(4)
The Fund may pay a Distribution Fee of up to 0.70% on an annualized basis of the aggregate net assets of the Fund attributable to Class A Units to the Fund’s Placement Agent or other qualified recipients. Payment of the Distribution Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units in compliance with Rule 12b-1 under the Investment Company Act. Class I Units are not subject to the Distribution Fee. See “Distribution Plan.”

(5)
Figure is an estimate of "Other Expenses" of the Fund based upon the “Other Expenses” for Partners Group Private Equity, LLC, a feeder in the Fund prior to the Reorganization. Figure is based on the total other expenses of Partners Group Private Equity, LLC for the 12-month period ended October 31, 2016 divided by the average monthly net asset value of Partners Group Private Equity, LLC. “Other Expenses,” as shown above, includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian.

(6)
Members also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Portfolio Funds. Generally, asset-based fees payable in connection with Portfolio Fund investments will range from 1% to 2.5% (annualized) of the commitment amount of the Fund’s investment, and performance or incentive fees or allocations are typically 20% of a Portfolio Fund’s net profits annually, although it is possible that such amounts may be exceeded for certain Portfolio Fund Managers. Historically, a substantial majority of the direct investments made by the Adviser and its affiliates on behalf of their clients have been made without any “acquired fees” (i.e., free of the management fees and performance/incentive fees or allocations that are typically charged by Portfolio Fund Managers). The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds. Figure reflects the “Acquired Fund Fees and Expenses” from April 1, 2015 through March 31, 2016.

(7)
The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction related expenses, extraordinary expenses, the Incentive Fee and any acquired fund fees and expenses) do not exceed 3.00% on an annualized basis with respect to the Class A Units and 2.30% on an annualized basis with respect to the Class I Units (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit. The Expense Limitation Agreement may be terminated by the Adviser or the Fund upon thirty days’ written notice to the other party.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	9

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “Investment Management Fee,” “Administration,” “Fund expenses,” “Repurchases of Units” and “Purchasing Units.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The examples assume that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of Units.

EXAMPLE: You would pay the following expenses based on the imposition of the maximum 3.50% Placement Fee (for Class A Units only) and a $1,000 investment in the Fund, assuming a 5% annual return:

	1 YEAR	3 YEARS	5 YEARS	10 YEARS
CLASS A	$64	$125	$188	$356
CLASS I	$23	$72	$124	$265

This example is based on the annual fees and expenses set out on the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund, as well as the effect of the Incentive Fee.

Financial highlights

The following financial highlights are those of Class I Units of the Fund.  Prior to the Reorganization, Partners Group Private Equity, LLC and Partners Group Private Equity (TEI), LLC (the “Service Feeder Funds”) and Partners Group Private Equity (Institutional), LLC and Partners Group Private Equity (Institutional TEI), LLC (the “Institutional Feeder Funds” and together with the “Service Feeder Funds”, the “Feeder Funds”) owned all of the interests of the Fund.  As part of the Reorganization, all of the then outstanding interests of the Fund were converted into (i) Class A Units in the case of a Service Feeder Fund and (ii) Class I Units in the case of an Institutional Feeder Fund.  You can obtain the financial statements (including the financial highlights) of the Feeder Funds, and other information about the Feeder Funds, on the SEC’s website (http://www.sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	10

	Six Months Ended September 30, 2016 (unaudited)		Year Ended March 31, 2016	Year Ended March 31, 2015	Year Ended March 31, 2014		Year Ended March 31, 2013	Year Ended March 31, 2012
TOTAL RETURN:
Total Return Before Incentive Allocation(1)(2)	7.13	%(4)	11.75%	13.44%	15.24	%*	11.20%	9.11%
Total Return After Incentive Allocation(1)(2)	6.42	%(4)	10.86%	12.35%	13.92	%*	10.21%	8.33%
RATIOS AND SUPPLEMENTAL DATA:
Net Assets, end of period in thousands (000's)	$2,041,286		$1,712,457	$1,214,310	$946,734	*	$657,514	$384,488
Net investment income (loss) to average net assets, excluding Incentive Allocation(2)	1.12%		0.81%	1.15%	2.21	%*	1.48%	1.17%
Ratio of gross expenses to average net assets, excluding Incentive Allocation(2) (3)	1.80	%(5)	1.47%	1.52%	1.68%		1.65%	1.63%
Incentive Allocation to average net assets	0.70	%(4)	1.12%	1.29%	1.43	%*	1.07%	0.86%
Ratio of gross expenses and Incentive Allocation to average net assets(2) (3)	2.50	%(5)(6)	2.59%	2.81%	3.11	%*	2.72%	2.49%
Expense waivers to average net assets	0.00	%(5)	0.00%	0.00%	0.00%		0.00%	0.00%
Ratio of net expenses and Incentive Allocation to average net assets(2)	2.50	%(5)(6)	2.59%	2.81%	3.11	%*	2.72%	2.49%
Ratio of net expenses to average net assets, excluding Incentive Allocation(2)	1.80	%(5)(6)	1.47%	1.52%	1.68%		1.65%	1.63%
Portfolio Turnover	7.96	%(4)	21.91%	18.25%	26.84	%*	15.47%	8.39%

*
The item includes a correction due to a misstatement for the year ended March 31, 2014. Please refer to Note 11 in the Notes to Consolidated Financial Statements of the Fund for the year ended March 31, 2015.

(1)
Total investment return reflects the changes in net asset value based on the effects of the performance of the Fund during the period and adjusted for cash flows related to capital contributions or withdrawals during the period.

(2)
Prior to the Reorganization, the Fund paid the Adviser an “Incentive Allocation” equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Fund for the relevant period over (ii) the “high-water mark.”  The Fund now pays the Adviser an Incentive Fee of 10% as further described in “Investment Management Fee..”

(3)	Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by/to the Adviser.
(4)	Not annualized.
(5)	Annualized.
(6)	The Incentive Allocation and/or organizational expenses are not annualized.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	11

Use of proceeds

The proceeds from the sale of Units of the Fund, not including the amount of any Placement Fees and the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in Units as soon as practicable after receipt of such proceeds by the Fund. The Fund expects that such proceeds will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds by the Fund, consistent with market conditions and the availability of suitable investments. Such proceeds will be invested together with any interest earned in the Fund’s account with the Custodian prior to the closing of the applicable offering. See “Purchasing Units—Purchase terms.” Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete private equity transactions (which may be considerable), (ii) because certain Portfolio Funds selected by the Adviser may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund Managers to invest the amounts committed by the Fund.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in short-term debt securities or money market funds. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Investment objective and strategies

Investment objective

The Fund seeks to provide investors with attractive long-term capital appreciation by investing in a diversified private equity portfolio. In particular, the Fund’s objective is to earn superior risk-adjusted returns by systematically overweighting the vehicles, segments and opportunities that the Adviser believes offer the most attractive relative value at a given point in time. The Adviser believes that this investment strategy will capitalize on the diverse, dynamic nature of the private equity industry, resulting in a favorable return pattern relative to funds of funds and vehicles that focus solely on a narrow segment of the market, such as listed private equity.

It is intended that the Fund will provide Members with asset allocation services and access to private equity investments that are typically only available to large institutional investors, thereby offering an opportunity to increase the efficiency of portfolios that currently lack private equity exposure.

The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units. The Fund’s fundamental policies, which are listed in the SAI, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund.

Investment strategies

The principal elements of the Adviser’s investment strategy include (i) allocating the assets of the Fund across the broad private equity market, (ii) sourcing investment opportunities, (iii) selecting the investments that are believed to offer superior relative value, (iv) seeking to manage the Fund’s investment level and liquidity and (v) seeking to manage risk through ongoing monitoring of the portfolio.

•
Asset Allocation.  Just as in public equity markets, asset allocation across private equity market segments is a cornerstone of long-term portfolio performance. The Fund’s portfolio plan will seek to benefit from long-term diversification of investments through exposure to different geographic markets, investment types and vintage years.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	12

•
Access.  In many segments of the private equity market, it is not enough to identify promising investments – access is also required. The Fund will seek to provide Members with access to investments that are generally unavailable to the investing public due to resource requirements, regulatory restrictions and high investment minimums.

•
Relative Value Analysis.  Changing market conditions can dramatically affect the attractiveness of different segments within the overall private equity market. Based on its ongoing review of developments in the private equity industry, the Adviser will attempt to identify and overweight the segments that it believes offer the most attractive investment opportunities.

•
Risk Management.  The long-term nature of private equity investments requires a commitment to ongoing risk management. The Adviser seeks to maintain close contact with the Fund’s portfolio companies, and to monitor the performance of individual investments by tracking operating information and other pertinent details.

No guarantee or representation is made that the investment program of the Fund or any Portfolio Fund will be successful, that the various Portfolio Funds selected will produce positive returns or that the Fund will achieve its investment objective.

Private equity market overview

Private equity asset class

Private equity is a common term for investments that are typically made in non-public companies through privately negotiated transactions. Private equity investments may be structured using a range of financial instruments, including common and preferred equity, convertible securities, senior debt, subordinated debt and warrants or other derivatives, depending on the strategy of the investor and the financing requirements of the company.

Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments. In such funds, investors usually commit to contribute up to a certain amount of capital as and when requested by the fund’s manager or general partner. The general partner then makes private equity investments on behalf of the fund, typically according to a pre-defined investment strategy and time horizon. The fund’s investments are usually realized, or “exited” after a two to six year holding period through a private sale, an initial public offering (IPO) or a recapitalization, and the proceeds are distributed to the fund’s investors. The funds themselves typically have a duration of ten to twelve years.

The private equity market is diverse and can be divided into several different segments, each of which may exhibit distinct characteristics based on combinations of various factors. These include the type and financing stage of the investment, the geographic region in which the investment is made and the vintage year.

Investments in private equity have increased significantly over the last 35 years, driven principally by large institutional investors seeking increased returns and portfolio efficiency. It is now common for large pension funds, endowments and other institutional investors to dedicate several percentage points of their overall portfolios to private equity.

Private equity investment types

•
Direct investments.  Direct investments generally involve taking an interest in securities issued by an operating company, whether equity or debt. Direct equity investments generally involve new owners taking a material stake in the target company, frequently a controlling interest, and exercising significant influence on the growth and development of the company through work with the company’s management and board of directors. Direct debt investments typically represent financing for buyout or growth investments, and may have various features and covenants designed to protect the lender’s interests. Direct investments may vary in duration, but usually are exited within two to six years.

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In contrast to private equity fund investments (which require a commitment to a largely unknown portfolio), direct investments involve specific situations and particular companies. Accordingly, this style of investing offers the greatest degree of transparency and control in portfolio construction and most directly reflects the investor’s sourcing, underwriting, negotiation and structuring skills. In addition, investing directly is generally the most cost-effective way to make private equity investments, by avoiding the fees and expenses generally associated with investing indirectly through underlying private equity funds.

•
Secondary investments.  Secondary investments (secondaries) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund’s fundraising period. Secondary investments play an important role in a diversified private equity portfolio. Because secondaries allow investors to avoid some of the fees charged by underlying fund managers, secondaries may exhibit little or none of the “J-curve” characteristics associated with primary investments (as described below). In addition, secondaries typically provide earlier distributions than primaries, and may also provide valuable arbitrage opportunities for sophisticated investors. The ability to source and value potential investments is crucial for success in secondary investing, and the nature of the process typically requires significant resources. As a result, generally only very large and experienced investors are active secondary market participants.

•
Primary investments.  Primary investments (primaries) are interests or investments in newly established private equity funds. Most private equity groups raise new funds only every two to four years, and many top-performing funds may be closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading firms are highly important for primary investors.

Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in several individual operating companies (typically ten to thirty) during a defined investment period. The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund’s life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager’s capabilities is essential for investment success.

Primary investments typically exhibit a value development pattern, commonly known as the “J-curve”, in which the net asset value typically declines moderately during the early years of the fund’s life as investment related fees and expenses are incurred before investment gains have been realized. As the fund matures and portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions.

•
Listed private equity. Listed private equity companies are typically regulated vehicles listed on a public stock exchange that invest in private equity transactions or funds. Such vehicles may take the form of corporations, business development companies, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, infrastructure, buyout or venture capital investments. Listed private equity may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Listed private equity investments usually have an indefinite duration.

Listed private equity occupies a small niche within the public equity universe, and there are few professional investors who focus on and actively trade such vehicles. As a result, relatively little market research is performed on listed private equity companies, only limited public data may be available regarding these vehicles and their underlying investments, and market pricing may significantly deviate from published net asset value. This can result in market inefficiencies, and may offer opportunities to specialists that can value the underlying private equity investments.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	14

Listed private equity vehicles are typically liquid and capable of being traded daily, in contrast to direct investments and private equity funds, in which capital is subject to lengthy holding periods. Accordingly, listed private equity transactions are significantly easier to execute than other types of private equity investments, giving investors an opportunity to more efficiently adjust the investment level of their portfolios.

Private equity financing stages

In the private equity asset class, the term “financing stage” is used to describe investments (or funds that invest) in companies at a certain stage of development. The different financing stages have distinct risk, return and correlation characteristics, and play different roles within a diversified private equity portfolio. Broadly speaking, private equity investments can be broken down into three financing stages: buyout, venture capital and special situations. These categories may be further subdivided based on the investment strategies that are employed.

•
Buyouts.  Control investments in established, cash flow positive companies are usually classified as buyouts. Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions – particularly in the large-cap segment. Overall, debt financing typically makes up 50-70% of the price paid for a company.

•
Venture capital.  Investments in new and emerging companies are usually classified as venture capital. Such investments are often in technology and healthcare related industries. Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public. Venture capital investors may finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early and late stage) in partnership with other investors.

•
Special situations.  A broad range of investments including private debt instruments, infrastructure investments and distressed debt/turnarounds may be classified as special situations. Many of the Fund’s special situations investments will be in senior and subordinated direct debt investments, such as mezzanine direct investments, which are typically comprised of subordinated debt or preferred stock, possibly in combination with warrants on the company’s common stock. The value drivers and cash flow characteristics of special situations investments are frequently distinct from those of other private equity investments, complementing a buyout and venture capital portfolio.

Investment process overview

Portfolio planning

The investment process begins with portfolio planning, which is designed to provide a framework for the Fund’s long-term diversification across various dimensions of the global private equity market, such as: (i) direct, secondary, primary, and listed private equity investments; (ii) buyout, venture capital, mezzanine, distressed investments and other special situations; and (iii) investments focused in North America, Europe, Asia and/or Emerging Markets. The portfolio plan also provides for diversification over vintage years and with respect to individual investments. It is expected that through such diversification, the Fund may be able to achieve more consistent returns and lower volatility than would generally be expected if its portfolio were more concentrated.

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Because of the distinct cash flow characteristics associated with different types of private equity investments, the portfolio plan and commitment strategy are closely related and must be concurrently defined. The process is based on both quantitative and qualitative factors, including industry data from Thomson Reuters, proprietary databases and input from the investment professionals of the Adviser and its affiliates. Based on its analysis, the Adviser establishes a corresponding commitment strategy. Over time, the commitment strategy may be adjusted based on the Adviser’s analysis of the private equity market, the Fund’s existing portfolio at the relevant time or other pertinent factors.

Relative value analysis

The second step of the investment process is to analyze changing market conditions and their effect on the relative attractiveness of different segments within the overall private equity market. This relative value analysis is based on general economic developments, such as business cycles, credit spreads, equity multiples, IPO opportunities, deregulation, and changes in tax or securities law. In addition, variables specific to specific industry sectors and the overall private equity market are typically evaluated. Based on the outcome of this review, the Adviser will attempt to identify the market segments that it believes offer the most attractive investment opportunities at the relevant time.

The Adviser’s relative value analysis is intended to serve as a guide for tactical capital allocation decisions within the framework of the portfolio plan. Due to the long-term nature of private equity investments, it is generally not practical to dramatically re-allocate a portfolio over a short period of time. Accordingly, the actual allocation of the Fund Investments may deviate significantly from the general relative value views of the Adviser at a particular point in time.

Investment selection

In the final step of the investment process, the Adviser seeks to invest the Fund’s capital allocated to each segment in the highest quality investments available. Opportunities are typically sourced through a network of existing relationships with private equity managers and investors across the globe, and then individually evaluated by the Adviser’s and its affiliates’ investment professionals using a structured selection process. See “Due diligence and selection of investments.” As investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks, current information from the Adviser’s and its affiliates’ existing private equity portfolios, and against each other. This comparative analysis can provide insight into the specific investments that offer the greatest value at different points in time in the various segments of the private equity market.

Due diligence and selection of investments

The Adviser follows a structured five-step process to source, evaluate, select and monitor investments for the Fund. The Adviser’s investment professionals are involved throughout the process, and draw on the significant investment resources and insight available through the Adviser’s affiliates, who employ more than 900 people across a worldwide network of offices. See “Management of the Fund—Partners Group.” The Adviser’s investment committee is responsible for the portfolio plan and for final investment decisions.

(1)
Deal generation.  The Adviser typically identifies prospective investments from multiple sources, the most important of which is a global network of relationships across the private equity industry. Built through the investment activities of its affiliated companies, this network has historically proven to be a rich source of deal flow. In particular, the Adviser believes the broad scope of its private equity investment activities provides a competitive advantage for deal generation, enabling it to access attractive opportunities in local markets around the world.

(2)
Pre-selection.  The initial screening process for investment opportunities is typically based on a placement memorandum or an introductory meeting. For opportunities that pass the Adviser and its affiliates’ minimum requirements, a due diligence deal team is assigned to evaluate the opportunity in detail.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	16

(3)
Due diligence.  The due diligence process involves a detailed analysis of various aspects of each opportunity, including both qualitative and quantitative assessments. Various proprietary tools and databases are used to better understand market trends, potential return scenarios and/or the historical or anticipated sources of value creation for an investment. Evaluations are generally based on information such as industry dynamics, competitive positioning, financial analysis, interviews with key personnel, on-site visits, reference calls, consultant reports and/or track record analysis. The investment committee reviews the conclusions of the due diligence analysis and may decline the opportunity, request additional information, or approve subject to tax and legal due diligence.

(4)
Tax and legal assessment.  In conjunction with the commercial due diligence process, the tax treatment and legal terms of the investment are considered. Based on this analysis and the findings of external professional advisers, the Adviser’s and/or its affiliates’ internal legal and investment teams seek to negotiate the terms and conditions of the investment. After resolving all open issues and negotiating terms, a final “investment recommendation” is prepared and presented to the investment committee, which finally approves or declines the investment.

(5)
Portfolio monitoring.  Post-investment, the Adviser seeks to monitor the Fund’s portfolio through regular interaction with the companies and managers represented in the portfolio. This interaction facilitates on-going portfolio analysis and a proactive approach to addressing any new opportunities or issues that may arise.

Investment policies

Portfolio and liquidity management

The Adviser manages the Fund’s portfolio with a view towards managing liquidity and maintaining a high investment level.

Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments. The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by Members and any distributions made to Members. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s and its affiliates’ investment professionals.  See “Investment process overview—Portfolio planning.”

The Adviser intends to use a range of techniques to reduce the risk associated with the Fund’s investment strategy. These techniques may include, without limitation:

•	Diversifying investments and commitments across several vintage years;

•	Actively managing cash and liquid assets; and

•	Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

The Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act. Over time, during normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in cash or cash equivalents for extended periods of time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Units by Members, the Adviser may sell certain of the Fund’s assets on the Fund’s behalf.

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There can be no assurance that the objectives of the Fund with respect to liquidity management will be achieved or that the Fund’s portfolio design and risk management strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under “General risks,” “Special risks pertaining to investments in Portfolio Funds,” “Investment related risks,” “Risks specific to secondary investments” and “Limitations of risk disclosure.”

Borrowing by the Fund

The Fund may borrow money to pay operating expenses, including, without limitation, the Investment Management Fee or to fund repurchases of Units. In addition, the Fund may borrow money to purchase portfolio securities or for other portfolio management purposes. Such borrowing may be accomplished through credit facilities or derivative instruments or by other means. The use of borrowings for investment purposes involves a high degree of risk. Under the Investment Company Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The Investment Company Act also provides that each of the Fund may not declare distributions, or purchase its Units (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable. The foregoing requirements do not apply to Portfolio Funds in which the Fund invests unless such Portfolio Funds are registered under the Investment Company Act. The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Members and the terms of any borrowings may contain provisions that limit certain activities of the Fund.

Hedging techniques

From time to time in its sole discretion, the Adviser may employ various hedging techniques in an attempt to reduce certain potential risks to which the Fund’s portfolio may be exposed. These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts. The Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.

To the extent that the Fund’s potential exposure in a transaction involving options, rate caps, floors or collars, or futures or forward contracts is covered by the segregation of cash or liquid assets or otherwise, the Fund believes that such instruments do not constitute senior securities under the Investment Company Act and, accordingly, will not treat them as being subject to the borrowing restrictions of the Fund.

There are certain risks associated with the use of such hedging techniques. See “Investment related risks—Derivative instruments,” “Investment related risks—Currency risk” and “Investment related risks—Hedging.”

Temporary and defensive strategies

The Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund from achieving its investment objective. In addition, the Fund may, in the Adviser’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment, in order to fund anticipated repurchases, expenses of the Fund or other operational needs, or otherwise in the sole discretion of the Adviser. Subject to applicable law, the Fund may hold cash, cash equivalents, certain other short-term securities or investments in money market funds pending investment, in order to fund anticipated repurchases, expenses of the Fund or other operational needs. See “Use of proceeds.”

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General risks

The following are certain risk factors that relate to the operations and terms of the Fund. These considerations, which do not purport to be a complete description of any of the particular risks referred to or a complete list of all risks involved in an investment in the Fund, should be carefully evaluated before determining whether to invest in the Fund. If any of the following events occur, the Fund’s business, financial condition and results of operations could be materially and adversely affected. In such case, the net asset value of Units could decline, and you may lose all or part of your investment

The Units are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and are capable of assuming the risks of an investment in the Fund.

Closed-end fund; liquidity limited to periodic repurchases of Units

The Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. The Fund is not a liquid investment and you should not invest in this Fund if you need a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities. In contrast, the majority of the Fund’s investments will be illiquid.

Units of the Fund are illiquid assets. The Fund does not intend to list its Units for trading on any national securities exchange. There is no secondary trading market for Units, and none is expected to develop. Units are, therefore, not readily marketable. Nevertheless, if Units are listed on a national securities exchange or quoted through a quotation system, the Fund cannot assure you a public trading market will develop or, if one develops, that such trading market can be sustained. Shares of companies offered in an initial public offering often trade at a discount to the initial offering price due to underwriting discounts and related offering expenses. Also, shares or units of closed-end investment companies frequently trade at a discount from their net asset value. This characteristic of closed-end investment companies is separate and distinct from the risk that the Fund’s net asset value per Unit may decline. The Fund cannot predict whether Units, if listed, will trade at, above or below net asset value

Because the Fund is a closed-end investment company, its Units are not redeemable at the option of Members and they are not exchangeable for units of any other fund. Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Units at their net asset value (after all applicable fees), or, in certain circumstances, at a discount, and the Adviser intends to recommend that, in normal market circumstances, the Board conduct repurchase offers of no more than 5% of the Fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1, Units are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all the Units that a Member tenders if a repurchase offer is oversubscribed. There can be no assurance that the Fund will conduct repurchase offers in any particular period and Members may be unable to tender Units for repurchase for an indefinite period of time.

There will be a substantial period of time between the date as of which Members must submit a request to have their Units repurchased and the date they can expect to receive payment for their Units from the Fund. Members whose Units are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Units are valued for purposes of such repurchase. Members will have to decide whether to request that the Fund repurchase their Units without the benefit of having current information regarding the value of Units on a date proximate to the date on which Units are valued by the Fund for purposes of effecting such repurchases. See “Repurchase of Units.”

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In considering whether to repurchase Units during periods of financial market stress, the Board may offer to repurchase Units at a discount to their prevailing net asset value that appropriately reflects market conditions, subject to applicable law. Further, repurchases of Units, if any, may be suspended, postponed or terminated by the Board under certain circumstances. See “Repurchases of Units—Periodic repurchases.” An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Units and the underlying investments of the Fund. Also, because Units are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Members unless called for under the provisions of the Investment Company Act.

Payment in-kind for repurchased Units

The Fund generally expects to distribute to the holder of Units that are repurchased a promissory note entitling such holder to the payment of cash in satisfaction of such repurchase. See “Repurchases of Units—Periodic repurchases.” However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Units. The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from a Portfolio Fund that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in kind to the Fund’s Members. In the event that the Fund makes such a distribution of securities, Members will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Non-diversified status

The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more Fund Investments are allocated a relatively large percentage of the Fund’s assets, losses suffered by such Fund Investments could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of Fund Investments. The Fund may also be more susceptible to any single economic or regulatory occurrence that a diversified investment company. However, the Fund will be subject to diversification requirements applicable to RICs under the Code. See “Certain U.S. federal income tax considerations.”

Legal, tax and regulatory risks

Legal, tax and regulatory changes could occur during the term of the Fund which may materially adversely affect the Fund. For example, the regulatory and tax environment for leveraged investors and for private equity funds generally is evolving, and changes in the direct or indirect regulation or taxation of leveraged investors or private equity funds may materially adversely affect the ability of the Fund to pursue its investment strategies or achieve its investment objective.  In addition, greater regulatory scrutiny may increase the Fund’s and the Adviser’s exposure to potential liabilities. Increased regulatory oversight can also impose administrative burdens on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 and significantly revises and expands the rulemaking, supervisory and enforcement authority of U.S. federal bank, securities and commodities regulators. The implementation of the Dodd-Frank Act requires the adoption of various regulations and the preparation of reports by various agencies over a period of time. It is unclear how these regulators will exercise these revised and expanded powers and whether they will undertake rulemaking, supervisory or enforcement actions that would adversely affect the Fund or investments made by the Fund. There can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not significantly reduce the profitability of the Fund. The implementation of the Dodd-Frank Act could adversely affect the Fund by increasing transaction and/or regulatory compliance costs.

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On December 11, 2015, the SEC proposed a regulation that, if adopted, would change the regulation of the use of derivatives and financial commitment transactions by registered investment companies. The nature of any final regulations is uncertain at this time, but, if adopted, the Fund may have difficulty adjusting its investment portfolio and strategy in order to comply with such regulations.

Certain tax risks associated with an investment in the Fund are discussed in “RIC related risks.”

Substantial repurchases

Substantial requests for the Fund to repurchase Units could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Units.

Temporary investments

Delays in investing the net proceeds of the offering may impair the Fund’s performance. The Fund cannot assure you it will be able to identify any investments that meet its investment objective or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest the net proceeds of the Fund’s offering on acceptable terms within the time period that the Fund anticipates or at all, which could harm the Fund’s financial condition and operating results.

Before making investments, the Fund will invest the net proceeds of the Fund’s offering primarily in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements, and other high-quality debt instruments maturing in one year or less from the time of investment. This will produce returns that are significantly lower than the returns which the Fund expects to achieve when the Fund’s portfolio is fully invested in securities meeting the Fund’s investment objective. As a result, any distributions that the Fund pays while the Fund’s portfolio is not fully invested in securities meeting its investment objective may be lower than the distributions that the Fund may be able to pay when the Fund portfolio is fully invested in securities meeting the Fund’s investment objective.

Dilution from subsequent offerings of Units

The Fund may accept additional subscriptions for Units as determined by the Board, in its sole discretion. Additional purchases of Units will dilute the indirect interests of existing Members in the Fund Investments prior to such purchases, which could have an adverse impact on the existing Members’ interests in the Fund if subsequent Fund Investments underperform the prior investments. Further, in certain cases Portfolio Fund Managers may structure performance-based compensation similarly to the Fund, with such compensation being paid only if gains exceed prior losses (i.e., if the value surpasses a previous “high-water mark”). New purchases of Units will dilute the benefit of such compensation structures to existing Members.

Valuations of Fund Investments subject to adjustment

The valuations reported by the Portfolio Fund Managers, based upon which the Fund determines its month-end net asset value and the net asset value per Unit may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the Portfolio Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Members who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Members under certain circumstances as described in “Repurchases of Units—Periodic repurchases.” As a result, to the extent that such subsequently adjusted valuations from the Portfolio Fund Managers or revisions to the net asset value of a Portfolio Fund or direct private equity investment adversely affect the Fund’s net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Members who had their Units repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Members who previously had their Units repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Units. New Members may be affected in a similar way.

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Net asset value may fluctuate

The net asset value and liquidity, if any, of the market for Units may be significantly affected by numerous factors, some of which are beyond the Fund’s control and may not be directly related to the Fund’s operating performance. These factors include: (i) changes in regulatory policies or tax guidelines, particularly with respect to RICs; (ii) loss of qualification as a RIC; (iii) changes in earnings or variations in operating results; (iv) changes in the value of the Fund Investments; (v) changes in accounting guidelines governing valuation of the Fund Investments; (vi) any shortfall in revenue or net income or any increase in losses from levels expected by investors; (vii) departure of the Adviser or certain of its respective key personnel; (viii) general economic trends and other external factors; and (ix) loss of a major funding source.

Reporting requirements

Members who beneficially own Units that constitute more than 5% or 10% of the Fund’s Units are subject to certain requirements under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Members or to notify Members that such reports are required to be made. Members who may be subject to such requirements should consult with their legal advisors.

Business and structure related risks

Independence and discretion of the Board

The Board has the authority to modify or waive the Fund’s current operating policies, investment criteria and strategies without prior notice and without Member approval. The Fund cannot predict the effect any changes to its current operating policies, investment criteria and strategies would have on the Fund’s business, net asset value, operating results and the value of the Fund’s Units. However, the effects might be adverse, which could negatively impact the Fund’s ability to pay Members distributions and cause you to lose all or part of your investment. Moreover, the Fund will have significant flexibility in investing the net offering proceeds and may use these net proceeds in ways with which investors may not agree or for purposes other than those contemplated at the time of the offering. Finally, since Units are not expected to be listed on a national securities exchange, Members will be limited in their ability to sell Units in response to any changes in the Fund’s investment policy, operating policies, investment criteria or strategies.

Reliance on the Adviser

Since the Fund has no employees, it will depend on the investment expertise, skill and network of business contacts of the Adviser. The Adviser will evaluate, negotiate, structure, execute, monitor and service the Fund’s Investments. The Fund’s future success will depend to a significant extent on the continued service and coordination of the Adviser and its investment management team. The departure of key personnel of the Adviser or Partners Group could have a material adverse effect on the Fund’s ability to achieve its investment objectives.

The Fund’s ability to achieve its investment objectives depends on the Adviser’s ability to identify, analyze, invest in, finance and monitor Portfolio Funds and portfolio companies that meet the Fund’s investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objectives, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

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In addition, the Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon 60 days’ written notice to the Fund by either the Board or the Adviser. If the Investment Management Agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event the Investment Management Agreement is terminated, it may be difficult for the Fund and the Board to replace the Adviser.

The Fund expects that the Adviser will depend on the relationships of it and of Partners Group with private equity sponsors, investment banks and commercial banks, and the Fund will rely to a significant extent upon these relationships to provide the Fund with potential investment opportunities. If the Adviser or Partners Group fails to maintain their existing relationships or develop new relationships with other sponsors or sources of investment opportunities, the Fund may not be able to grow its investment portfolio. In addition, individuals with whom the Adviser and Partners Group have relationships are not obligated to provide the Fund, the Adviser or Partners Group with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for the Fund.

Competition for investment opportunities

The Fund will compete for investments with other investment funds (including registered investment companies, private equity funds, mezzanine funds and collateralized loan obligation (CLO) funds). Many of the Fund’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments than the Fund. These characteristics could allow competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than the Fund is able to do. As a result, the Fund may lose investment opportunities if it does not match its competitors’ pricing, terms and structure. If the Fund is forced to match its competitors’ pricing, terms and structure, it may not be able to achieve acceptable returns on its investments or may bear substantial risk of capital loss. Furthermore, many of the Fund’s competitors are not subject to the source-of-income, asset diversification and distribution requirements the Fund must satisfy to maintain its qualification as a RIC.

Valuation of Fund Investments uncertain

Under the Investment Company Act, the Fund is required to carry Fund Investments at market value or, if there is no readily available market value, at fair value as determined by the Adviser, in accordance with the Fund’s valuation procedures, which have been approved by the Board. There is not a public market or active secondary market for many of the securities of the privately-held companies in which the Fund intends to invest. Rather, many of the Fund Investments may be traded on a privately negotiated over-the-counter secondary market for institutional investors. As a result, the Fund will value these securities at fair value as determined in good faith by the Adviser in accordance with the valuation procedures that have been approved by the Board.

The determination of fair value, and thus the amount of unrealized losses the Fund may incur in any year, is to a degree subjective, and the Adviser has a conflict of interest in making the determination. The Fund values these securities monthly at fair value determined in good faith by the Adviser in accordance with the valuation procedures that have been approved by the Board. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Fund’s determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed. Due to this uncertainty, the Fund’s fair value determinations may cause the Fund’s net asset value on a given date to understate or overstate materially the value that the Fund may ultimately realize upon the sale of one or more Fund Investments. See “Calculation of net asset value.”

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Amount or frequency of distributions not guaranteed

The Fund expects to pay distributions out of assets legally available for distribution. Nevertheless, the Fund cannot assure Members that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Memorandum. All distributions will be paid at the discretion of the Board and will depend on the Fund’s earnings, its net investment income, its financial condition, maintenance of the Fund’s qualification as a RIC, compliance with the Investment Company Act and such other factors as the Board may deem relevant from time to time.

In the event that the Fund encounters delays in locating suitable investment opportunities, the Fund may pay all or a substantial portion of the Fund’s distributions from the proceeds of its offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital and will lower your tax basis in your Units. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser.

Fluctuations in performance

The Fund could experience fluctuations in its performance due to a number of factors, including, but not limited to, the Fund’s ability or inability to make investments in companies that meet the Fund’s investment criteria, the interest rate payable on the debt securities the Fund acquires, the level of the Fund’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

Adviser related risks

Incentive Fee

Any Incentive Fee payable by the Fund that relates to an increase in value of Fund Investments may be computed and paid on gain or income that is unrealized. If a Fund Investment decreases in value, it is possible that the unrealized gain previously included in the calculation of the Incentive Fee will never become realized. The Adviser is not obligated to reimburse the Fund for any part of the Incentive Fee it received that was based on unrealized gain never realized as a result of a sale or other disposition of a Fund Investment at a lower valuation in the future, and such circumstances would result in the Fund paying an Incentive Fee on income or gain the Fund never received.

For U.S. federal income tax purposes, the Fund is required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which the Fund does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain its qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the annual distribution requirement necessary to maintain its qualification as a RIC. As a result, the Fund may have to sell some of its investments at times and/or at prices that the Adviser would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thus become subject to corporate-level income tax. For additional discussion regarding the tax implications of being a RIC, see “Certain U.S. federal income tax considerations.”

In addition, the Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement.

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Divergence of resources

Neither the Adviser nor its affiliates, or individuals employed by the Adviser or its affiliates, are prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Fund will target. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities. Affiliates of the Adviser, whose primary businesses include the origination of investments, engage in investment advisory business with accounts that compete with the Fund. Affiliates of the Adviser have no obligation to make their originated investment opportunities available to the Adviser or to the Fund.

Conflicts of interest

The Fund does not expect to invest in, or hold securities of, companies that are controlled by affiliates’ other clients. However, an affiliates’ other clients may invest in, and gain control over, one of the Fund’s Investments. If an affiliates’ other client(s) gains control over a Fund Investment, it may create conflicts of interest and may subject the Fund to certain restrictions under the Investment Company Act. As a result of these conflicts and restrictions, the Adviser may be unable to implement the Fund’s investment strategies as effectively as it could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, the Adviser may be unable to engage in certain transactions that they would otherwise pursue. In order to avoid these conflicts and restrictions, the Adviser may choose to exit these investments prematurely and, as a result, the Fund would forego any positive returns associated with such investments. In addition, to the extent that another client holds a different class of securities than the Fund as a result of such transactions, the Fund’s interests may not be aligned with such client.

Partners Group

Although the Fund seeks to capitalize on the experience and resources of the Adviser and its affiliates’ platform, the Fund is managed by Partners Group (USA) Inc. and not by Partners Group AG. The Fund’s performance may be lower or higher than the performance of other entities managed by the Adviser, Partners Group AG or their affiliates and their past performance is no guarantee of the Fund’s future results.

RIC related risks

Failure to qualify as a RIC or satisfy distribution requirement

To qualify for and maintain RIC qualification under the Code, the Fund must meet the following annual distribution, source-of-income and asset diversification requirements. See “Certain U.S. federal income tax considerations.”

•
The annual distribution requirement for a RIC will be satisfied if the Fund distributes to Members on an annual basis at least 90% of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because the Fund may borrow, it is subject to an asset coverage ratio requirement under the Investment Company Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, it could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

•
The source-of-income requirement will be satisfied if the Fund obtains at least 90% of its income for each year from dividends, interest, gains from the sale of stock or securities or similar passive sources.

•
The asset diversification requirement will be satisfied if the Fund meets certain asset diversification requirements at the end of each quarter of the Fund’s tax year. To satisfy this requirement, (i) at least 50% of the value of the Fund’s assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of the Fund’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under the Code and its applicable regulations, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of its qualification as a RIC. Because most of the Fund’s investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

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If the Fund fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions.

Difficulty meeting RIC distribution requirement

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. The Fund may also have to include in income other amounts that the Fund has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Furthermore, the Fund may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) that could be treated under the Code and U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”) as “passive foreign investment companies” and/or “controlled foreign corporations.” The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require the Fund to recognize income where the Fund does not receive a corresponding payment in cash.

The Fund anticipates that a portion of its income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, the Fund may elect to amortize market discounts and include such amounts in its taxable income in the current year, instead of upon disposition, as an election not to do so would limit the Fund’s ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to Members in order to satisfy the annual distribution requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain its qualification as a RIC under the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax. For additional discussion regarding the tax implications of a RIC, see “Certain U.S. federal income tax considerations.”

Restrictions on raising capital and borrowing

As a result of the annual distribution requirement to qualify as a RIC under the Code, the Fund may need to periodically access the capital markets to raise cash to fund new investments of the Fund. The Fund may issue “senior securities,” as defined in the Investment Company Act (including borrowing money from banks or other financial institutions) only in amounts such that the Fund’s asset coverage, as defined in the Investment Company Act, equals at least 200% after such incurrence or issuance. Compliance with these requirements may unfavorably limit the Fund’s investment opportunities and reduce its ability in comparison to other companies to profit from favorable spreads between the rates at which it can borrow and the rates at which it can lend.

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The Fund may borrow for investment purposes. If the value of the Fund’s assets declines, the Fund may be unable to satisfy the asset coverage test, which would prohibit the Fund from paying distributions and could prevent the Fund from qualifying as a RIC. If the Fund cannot satisfy the asset coverage test, the Fund may be required to sell a portion of its investments and, depending on the nature of the Fund’s debt financing, repay a portion of the Fund’s indebtedness at a time when such sales may be disadvantageous. In addition, any amounts that the Fund uses to service its indebtedness would not be available for distribution by the Fund to Members.

Uncertain source and quantity of funding

The net proceeds from the sale of Units will be used for the Fund’s investment opportunities, operating expenses and for payment of various fees and expenses such as the Investment Management Fee, Incentive Fee and other fees. Any working capital reserves the Fund maintain may not be sufficient for investment purposes, and each may require debt or equity financing to operate. Accordingly, in the event that the Fund develops a need for additional capital in the future for investments or for any other reason, these sources of funding may not be available to the Fund. Consequently, if the Fund cannot obtain debt or equity financing on acceptable terms, the ability to acquire investments and to expand operations will be adversely affected. As a result, the Fund would be less able to achieve portfolio diversification and the investment objectives, which may negatively impact the Fund’s results of operations and reduce the Fund’s ability to make distributions to Members.

Investment related risks

This section discusses the types of investments that may be made, directly or indirectly, by the Portfolio Funds, the Fund, and some of the risks associated with such investments. It is possible that a Portfolio Fund or the Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks.

Limited operating history of Fund Investments

Many of the Fund Investments may have limited operating histories and the information the Fund will obtain about such investments may be limited. As such, the ability of the Adviser to evaluate past performance or to validate the investment strategies of such Fund Investments will be limited. Moreover, even to the extent a Fund Investment has a longer operating history, the past investment performance of any of the Fund Investments should not be construed as an indication of the future results of such investments or the Fund, particularly as the investment professionals responsible for the performance of such investments may change over time. This risk is related to, and enhanced by, the risks created by the fact that the Adviser relies upon information provided to it by the issuer of the securities it receives or the Portfolio Fund Managers (as applicable) that is not, and cannot be, independently verified. Further, the results of other funds or accounts managed by the Adviser, which have or have had an investment objective similar to or different from that of the Fund may not be indicative of the results that the Fund may achieve.

Unspecified investments; dependence on the Adviser

The Adviser has complete discretion to select the Fund Investments as opportunities arise. The Fund, and, accordingly, Members, must rely upon the ability of the Adviser to identify and implement Fund Investments consistent with the Fund’s investment objective. Members will not receive or otherwise be privy to due diligence or risk information prepared by or for the Adviser in respect of the Fund Investments. The Adviser has the authority and responsibility for asset allocation, the selection of Fund Investments and all other investment decisions for the Fund. The success of the Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund. Members will have no right or power to participate in the management or control of the Fund or the Fund Investments, or the terms of any such investments. There can be no assurance that the Adviser will be able to select or implement successful strategies or achieve their respective investment objectives. Because investors are not able to evaluate the Fund’s investments in advance of subscribing, this placement may entail more risk than other types of offerings.

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Concentration of investments

There are no limitations imposed by the Adviser as to the amount of Fund assets that may be invested in (i) any one Portfolio Fund, (ii) in Portfolio Funds managed by a particular Portfolio Fund Manager or its affiliates, (iii) indirectly in any single industry or (iv) in any issuer. In addition, a Portfolio Fund’s investment portfolio may consist of a limited number of companies and may be concentrated in a particular industry area or group. Accordingly, the Fund’s investment portfolio may at times be significantly concentrated, both as to managers, industries and individual companies. Such concentration could offer a greater potential for capital appreciation as well as increased risk of loss. Such concentration may also be expected to increase the volatility of the Fund’s investment portfolio.

Nature of Portfolio Companies

The Fund Investments will include direct and indirect investments in various companies, ventures and businesses (“Portfolio Companies”). This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management or a proven market for their products. The Fund Investments may also include Portfolio Companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such Portfolio Companies.

Defaulted debt securities and other securities of distressed companies

The Fund Investments may include low grade or unrated debt securities (“high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial, highly significant risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Control positions

The Fund (in the case of direct investments) and the Portfolio Funds may take control positions in Portfolio Companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management, violation of governmental regulations and other types of liability in which the limited liability characteristic of a corporation may be ignored, which would increase the Fund’s possibility of incurring losses.

Leverage

The Portfolio Fund Managers and (subject to applicable law) the Fund may employ leverage through borrowings or derivative instruments, and are likely to directly or indirectly acquire interests in companies with highly leveraged capital structures. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the relevant portfolio or investment will decrease. Accordingly, any event that adversely affects the value of a Fund Investment will be magnified to the extent leverage is employed. The cumulative effect of the use of leverage by the Fund or the Portfolio Funds in a market that moves adversely to the relevant investments could result in substantial losses, exceeding those that would have been incurred if leverage had not been employed.

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Derivative instruments

Some or all of the Portfolio Fund Managers and (subject to applicable law) the Fund may use options, swaps, futures contracts, forward agreements and other derivatives contracts. Transactions in derivative instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty and illiquidity. Use of derivative instruments for hedging or speculative purposes by the Fund or the Portfolio Fund Managers could present significant risks, including the risk of losses in excess of the amounts invested.

Economic, political and legal risks

The Fund Investments will include direct and indirect investments in a number of countries, including less developed countries, exposing investors to a range of potential economic, political and legal risks, which could have an adverse effect on the Fund. These may include but are not limited to declines in economic growth, inflation, deflation, currency revaluation, nationalization, expropriation, confiscatory taxation, governmental restrictions, adverse regulation, social or political instability, negative diplomatic developments, military conflicts and terrorist attacks.

Prospective investors should note that the private equity markets in countries where the Fund Investments are made may be significantly less developed than those in the United States. Certain investments may be subject to extensive regulation by national governments and/or political subdivisions thereof, which could prevent the Fund or the Portfolio Funds from making investments they otherwise would make, or cause them to incur substantial additional costs or delays that they otherwise would not suffer. Such countries may have different regulatory standards with respect to insider trading rules, restrictions on market manipulation, shareholder proxy requirements and/or disclosure of information. In addition, the laws of various countries governing business organizations, bankruptcy and insolvency may make legal action difficult and provide little, if any, legal protection for investors, including the Fund and the Portfolio Funds. Any such laws or regulations may change unpredictably based on political, economic, social and/or market developments.

Currency risk

The Fund’s portfolio will include direct and indirect investments in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Fund Investments are denominated against the U.S. Dollar may result in a decrease the Fund’s net asset value. The Adviser may or may not elect to hedge the value of investments made by the Fund against currency fluctuations, and even if the Adviser deems hedging appropriate, it may not be possible or practicable to hedge currency risk exposure. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Eurozone risk

The Fund may invest directly or indirectly from time to time in European companies and companies that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (“EU”) or the Eurozone create risks that could materially and adversely affect the Fund Investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies, including, but not limited to, the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies in affected countries, could also have material adverse effects on the Fund.

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Brexit risk

The Fund may invest directly or indirectly from time to time in European companies, including investments located in the United Kingdom (“UK”). The government of the UK held an “in-or-out” referendum on the UK’s membership in the EU on June 23, 2016. The referendum resulted in a vote in favor of the exit of the UK from the EU (“Brexit”). A process of negotiation will follow that will determine the future terms of the UK’s relationship with the EU. The uncertainty in the wake of the referendum could have a negative impact on both the UK economy and the economies of other countries in Europe. The Brexit process also may lead to greater volatility in the global currency and financial markets, which could adversely affect the Fund. In connection with investments in non-U.S. issuers, the Fund may engage in foreign currency exchange transactions but is not required to hedge its currency exposure. In addition, the Fund intends to make investments that may be denominated in British Pound Sterling or Euros. Because the Fund’s net asset value is determined in U.S. Dollars, the depreciation of the British Pound Sterling and/or the Euro in relation to the U.S. Dollar in anticipation of Brexit would adversely affect the Fund’s investments denominated in British Pound Sterling or Euros that are not fully hedged regardless of the performance of the underlying investment.

Hedging

The Fund may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the Investment Company Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase losses. Further, hedging transactions may reduce cash available to pay distributions to Members. See “Investment related risks—Derivative instruments.”

Risks relating to accounting, auditing and financial reporting, etc.

The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Fund Investments (both direct and indirect) may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. Although the Fund will be using United States generally accepted accounting principles (“U.S. GAAP”), the assets, liabilities, profits and losses appearing in published financial statements of the Fund Investments may not reflect their financial position or operating results as they would be reflected under U.S. GAAP. Accordingly, the net asset value of the Fund published from time to time may not accurately reflect a realistic value for any or all of the investments.

In addition, certain Fund Investments may be in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Fund and the Portfolio Funds may be incomplete, inaccurate and/or significantly delayed. The Fund and the Portfolio Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the net asset value of the Fund.

Special risks pertaining to investments in Portfolio Funds

This section discusses certain risks related to the fact that the Fund invests in Portfolio Funds.

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Investments in the Portfolio Funds generally; dependence on the Portfolio Fund Managers

Because the Fund invests in Portfolio Funds, a Member’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Fund assets that are invested in each Portfolio Fund. The Fund’s net asset value may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest. Certain risks related to the investment strategies and techniques utilized by the Portfolio Fund Managers are described under “Investment related risks” above. The success of the Fund depends upon the ability of the Portfolio Fund Managers to develop and implement strategies that achieve their investment objectives. Members will not have an opportunity to evaluate the specific investments made by the Portfolio Funds or the Portfolio Fund Managers, or the terms of any such investments. In addition, the Portfolio Fund Managers could materially alter their investment strategies from time to time without notice to the Fund. There can be no assurance that the Portfolio Fund Managers will be able to select or implement successful strategies or achieve their respective investment objectives.

Portfolio Funds not registered

The Fund is registered as an investment company under the Investment Company Act. The Investment Company Act is designed to afford various protections to investors in pooled investment vehicles. For example, the Investment Company Act imposes limits on the amount of leverage that a registered investment company can assume, restricts layering of costs and fees, restricts transactions with affiliated persons and requires that the investment company’s operations be supervised by a board of managers, a majority of whose members are independent of management. However, most of the Portfolio Funds in which the Fund invests are not subject to the provisions of the Investment Company Act. Many Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act. As an indirect investor in the Portfolio Funds managed by Portfolio Fund Managers that are not registered as investment advisers, the Fund will not have the benefit of certain of the protections of the Advisers Act.

The Portfolio Funds generally are exempted from regulation under the Investment Company Act because they permit investment only by investors who meet very high thresholds of investment experience and sophistication, as measured by net worth. The Fund’s investment qualification thresholds are generally lower. As a result, the Fund provides an avenue for investing in Portfolio Funds that would not otherwise be available to certain investors. This means that investors who would not otherwise qualify to invest in largely unregulated vehicles will have the opportunity to make such an investment through the Fund.

In addition, the Portfolio Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies, in accordance with certain SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. The Portfolio Funds in which the Fund will invest may maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies, or may not use a custodian to hold their assets. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any brokerage firm used to hold Portfolio Fund assets could have a greater adverse effect on the Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that a Portfolio Fund Manager could convert assets committed to it by the Fund to its own use or that a custodian could convert assets committed to it by a Portfolio Fund Manager to its own use. There can be no assurance that the Portfolio Fund Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Portfolio Fund Managers will be protected.

Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s investments in Portfolio Funds than might normally be available through investments in registered investment company vehicles.

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Portfolio Funds are generally non-diversified

While there are no regulatory requirements that the investments of the Portfolio Funds be diversified, some Portfolio Funds may undertake to comply with certain investment concentration limits. Portfolio Funds may at certain times hold large positions in a relatively limited number of investments. Portfolio Funds may target or concentrate their investments in particular markets, sectors or industries. Those Portfolio Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry and sensitivity to overall market swings. As a result, the net asset values of such Portfolio Funds may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the net asset value of the Fund.

Portfolio Funds’ securities are generally illiquid

The securities of the Portfolio Funds in which the Fund invests or plans to invest will generally be illiquid. Subscriptions to purchase the securities of Portfolio Funds are generally subject to restrictions or delays. Similarly, the Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Fund is unable to sell Portfolio Fund interests, the Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Fund.

Portfolio Fund operations not transparent

The Adviser does not control the investments or operations of the Portfolio Funds. A Portfolio Fund Manager may employ investment strategies that differ from its past practices and are not fully disclosed to the Adviser and that involve risks that are not anticipated by the Adviser. Some Portfolio Fund Managers may have a limited operating history and some may have limited experience in executing one or more investment strategies to be employed for a Portfolio Fund. Furthermore, there is no guarantee that the information given to the Administrator and reports given to the Adviser with respect to the Fund Investments will not be fraudulent, inaccurate or incomplete.

Valuation of the Fund’s interests in Portfolio Funds

The valuation of the Fund’s investments in Portfolio Funds is ordinarily determined based upon valuations provided by the Portfolio Fund Managers of such Portfolio Funds which valuations are generally not audited. A majority of the securities in which the Portfolio Funds invest will not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers. In this regard, a Portfolio Fund Manager may face a conflict of interest in valuing the securities, as their value may affect the Portfolio Fund Manager’s compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Portfolio Fund, the accuracy of the valuations provided by the Portfolio Funds, that the Portfolio Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Portfolio Funds’ policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. The Adviser has established a committee (the “Valuation Committee”) to oversee the valuation of the Fund Investments pursuant to procedures adopted by the Board. The members of the Valuation Committee may face conflicts of interest in overseeing the valuation of the Fund Investments, as the value of the Fund Investments will affect the Adviser’s compensation. Moreover, neither the Valuation Committee nor the Adviser will generally have sufficient information in order to be able to confirm or review the accuracy of valuations provided by Portfolio Fund Managers.

A Portfolio Fund Manager’s information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error. In any case, the Fund may not uncover errors for a significant period of time. Even if the Adviser elects to cause the Fund to sell its interests in such a Portfolio Fund, the Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Portfolio Fund Manager’s valuations of such interests could remain subject to such fraud or error, and the Valuation Committee may, in its sole discretion, determine to discount the value of the interests or value them at zero.

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Members should be aware that situations involving uncertainties as to the valuations by Portfolio Fund Managers could have a material adverse effect on the Fund if the Portfolio Fund Manager’s, the Adviser’s or the Fund’s judgments regarding valuations should prove incorrect. Prospective investors who are unwilling to assume such risks should not make an investment in the Fund.

Multiple levels of fees and expenses

Although in many cases investor access to the Portfolio Funds may be limited or unavailable, an investor who meets the conditions imposed by a Portfolio Fund may be able to invest directly with the Portfolio Fund. By investing in Portfolio Funds indirectly through the Fund, the investor bears asset-based and performance-based fees charged by the Fund, in addition to any asset-based fees and performance-based fees and allocations at the Portfolio Fund level. Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund (including, among other things and as applicable, offering expenses, operating costs, sales charges, brokerage transaction expenses, management fees, distribution fees, administrative and custody fees, and tender offer expenses) and, indirectly, similar expenses of the Portfolio Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in a Portfolio Fund directly or in a closed-end fund which did not invest through Portfolio Funds.

Each Portfolio Fund generally will be subject to a performance-based fee or allocation irrespective of the performance of other Portfolio Funds and the Fund generally. Accordingly, a Portfolio Fund Manager to a Portfolio Fund with positive performance may receive performance-based compensation from the Portfolio Fund, and thus indirectly from the Fund and its Members, even if the overall performance of the Fund is negative. Generally, asset-based fees payable to Portfolio Fund Managers of the Portfolio Funds will range from 1% to 2.5% (annualized) of the commitment amount of the Fund’s investment, and performance-based fees or allocations are typically 20%, although it is possible that such amounts may be exceeded for certain Portfolio Fund Managers. The performance-based compensation received by a Portfolio Fund Manager also may create an incentive for that Portfolio Fund Manager to make investments that are riskier or more speculative than those that it might have made in the absence of such performance-based compensation.

Investors that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Inability to vote

To the extent that the Fund owns less than 5% of the voting securities of each Portfolio Fund, it may be able to avoid that any such Portfolio Fund is deemed an “affiliated person” of the Fund for purposes of the Investment Company Act (which designation could, among other things, potentially impose limits on transactions with the Portfolio Funds, both by the Fund and other clients of the Adviser). To limit its voting interest in certain Portfolio Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in a Portfolio Fund. These voting waiver arrangements may increase the ability of the Fund and other clients of the Adviser to invest in certain Portfolio Funds. However, to the extent the Fund contractually forgoes the right to vote the securities of a Portfolio Fund, the Fund will not be able to vote on matters that require the approval of such Portfolio Fund’s investors, including matters which may be adverse to the Fund’s interests.

There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in certain situations where the Fund owns less than 5% of the voting securities of a Portfolio Fund. If the Fund is considered to be affiliated with a Portfolio Fund, transactions between the Fund and such Portfolio Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Fund has entered into a voting waiver arrangement.

Consortium or offsetting investments

The Portfolio Fund Managers may invest in consortia, which could result in increased concentration risk where multiple Portfolio Funds in the Fund’s portfolio each invest in a particular underlying company. In other situations, Portfolio Funds may hold economically offsetting positions. To the extent that the Portfolio Fund Managers do, in fact, hold such offsetting positions, the Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Portfolio Fund Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Portfolio Fund Manager may receive incentive compensation in respect of its portfolio for a period even though the Fund’s net asset values may have decreased during such period. Furthermore, it is possible that from time to time, various Portfolio Fund Managers selected by the Adviser may be competing with each other for investments in one or more markets.

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Limitations on ability to invest in Portfolio Funds

Certain Portfolio Fund Managers’ investment approaches can accommodate only a certain amount of capital. Portfolio Fund Managers typically endeavor not to undertake to manage more capital than such Portfolio Fund Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Portfolio Fund Manager has the right to refuse to manage some or all of the Fund’s assets that the Adviser may wish to allocate to such Portfolio Fund Manager. Further, continued sales of Units would dilute the indirect participation of existing Members with such Portfolio Fund Manager.

In addition, it is expected that the Fund will be able to make investments in particular Portfolio Funds only at certain times, and commitments to Portfolio Funds may not be accepted (in part or in their entirety). As a result, the Fund may hold cash or invest any portion of its assets that is not invested in Portfolio Funds in cash equivalents, short-term securities or money market securities pending investment in Portfolio Funds. To the extent that the Fund’s assets are not invested in Portfolio Funds, the Fund may be unable to meet its investment objective.

Indemnification of Portfolio Funds and Portfolio Fund Managers

The Fund may agree to indemnify certain of the Portfolio Funds and the Portfolio Fund Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Portfolio Funds or direct investments. If the Fund were required to make payments (or return distributions received from such Portfolio Funds or direct investments) in respect of any such indemnity, the Fund could be materially adversely affected.

Termination of the Fund’s interest in a Portfolio Fund

A Portfolio Fund may, among other things, terminate the Fund’s interest in that Portfolio Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Portfolio Fund or if the continued participation of the Fund in the Portfolio Fund would have a material adverse effect on the Portfolio Fund or its assets.

Risks specific to secondary investments

General risks of secondary investments

The overall performance of the Fund’s secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain secondary investments may be purchased as a portfolio, and in such cases the Fund may not be able to exclude from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive. Where the Fund acquires a Portfolio Fund interest as a secondary investment, the Fund will generally not have the ability to modify or amend such Portfolio Fund’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

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Contingent liabilities associated with secondary investments

Where the Fund acquires a Portfolio Fund interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Portfolio Fund and, subsequently, that Portfolio Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Portfolio Fund. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Fund, there can be no assurance that the Fund would have such right or prevail in any such claim.

Risks relating to secondary investments involving syndicates

The Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member and (iv) execution risk.

Limits of risk disclosure

The above discussions and the discussions in the SAI relating to various risks associated with the Fund, Units and Portfolio Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Memorandum, the SAI (available from the Fund upon request), and the LLC Agreement (available in Appendix A to this Memorandum) and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund or any Portfolio Fund will be successful, that the various Portfolio Funds selected will produce positive returns or that the Fund will achieve its investment objective.

Management of the Fund

The Board of Managers

The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Members. A majority of Managers of the Board are and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Managers”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, any committee of the Board, service providers or the Adviser. See “Board of Managers and officers” in the Fund’s SAI for the identities of the Managers and executive officers of the Fund, brief biographical information regarding each of them and other information regarding the election and membership of the Board.

The Adviser

Pursuant to the Investment Management Agreement, Partners Group (USA) Inc., an investment adviser registered under the Advisers Act, serves as the Fund’s Adviser.

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The Adviser and its affiliates serve as investment advisers to other funds that have investment programs which are similar to the investment program of the Fund, and the Adviser and/or its affiliates may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered investment companies and/or private funds with investment programs similar to the investment program of the Fund. See “Conflicts of interest.”

Partners Group

The Adviser is an affiliate of Partners Group AG (“Partners Group”), a global private markets investment manager. The parent company of the Adviser and Partners Group, Partners Group Holding AG, is listed on the SIX Swiss Exchange (ticker: PGHN) and has a public market capitalization of approximately 13.29 billion Swiss Francs (approximately 13.14 billion U.S. Dollars) as of December 1, 2016.

As of June 30, 2016, Partners Group and its affiliates manage over 54.5 billion U.S. Dollars in assets under management across direct, secondary and primary private market assets for a wide variety of more than 850 institutional investors worldwide. As of September 30, 2016, the firm employs a broad team of more than 900 people, representing approximately 50 nationalities and collectively speaking around 30 languages. The team is represented through offices in San Francisco, Denver, Houston, New York, São Paulo, Guernsey, London, Paris, Luxembourg, Milan, Munich, Dubai, Mumbai, Singapore, Manila, Shanghai, Seoul, Tokyo and Sydney, along with Partners Group’s headquarters in Zug, Switzerland. Through various investment programs and customized separate account mandates, Partners Group and its affiliates have made over USD 23.8 billion in direct investments, invested in more than 690 investment partners (funds) on a primary and secondary basis and are currently represented on more than 300 partnership advisory boards across private markets, as of June 30, 2016. These activities have fostered relationships with leading private markets managers around the globe. The Adviser believes that the Fund will benefit from the experience and resources available through its affiliation with Partners Group.

Adviser management team

The personnel who currently have primary responsibility for the day-to-day management of the Fund are:

Hal Avidano

Hal Avidano is part of the Private Equity Integrated Investments business unit, based in New York.  He is a member of the Private Equity Primaries North America Investment Committee. Hal has been with Partners Group since 2008 and has 13 years of industry experience. Prior to joining Partners Group, he worked at Lehman Brothers, White & Case LLP and Moses & Singer LLP. He holds a JD from the University of Pennsylvania Law School and is admitted to practice law in the State of New York.

Robert Collins

Robert Collins is part of the Investment Solutions Americas business unit, based in New York. He leads Partners Group’s team focused on the U.S. defined contribution, registered investment advisor, bank and wire house markets. Previously, he was Co-Head of the Investment Solutions Americas business unit and prior to that, was part of the Private Equity investment team. Robert has been with Partners Group since 2005 and has 18 years of industry experience. Prior to joining Partners Group, he worked at UBS Warburg and Salomon Smith Barney. He holds an MBA from the Cornell University Samuel Curtis Johnson Graduate School of Management. He is also a CFA charterholder and member of the New York Society of Security Analysts.

Scott Essex

Scott Essex is Co-Head of the Private Debt business department and Head of the Private Debt Americas business unit, based in New York. He is a member of the Global Executive Board, a member of the Global Investment Committee, and the Chairman of the Private Debt Investment Committee. Scott has been with Partners Group since 2007 and has 15 years of industry experience. Prior to joining Partners Group, he worked at GE Capital and Lazard Ltd. He holds an MBA from the Georgetown University McDonough School of Business.

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Joel Schwartz

Joel Schwartz is Head of Private Equity in the Americas, based in New York. He is a member of the Private Equity Directs Investment Committee and the Private Equity Primaries North America Investment Committee. He has 23 years of industry experience. Prior to joining Partners Group in 2013, Joel worked at Goldman Sachs Investment Partners, Angelo Gordon & Co., Apax Partners, McKinsey and General Atlantic. He holds an MBA from Harvard Business School.

Anthony Shontz

Anthony Shontz is part of the Private Equity Secondaries business unit, based in Denver. He is a member of the Private Equity Secondaries Investment Committee. He has been with Partners Group since 2007 and has 14 years of industry experience. Prior to joining Partners Group, Anthony worked at Pacific Private Capital and Prudential Capital Group. He holds an MBA from the Northwestern University Kellogg School of Management.

For additional information regarding these individuals’ compensation, other accounts managed by them and their holdings in the Fund, see the SAI.

Listed private equity investment committee

The personnel who currently have primary responsibility for managing the listed private equity portion of the Fund’s portfolio are:

Reto Munz

Reto Munz is Head of the Liquid Private Markets business unit, based in London. He has been with Partners Group since 2005 and has 17 years of industry experience. Prior to joining Partners Group, Reto worked at Credit Suisse Asset Management. He holds a master’s degree in finance and investment from the University of Exeter in the United Kingdom. He is also a CFA charterholder.

Markus Pimpl

Markus Pimpl is Head of the Liquid Private Markets Investment Solutions team, based in Zug, Switzerland. He has been with Partners Group since 2007 and has 18 years of industry experience. Prior to joining Partners Group, Markus worked at Reuters, Saunders & Zellweger and Sal. Oppenheim Jr. & Cie. He holds a bachelor's degree in business administration from the University of Applied Sciences in Germany.

Till Schweizer

Till Schweizer is part of the Liquid Private Markets business unit, based in London. He has been with Partners Group since 2007 and has eleven years of industry experience. Prior to joining Partners Group, Till worked at UBS and Credit Suisse. He holds a master’s degree in banking and finance from the University of St. Gallen (HSG) in Switzerland. He is also a CFA charterholder.

Investment Management Agreement

In connection with the Reorganization, the Board, including a majority of the Independent Managers of the Fund, approved the Investment Management Agreement between the Fund and the Adviser on March 30, 2016 and voted to recommend and submit the Investment Management Agreement to Members for their approval.  On August 12, 2016, a majority of the outstanding voting securities of the Fund voted to approve the Investment Management Agreement. The Investment Management Agreement became effective as of January 1, 2017, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Managers of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “Voting.” The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon 60 days’ written notice to the Fund by either the Board or the Adviser. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s annual report for the period ended March 31, 2017.

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The Investment Management Agreement provides that, in the absence of willful misfeasance or gross negligence of its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance or gross negligence of its obligations to the Fund. Such indemnification includes losses sustained by the Adviser or its affiliates as an indemnitor under any sub-servicing or other agreement entered into by the Adviser for the benefit of the Fund to the extent that such losses relate to the Fund and the indemnity giving rise to the losses is not broader than that granted by the Fund to the Adviser or its affiliates pursuant to the Investment Management Agreement. The Fund has the right to consent before the Adviser settles or consents to the settlement of a claim involving such indemnitor losses (but such consent right will not affect the Adviser’s entitlement to indemnification).

Investment Management Fee

The Fund pays an investment management fee (the “Investment Management Fee”) to the Adviser in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Adviser a monthly Investment Management Fee equal to 1.50% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. For purposes of calculating the Investment Management Fee, a commitment is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. The Investment Management Fee is paid to the Adviser out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. “Net asset value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that, for purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. The Investment Management Fee will be computed as of the last day of each month, and will be due and payable in arrears within fifteen business days after the end of the month.

During the current fiscal year, the basis for the Investment Management Fee could be larger than the Fund’s net asset value due to unfunded commitments to invest in Fund Investments. Nevertheless, the Adviser has agreed that in no event will the Investment Management Fee exceed 1.75% as a percentage of the Fund’s net asset value. Investors are advised that the actual amount of unfunded commitments will be disclosed in the Fund’s published financial statements.

A portion of the Investment Management Fee may be paid to brokers or dealers that assist in the placement of Units, including brokers or dealers that may be affiliated with the Adviser.

In addition, at the end of each calendar quarter (and at certain other times), the Adviser will be entitled to receive an amount (the “Incentive Fee”) equal to 10% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For the purposes of the Incentive Fee, the term “Net Profits” shall mean the amount by which the net asset value of the Fund on the last day of the relevant period exceeds the net asset value of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including offering and organizational expenses). The Fund will maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Members will benefit from the Loss Recovery Account in proportion to their holdings of Units.

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Placement agent and Placement Fee

Foreside Fund Services, LLC (the “Placement Agent”), whose principal business address is Three Canal Plaza, Portland, Maine 04101, acts as placement agent to the Fund on a best-efforts basis, subject to various conditions, pursuant to a placement agent agreement (the “Placement Agent Agreement”) between the Fund and the Placement Agent.

Class A Units are offered with a maximum placement fee (the “Placement Fee”) of 3.50% of the subscription amount. The Placement Fee payable by each investor with respect to Class A Units depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 3.50%, as set forth in the table below.

INVESTMENT AMOUNT	PLACEMENT FEE
Less than $250,000	3.50%
$250,000 – $499,999	2.50%
$500,000 – $999,999	2.00%
$1,000,000 or more	0.00%

The Placement Fee for Class A Units will be deducted out of the investor’s subscription amount, and will not constitute part of an investor’s capital contribution to the Fund or part of the assets of the Fund. No Placement Fee may be charged without the consent of the Placement Agent. The Placement Agent may elect to reduce, otherwise modify or waive the Placement Fee with respect to any Member on behalf of: (i) purchasers for whom the Placement Agent, the Adviser, or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees and retired employees (including spouses, children, and parents of employees and retired employees) of the Placement Agent, the Adviser, and any affiliates of the Placement Agent or the Adviser; (iii) Managers and retired Managers of the Fund (including spouses, children, and parents of Managers and retired Managers); (iv) purchasers who use proceeds from an account for which the Placement Agent, the Adviser, or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Units of the Fund; (v) clients of brokers, dealers, investment advisers, financial planners or other financial services firms with which the Fund has a special arrangement; (vi) participants in an investment advisory or agency commission program under which such participant pays a fee to an investment adviser or other firm for portfolio management or brokerage services; (vii) orders placed on behalf of other investment companies that the Placement Agent or an affiliated company distributes; and (viii) orders placed on behalf of purchasers who have previously invested in the Fund or other funds advised or distributed (as applicable) by the Adviser, the Placement Agent, and any affiliates of the Adviser or the Placement Agent in amounts that, if combined with the new order for Units of the Fund, may qualify the purchaser for a lesser Placement Fee (or a complete waiver of the Placement Fee). To receive a Placement Fee waiver in conjunction with any of the above categories, an investor must, prior to the time of purchase, inform the Fund about the investor’s eligibility for the waiver of the Placement Fee and give the Fund sufficient information to permit the Placement Agent to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this Memorandum.

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The Placement Agent is also responsible for selecting and entering into sub-placement agent agreements with brokers and dealers in connection with the offering of Units and for negotiating the terms of any such arrangements, pursuant to which the Placement Agent may pay some or all of any Placement Fee to such third parties.

Neither the Placement Agent nor any other party is obligated to purchase any Units from the Fund. There is no minimum aggregate number of Units required to be purchased.

The Adviser and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into sub-placement agent agreements with the Placement Agent) from time to time in connection with the sale of Units and/or the services provided to holders of Units. These payments will be made out of the Advisers’ and/or its affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Units over other investment options.

Pursuant to the Placement Agent Agreement, the Placement Agent is solely responsible for the costs and expenses incurred in connection with (i) its qualification as a broker-dealer under state or federal laws and (ii) the promotion of the offering of Units. The Placement Agent Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities.

Administration

The Fund has retained the Administrator, State Street Bank and Trust Company, whose principal business address is One Summer Street, Boston, MA 02116, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to the Fund: (i) maintaining a list of Members and generally performing all actions related to the issuance and repurchase of Units, if any, including delivery of trade confirmations and capital statements; (ii) providing certain administrative, clerical and bookkeeping services; (ii) providing transfer agency services, services related to the payment of distributions, and accounting services; (iv) computing the net asset value of the Fund in accordance with U.S. generally accepted accounting principles and procedures defined in consultation with the Adviser; (v) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with U.S. generally accepted accounting principles, quarterly reports of the operations of the Fund and information required for tax returns; (vi) supervising regulatory compliance matters and preparing certain regulatory filings; and (vii) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Adviser.

In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum monthly fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund, and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

The Administration Agreement provides that the Administrator’s cumulative liability to the Fund for a calendar year will be limited in relation to the fees and expenses charged by the Administrator in the relevant calendar year. In addition, the Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties unless solely caused by or resulting from the willful misconduct or gross negligence of the Administrator, its officers or employees. In addition, the Administrator will not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of the Administration Agreement or for any such damages arising out of any act or failure to act thereunder.

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The Administration Agreement also provides that the Fund shall indemnify and hold the Administrator and its directors, officers, agents, and employees harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of the Administration Agreement, any action or omission by the Administrator in the performance of its duties as administrator, or as a result of acting upon instructions reasonably believed by it to have been duly authorized by the Fund or upon reasonable reliance on information or records given or made by the Fund or the Adviser. The indemnification will not apply to actions of the Administrator, its officers, or employees in cases of their own willful misconduct or gross negligence.

Custodian

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 100 Summer Street, Boston, MA 02116.

Distribution Plan

The Fund has adopted a Distribution and Servicing Plan (the “Distribution Plan”) which allows the Fund to pay distribution fees for the sale and distribution of its Class A Units. Under the Distribution Plan, the Fund may pay as compensation up to 0.70% on an annualized basis of the Fund's net assets value attributable to Class A Units (the “Distribution Fee”) to the Fund’s Placement Agent or other qualified recipients. Payment of the Distribution Fee is governed by the Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units in compliance with Rule 12b-1 under the Investment Company Act. The Distribution Fee is paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to Class A Units. Class I Units are not subject to the Distribution Fee and do not bear any expenses associated therewith.

The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain other intermediaries and qualified recipients, including the Placement Agent, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information, and support services. The amount of such payments may differ for different intermediaries and qualified recipients. Payments made by the Adviser may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Units may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.

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Fund expenses

The Fund will pay all of its expenses, or reimburse the Adviser or its affiliates to the extent they have previously paid such expenses on behalf of the Fund. The expenses of the Fund include, but are not limited to: any fees and expenses in connection with the offering and issuance of Units; all fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate actions, travel associated with due diligence and monitoring activities, and enforcing the Fund’s rights in respect of the Fund Investments; quotation or valuation expenses; the Investment Management Fee, the Distribution Fee, the Administration Fee and the Incentive Fee; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside tax or legal counsel (including fees and expenses associated with the review of documentation of prospective investments by the Fund), including foreign counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Units; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, sub-custodian, transfer agent, registrar and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund; bank service fees; costs and expenses relating to any amendment of the LLC Agreement or other organizational documents of the Fund; expenses of preparing, amending, printing and/or distributing Memorandums, SAIs, any other sales material (and any supplements or amendments thereto), reports, notices, websites, other communications to Members and/or proxy materials; expenses of preparing, printing and filing reports and other documents with government agencies; expenses of Members’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; Member recordkeeping and account services, fees and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Adviser or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund. The Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity (including, without limitation, pursuant to the indemnification obligations described under “Summary of the LLC Agreement—Limitation of liability; indemnification”); expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of Members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

The Adviser will bear all of its own routine overhead expenses, including rent, utilities, salaries, office equipment and communications expenses. In addition, the Adviser is responsible for the payment of the compensation and expenses of those members of the Board and officers of the Fund affiliated with the Adviser, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Adviser and its affiliates may be entitled to receive topping, break-up, monitoring, directors’ organizational, set-up, advisory, investment banking, syndication and other similar transaction fees in connection with the purchase, monitoring or disposition of Fund Investments or from unconsummated transactions. Any such fees earned in respect of the Fund Investments shall be for the benefit of the Fund.

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction related expenses, extraordinary expenses, the Incentive Fee, and any acquired fund fees and expenses) do not exceed 3.00% on an annualized basis with respect to Class A Units and 2.30% on an annualized basis with respect to Class I Units (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit. The Expense Limitation Agreement may be terminated by the Adviser or the Fund upon thirty days’ written notice to the other party.

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The Portfolio Funds will bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Fund. In addition, the Portfolio Funds will pay asset-based fees to their Portfolio Fund Managers and generally may pay performance-based fees or allocations to their Portfolio Fund Managers, which effectively reduce the investment returns of the Portfolio Funds. These expenses, fees, and allocations are in addition to those incurred by the Fund directly. As an investor in the Portfolio Funds, the Fund will bear a portion of the expenses and fees of the Portfolio Funds. Such indirect fees and expenses are borne by the Fund and allocated to Class A Units and Class I Units on a pro rata basis.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Member’s account.

Voting

Each Member will have the right to cast a number of votes, based on the value of such Member’s Units, at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the total number of votes eligible to be cast by all Members. Except for the exercise of such voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

Conflicts of interest

The Fund may be subject to a number of actual and potential conflicts of interest, including, but not limited to, those set forth in further detail below.

Affiliates

The Adviser and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, instances may arise where the interests of such affiliates conflict with the interests of the Fund. The Adviser and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund, which may compete with the Fund for investment opportunities and which may, subject to applicable law, co-invest with the Fund in certain transactions. In addition, the Adviser, its affiliates and their respective clients may themselves invest in securities that would be appropriate for the Fund or the Portfolio Funds and may compete with the Portfolio Funds for investment opportunities. By acquiring Units, each Member will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Although the Adviser and its affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Adviser or its affiliates will be appropriate for the Fund or will be referred to the Fund. The Adviser and its affiliates are not obligated to refer any investment opportunity to the Fund.

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The directors, partners, trustees, managers, members, officers and employees of the Adviser and their affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Adviser or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Adviser have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

Expenses incurred with respect to the Fund Investments are generally allocated among the Fund and the Adviser’s and its affiliates’ other clients participating in such investments. With respect to each Fund Investment in which any co-investor of the Adviser or its affiliates co-invests with one or more funds (including the Fund) or separate accounts managed by the Adviser or its affiliates, investment expenses or indemnification obligations related to such investments are generally borne by such funds (including the Fund) or separate accounts and such co-investor(s) in proportion to the capital committed by each to such investment.

Broken deal expenses are generally allocated entirely to funds (including the Fund) or separate accounts discretionarily managed by the Adviser or its affiliates that would be allocated the relevant potential, but ultimately unconsummated, investment and not to any co-investor of the Adviser or its affiliates allocated to such proposed investment. Discretionarily managed funds (including the Fund) or separate accounts managed by the Adviser or its affiliates typically have priority allocation rights to investments whilst co-investors have no such rights but typically participate to enable a transaction considered beneficial for the discretionarily managed funds (including the Fund) or separate accounts managed by the Adviser or its affiliates participating therein as such funds’ and separate accounts’ collective appetite alone is typically insufficient to consummate such transactions. Accordingly, amongst such discretionarily managed funds (including the Fund) or separate accounts managed by the Adviser or its affiliates, each shall bear the entire amount of broken deal expenses incurred, in proportion to the capital they would have committed to the contemplated unconsummated investment, save for certain initial stage broken deal expenses which may be allocated to funds (including the Fund) and separate accounts managed by the Adviser or its affiliates (and not to co-investors of the Adviser and its affiliates) based on such funds’ and accounts’ investment objectives rather than a planned allocation to an investment.

Notwithstanding the above, the Adviser or its affiliates may enter into separate arrangements with clients and co-investors in connection with the payment of investment related expenses (including broken deal expenses); such arrangements shall not disadvantage any discretionarily managed funds (including the Fund) or separate accounts managed by the Adviser or its affiliates.

Allocation of the Adviser’s and its affiliates’ time

The Fund substantially relies on the Adviser to manage the day-to-day activities of the Fund and to implement the Fund’s investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to the Fund. For example, the Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Fund and/or may involve substantial time and resources of the Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the Adviser, its affiliates and each of their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the assets of other advisees of the Adviser and its affiliates. The Adviser and its employees will devote only as much of their time to the Fund’s business as the Adviser and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Adviser, its employees and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Fund and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to the Fund.

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Nevertheless, the Fund believes that the members of the Adviser’s senior management and the other key professionals have sufficient time to fully discharge their responsibilities to the Fund and to the other businesses in which they are involved. The Fund believes that its affiliates and executive officers will devote the time required to manage the business and expect that the amount of time a particular executive officer or affiliate devotes to the Fund will vary during the course of the year and depend on the Fund’s business activities at the given time.

Compensation Arrangements

The Adviser will receive substantial fees from the Fund in return for its services, and these fees could influence the advice provided by the Adviser. Among other matters, the compensation arrangements could affect the Adviser’s judgment with respect to offerings of equity by the Fund, which allow the Adviser to earn increased Investment Management Fees.

Distributions

The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. From time to time, the Fund may also pay special interim distributions in the form of cash or Units at the discretion of the Board. Unless Members elect to receive distributions in the form of cash, the Fund intends to make its ordinary distributions in the form of additional Units under the DRIP. Any distributions reinvested under the DRIP will nevertheless remain taxable to a U.S. Member. The Fund may finance its cash distributions to Members from any source available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including Fund Investments), non-capital gains proceeds from the sale of assets (including Fund Investments), dividends or other distributions paid to the Fund on account of investments by the Fund in Portfolio Funds and/or Portfolio Companies and expense reimbursements from the Adviser. The Fund has not established limits on the amount of proceeds the Fund may use from available sources to make distributions.

Each year a statement on IRS Form 1099-DIV (or successor form) identifying the character (e.g., as ordinary income, qualified dividend income or long-term capital gain) of the distributions will be mailed to Members. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from an offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for tax purposes. A return of capital generally is a return of a Member’s investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See “Certain U.S. federal income tax considerations.” There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

Effective January 1, 2017, the Fund elected to be treated and intends to qualify annually, as a RIC under the Code. To qualify for and maintain RIC tax treatment, the Fund must, among other things, distribute at least 90% of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. A RIC may satisfy the 90% distribution requirement by distributing dividends (other than capital gain dividends) during the taxable year (including dividends declared in October, November or December of a taxable year that, if paid in the following January, are treated as paid by a RIC and received by its Members in the prior taxable year). In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of the Code. If a RIC makes a “spillover dividend” the amounts will be included in IRS Form 1099-DIV for the year the “spillover dividend” is paid.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	45

The Fund can offer no assurance that it will achieve results that will permit the Fund to pay any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes the Fund to fail to maintain the asset coverage ratios stipulated by the Investment Company Act or if distributions are limited by the terms of any of the Fund’s borrowings. See “RIC related risks” and “Certain U.S. federal income tax considerations.”

The Fund has adopted an “opt out” dividend reinvestment plan for Members. As a result, if the Fund makes a distribution, then Members have their distributions reinvested in additional Units unless they specifically “opt out” of the DRIP so as to have their distributions paid in cash. See “Dividend reinvestment plan.”

Dividend reinvestment plan

The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. The Fund has adopted an “opt-out” dividend reinvestment plan (the “DRIP”) pursuant to which all Members will have the full amount of their cash distributions reinvested in additional Units unless a Member elects otherwise. Any distributions of the Fund’s Units pursuant to the DRIP are dependent on the continued registration of the Fund’s securities or the availability of an exemption from registration in the recipient’s home state. Participants in the DRIP are free to elect to participate or terminate participation in the DRIP within a reasonable time as specified below.

If you elect not to participate in the DRIP, you will receive any distributions the Fund declares in cash. For example, if the Board authorizes, and the Fund declares, a distribution, then unless you have “opted-out” of the DRIP, you will have your cash distributions reinvested in additional Units, rather than receiving the cash distributions. The Fund expects to coordinate distribution payment dates so that the same net asset value that is used for the monthly closing date immediately preceding such distribution payment date will be used to calculate the purchase net asset value for purchasers under the DRIP. Units issued pursuant to the DRIP will have the same voting rights as the Fund’s Units acquired by subscription to the Fund.

If you wish to participate in the DRIP and receive your distribution in additional Units, no action will be required on your part to do so. Investors that wish to receive their distributions in cash may do so by making a written election to not participate in the DRIP on the investor’s subscription documents or by notifying the Administrator in writing (i) via overnight mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, 1 Heritage Drive, North Quincy, MA 02171, (ii) via USPS mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, P.O. Box 5493, Boston, MA 02206 or (iii) via fax to (617) 937-3051. Such written notice must be received by the Administrator 60 days prior to the record date of the distribution or the Member will receive such distribution in Units through the DRIP. If Units are held by a broker or other financial intermediary, in some circumstances a Member may “opt out” of the DRIP by notifying its broker or other financial intermediary of such election. Please check with your broker or other financial intermediary for more details.

There are no selling commissions, dealer manager fees or other sales charges to you as a result of your participation in the DRIP. The Fund pays the Administrator’s fees under the DRIP. If you receive your ordinary cash distributions in the form of Units as part of the DRIP, you generally are subject to the same U.S. federal, state and local tax consequences as you would be had you elected to receive your distributions in cash.

Your basis for determining gain or loss upon the sale of Units received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable in cash. Any Units received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the Units are credited to your account. The Fund reserves the right to amend, suspend or terminate the DRIP. You may terminate your account under the DRIP by notifying the Administrator notifying the Administrator in writing (i) via overnight mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, 1 Heritage Drive, North Quincy, MA 02171, (ii) via USPS mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, P.O. Box 5493, Boston, MA 02206 or (iii) via fax to (617) 937-3051.

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All correspondence concerning the DRIP should be directed to the Administrator in writing (i) via overnight mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, 1 Heritage Drive, North Quincy, MA 02171, (ii) via USPS mail, Attn: Partners Group Shareholder Services, c/o State Street Corporation, P.O. Box 5493, Boston, MA 02206 or (iii) via fax to (617) 937-3051.

Outstanding securities

As of November 30, 2016, the following table shows the outstanding securities of each respective Feeder Fund prior to the Reorganization.

FEEDER FUND	OUTSTANDING SECURITIES
Partners Group Private Equity, LLC	42,634,270.3800
Partners Group Private Equity (TEI), LLC	30,882,008.1770
Partners Group Private Equity (Institutional), LLC	16,458,918.0840
Partners Group Private Equity (Institutional TEI), LLC	17,949,136.9080

Repurchases of units

No right of redemption

The Fund is not a liquid investment. No Member (or other person holding Units acquired from a Member) will have the right to require the Fund to redeem or repurchase its Units. No public market exists for Units, and none is expected to develop. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

Periodic repurchases

The Board, from time to time and in its sole discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Adviser and its affiliates, pursuant to written tenders by Members.

The Adviser anticipates recommending to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets quarterly on or about each January 1, April 1, July 1 and October 1.

Subject to the considerations described above, the aggregate value of Units to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Units. The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased. If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.

In determining whether the Fund should offer to repurchase interests therein from its members pursuant to written requests, the Board will consider the recommendation of the Adviser. The Board also may consider the following factors, among others, in determining whether to repurchase Units and the amount of Units to be repurchased:

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	47

•	whether any Members have requested to tender Units in the Fund;

•	the effect of such repurchase on the Fund's qualification as a RIC (including the consequence of any necessary asset sale);

•	the working capital and liquidity requirements of the Fund;

•	the relative sizes of the repurchase requests and the Fund;

•	the past practice of the Fund in repurchasing Units;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	the anticipated tax consequences of any proposed repurchases of Units; and

•
the Fund’s investment plans, the liquidity of its assets (including fees and costs associated with liquidating Fund Investments and the availability of information as to the value of its interests in underlying Portfolio Companies, Portfolio Funds and other investments.

As described above, in certain circumstances the Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund’s net assets. In particular, during periods of financial market stress, the Board may determine that some or all of the Fund Investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.

As an alternative, during such periods the Board may offer to repurchase Units at a discount to their prevailing net asset value that appropriately reflects market conditions, subject to applicable law (a “Discount Repurchase Offer”). The benefit of any Units repurchased at a discount will be for the account of the Fund.

Procedures for repurchase of Units

The following is a summary of the procedures expected to be employed by the Fund in connection with the repurchase of Units.

The Board will determine that the Fund will offer to repurchase Units pursuant to written tenders only on terms that the Board determines to be fair to the Fund and Members. The amount due to any Member whose Units are repurchased will be equal to the value of the Member’s account (or portion thereof being repurchased) based on the Fund’s net asset value as of the Valuation Date (as defined below), after reduction for all fees and expenses of the Fund for all periods through the Valuation Date (including, without limitation, the Investment Management Fee, any Distribution Fee, Administration Fees, any Incentive Fee and any Early Repurchase Fee (as defined below)), any required tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being repurchased (including pursuant to a Discount Repurchase Offer, if applicable). If the Board determines that the Fund will offer to repurchase Units, written notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other terms and information Members should consider in deciding whether and how to participate in such repurchase opportunity. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer; provided that, such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by the Fund upon a repurchase of Units will be made in the form of the Promissory Note (as defined below). The Fund does not generally expect to distribute securities (other than the Promissory Note) as payment for repurchased Units except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Members, or if the Fund has received distributions from Portfolio Funds in the form of securities that are transferable to Members. Securities which are distributed in-kind in connection with a repurchase of Units may be illiquid. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis. See “Calculation of net asset value; valuation.”

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In light of liquidity constraints associated with many of the Fund Investments and the fact that the Fund may have to liquidate interests in such investments to fund the repurchase of Units and due to other considerations applicable to the Fund, the Fund expects to employ the following additional repurchase procedures:

•
The value of Units being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which is approximately 65 days, but in no event earlier than 60 days, after the Expiration Date (the “Valuation Date”), and any such repurchase will be effected as of the day after the Valuation Date (the “Repurchase Date”).  As discussed above, and subject to the considerations described above, it is expected that there will be a Repurchase Date on or about each January 1, April 1, July 1 and October 1.

•
As promptly as practicable after the Expiration Date, the Fund will give to each Member whose Units have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date in the manner specified above, of the repurchased Units. Each Promissory Note will be held by the Administrator on behalf of each such Member. The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which such Valuation Date occurred.

•
The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for, among other things, the following payments. The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 95% of the estimated aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above. The Initial Payment will be made on or before the 15th business day after the Repurchase Date; provided that, if the Fund elects to liquidate Fund Investments in order to finance the repurchase of Units, the Fund is entitled to postpone the payment in respect of any Promissory Note delivered thereto until ten business days after the Fund has received at least 95% of the aggregate amount anticipated to be received through pending liquidations of Fund Investments in order to finance repurchases of Units.

•
The second and final payment in respect of the Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (i) the aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, over (ii) the Initial Payment. It is anticipated that the annual audit of the financial statements of the Fund will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•
Notwithstanding anything in the foregoing to the contrary, if a Member, after giving effect to the repurchase, would continue to hold at least 5% of the aggregate value of its Units as of the Valuation Date, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Repurchase Date. Such payment shall be in an amount equal to the excess, if any, of (i) the aggregate value of the repurchased Units, determined as of the Valuation Date in the manner specified above, based upon information known to the Fund as of the date of the Final Payment, over (ii) the Initial Payment. If, based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall decrease such Member’s account balance by the amount of any overpayment and redeem for no additional consideration a number of Units having a value equal to such amount, or increase such Member’s account balance by the amount of any underpayment and issue for no additional consideration a number of Units having an aggregate value equal to such amount, as applicable, in each case as promptly as practicable following the completion of such audits.

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The repurchase of Units is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Following the commencement of an offer to repurchase Units, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Managers, that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine its net asset value, and other unusual circumstances.

Each Member whose Units have been accepted for repurchase will continue to be a Member of the Fund until the Repurchase Date (and thereafter if the Member retains Units following such repurchase) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date. Moreover, the account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Member’s account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain daily on its books a segregated account consisting of cash, liquid securities or, to the extent applicable, interests in Portfolio Funds that the Fund (i) has requested be withdrawn or (ii) is in the process of liquidating, (or any combination of them) in an amount equal to the aggregate estimated unpaid U.S. Dollar amount of the Promissory Notes issued to Members tendering Units.

Payments for repurchased Units may require the Fund to liquidate Fund Investments earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover; provided, however, that where the Board determines to make Discount Repurchase Offers as described above, the consequences of such premature liquidation may be wholly or partially mitigated. The Fund may, but need not, maintain cash or borrow money to meet repurchase requests. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

A 2.00% early repurchase fee (the “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Units from a Member at any time prior to the day immediately preceding the one-year anniversary of the Member’s purchase of the Units. Units tendered for repurchase will be treated as having been repurchased on a “first in - first out” basis. Therefore, Units repurchased will be deemed to have been taken from the earliest capital contribution made by such Member (adjusted for subsequent net profits and net losses) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Member (adjusted for subsequent net profits and net losses) until such capital contribution is decreased to zero. An Early Repurchase Fee payable by a Member may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

For purposes of calculation of the Early Repurchase Fee, Units issued in the Reorganization and representing interests in a prior feeder fund that were outstanding for more than twelve months prior to December 31, 2016 are treated as having been outstanding for more than twelve months. Moreover, Units issued in the Reorganization and representing interests in a prior feeder fund outstanding for less than twelve months prior to December 31, 2016 are treated as having been outstanding for less than twelve months for purposes of calculation of the Early Repurchase Fee. For all Units received in connection with the Reorganization, the prior holding period is tacked.

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Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Units. However, the Fund is permitted to allocate to the Members whose Units are repurchased, costs and charges imposed by Portfolio Funds or otherwise incurred in connection with Fund Investments, if the Adviser determines to liquidate such interests as a result of repurchase tenders by Members and such charges are imposed on the Fund. Additionally, as described above, the Board may offer to repurchase at a discount to net asset value under certain circumstances.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum account balance of $25,000 with respect to Class A Units and $100,000 with respect to Class I Units. Such minimum account balance requirement may be waived by the Fund, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Member so that the required account balance is maintained.

In the event that the Adviser or any of its affiliates holds Units in its capacity as a Member, such Units may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Members.

Minimum Repurchase Threshold

The Fund has agreed to provide Members with a minimum repurchase threshold (the “Minimum Repurchase Threshold”) which shall be tested on a quarterly basis and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:

(1)	the Fund offers one quarterly repurchase of its Units in which all Units that were tendered by Members are repurchased by the Fund; or

(2)	an amount of Units equal to at least 10% of the Fund’s average number of outstanding Units not subject to an early repurchase fee over the period has been repurchased by the Fund.

The Minimum Repurchase Threshold does not guarantee that the Fund will offer to repurchase Units in any given quarter. When the Fund does make an offer to repurchase Units, a Member may not be able to liquidate all of their Units either in response to that repurchase offer, or over the course of several repurchase offers.

If neither condition of the Minimum Repurchase Threshold has been satisfied over the most recent four fiscal quarters, or a repurchase offer period ends with more than 50% of the Fund’s outstanding Units having been tendered in response to that repurchase offer, the Board will call a special meeting of Members at which Members will be asked to vote on whether to liquidate the Fund. The Fund will be liquidated and dissolved if Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members vote in favor of such liquidation. If Members do not vote to liquidate the Fund, testing of the Minimum Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter end following such vote. If Members do vote to liquidate the Fund, the Adviser will seek to liquidate the Fund’s assets over a five year period, after which the Adviser will waive all Investment Management Fees otherwise payable by the Fund.

Mandatory redemption by the Fund

In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board determines or has reason to believe, in its sole discretion, that: (i) that Member or person’s Units have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member; (ii) ownership of the Units by such Member or other person will cause the Fund to be in violation of, or subject the Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Units by such Member may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Member.

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Transfers of Units

No person shall become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Units held by Members may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other limited circumstances, with the consent of the Board.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “Eligible Investors.” Notice of a proposed transfer of Units must also be accompanied by properly completed subscription documents in respect of the proposed transferee. In connection with any request to transfer Units, the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Units by a Member (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Units, the balance of the account of each of the transferee and transferor is less than $25,000 in the case of Class A Units or $100,000 in the case of Class I Units. Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Units by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member, will be entitled to the distributions allocable to the Units so acquired, to transfer the Units in accordance with the terms of the LLC Agreement and to tender the Units for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers Units with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.

By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Adviser and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the LLC Agreement or any misrepresentation made by that Member in connection with any such transfer.

Calculation of net asset value; valuation

The Fund will calculate its net asset value as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”).  In determining its net asset value, the Fund will value its investments as of the relevant Determination Date.  The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.

The Adviser will oversee the valuation of the Fund’s investments on behalf of the Fund.  The Board has approved valuation procedures for the Fund (the “Valuation Procedures”).  The valuation of the Fund's investments is performed in accordance with Financial Accounting Standards Board's Accounting Standards Codification 820 – Fair Value Measurements and Disclosures. The Valuation Procedures provide that the Fund will value its investments in Portfolio Companies and Portfolio Funds at fair value.  Assets and liabilities initially expressed in foreign currencies will be converted into U.S. Dollars using foreign exchange rates provided by a recognized pricing service.

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The Adviser and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Investment Management Fee, are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Fund’s net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net asset value and the Fund if the judgments of the Board or the Adviser regarding appropriate valuations should prove incorrect.

Portfolio Companies

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price adjusted for potential restrictions on the transfer or sale of such securities.

Debt instruments for which market quotations are readily available are typically valued based on such market quotations. In validating market quotations, the Adviser considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value. The Adviser makes use of reputable financial information providers in order to obtain the relevant quotations.

For debt and equity securities which are not publicly traded or for which market prices are not readily available (unquoted investments), the fair value is determined in good faith. In determining the fair values of these investments, the Adviser will typically apply widely recognized market and income valuation methodologies including, but not limited to, earnings and multiple analysis, discounted cash flow method and third party valuations. In order to determine a fair value, these methods are applied to the latest information provided by the underlying Portfolio Company or other business counterparties (e.g., debt agents) such as last twelve months or forecast / budgeted EBITDA, sales, net income figures or forecast cash flows.

Portfolio Funds

Portfolio Funds are generally valued based on the latest net asset value reported by the Portfolio Fund Manager. Any cash flows since the reference date of the last net asset value for a Portfolio Fund received by the Fund from a Portfolio Fund Manager until the Determination Date are recognized by (i) adding the nominal amount of the investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the Portfolio Fund Manager.

In addition to tracking the net asset value plus related cash flows of such Portfolio Funds, the Adviser also intends to track valuation relevant information relating to the assets held by each Portfolio Fund which is reasonably available at the time the Fund values its investments. The Adviser will consider such information and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager does not represent the fair value of a particular asset held by a Portfolio Fund. If the Adviser concludes in good faith that the latest net asset value reported by a Portfolio Fund Manager does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value) the Adviser will make a corresponding adjustment to reflect the current fair value of such asset within such Portfolio Fund. In determining the fair value of assets held Portfolio Funds, the Adviser applies valuation methodologies as outlined above in “Calculation of Net Asset Value; Valuation—Portfolio Companies.”

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Notwithstanding the above, Portfolio Fund Managers may adopt a variety of valuation bases and provide differing levels of information concerning Portfolio Funds and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. Neither the Board nor the Adviser will be able to confirm independently the accuracy of valuations provided by the Portfolio Fund Managers (which are generally unaudited).

Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

Certain tax considerations

The following is a general summary of certain material U.S. federal income tax consequences applicable to the Fund and to an investment in Units by Member. This summary does not discuss all of the tax consequences that may be relevant to a particular investor, including an investor who holds Units as part of a hedging, straddle, conversion, constructive sale or other integrated transaction, or to certain investors (e.g., investors subject to the alternative minimum tax, tax-exempt organizations, dealers in securities, pension plans and trusts, financial institutions, certain foreign investors and insurance companies) subject to special treatment under U.S. federal income tax laws. In addition, this summary does not specifically address the special tax consequences that may be applicable to persons who hold interests in partnerships, grantor trusts and other pass-through entities that hold Units. This summary assumes that investors hold Units as capital assets (generally, property held for investment).

THIS SUMMARY IS NECESSARILY GENERAL, AND EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSAL OF UNITS.

This summary is based on the Code as in effect on the date of this Memorandum, the Treasury Regulations, rulings of the U.S. Internal Revenue Service (the “IRS”), and court decisions in existence on the date hereof, all of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the IRS or any other federal, state or local agency with respect to any of the tax issues affecting the Fund. This summary does not discuss any aspects of the U.S. federal estate or gift tax or any state or local or non-U.S. tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invested in tax-exempt securities or certain other investment assets.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner in the partnership with respect to the Units generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships considering an acquisition of Units should consult their tax advisers with respect to the partnership’s purchase, ownership and disposition of Units.

Election of the Fund to be taxed as a RIC

Effective January 1, 2017, the Fund elected to be treated as a RIC under Subchapter M of the Code. Prior to the Reorganization on December 31, 2016, the Fund operated as a partnership for U.S. federal income tax purposes. As a RIC, the Fund generally will not have to pay corporate-level U.S. federal income taxes on any net taxable income that it distributes to its Members from the Fund’s tax earnings and profits. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below).

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In addition, as a RIC, the Fund must distribute to its Members, for each taxable year, at least 90% of its “investment company taxable income,” which is generally its net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”). A RIC can elect to treat as paid, during the taxable year, certain dividends actually paid by the RIC in the subsequent taxable year. This election affects only the tax treatment of the RIC, as Members generally are taxed on dividends in the year of actual distribution of such dividends. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Members of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been paid by the RIC and received by Members on December 31 of the year in which the dividend was declared.

Taxation as a RIC

As a RIC, in any fiscal year with respect to which the Fund distributes at least 90% of the sum of the Fund’s: (i) “investment company taxable income,” which includes, among other items, dividends, interest, the excess of any net realized short-term capital gains over net realized long-term capital losses, and other taxable income (other than any net capital gain), reduced by deductible expenses, determined without regard to the deduction for dividends and distributions paid and (ii) net tax exempt interest income (which is the excess of the Fund’s gross tax exempt interest income over certain disallowed deductions), the Fund (but not the Fund’s Members) generally will not be subject to U.S. federal income tax on investment company taxable income and net capital gains that the Fund distributes to its Members. The Fund intends to distribute, in its Units and/or cash, annually, all or substantially all of such income. To the extent that the Fund retains its net capital gains for investment or any investment company taxable income, the Fund will be subject to U.S. federal income tax. The Fund may choose to retain its net capital gains for investment or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax (described below).

The Fund may retain some or all of its realized net long-term capital gains in excess of realized net short-term capital losses and designate the retained net capital gains as a “deemed distribution.” In that case, among other consequences, the Fund will pay tax on the retained amount each Member will be required to include its share of the deemed distribution in income as if it had been actually distributed to the Member, and the Members will be entitled to claim a credit equal to its allocable share of the tax paid thereon by the Fund for U.S. federal income tax purposes. The amount of the deemed distribution net of such tax will be added to the Member’s cost basis for its Units. Since the Fund expects to pay tax on any retained net capital gains at the Fund’s regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual Members will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Member’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a Member’s liability for U.S. federal income tax. A Member that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For U.S. federal income tax purposes, the tax basis of Units owned by a Member will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Member’s gross income over the tax deemed paid by the Member as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Members prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.” The Fund may also make actual distributions to its Members of some or all of realized net long-term capital gains in excess of realized net short-term capital losses.

The Fund will be subject to a 4% nondeductible U.S. federal excise tax (the “Excise Tax”) on certain undistributed income unless the Fund distributes in a timely manner an amount at least equal to the sum of (i) 98% of the Fund’s net ordinary income for each calendar year, (ii) 98.2% of the Fund’s capital gain net income for the one-year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years and on which the Fund paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While the Fund intends to distribute any income and capital gains in the manner necessary to minimize imposition of the Excise Tax, sufficient amounts of the Fund’s taxable income and capital gains may not be distributed to avoid entirely the imposition of the Excise Tax. In that event, the Fund will be liable for the Excise Tax only on the amount by which the Fund does not meet the Excise Tax Avoidance Requirement.

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In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:

•
derive in each taxable year at least 90% of the Fund’s gross income from dividends, interest, payments with respect to certain securities, loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the Fund’s business of investing in such stock or securities (the “Source of Income Test”; and

•	diversify the Fund’s holdings so that at the end of each quarter of the taxable year:

o
at least 50% of the value of the Fund’s assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer; and

o
no more than 25% of the value of the Fund’s assets are invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships,” (the “Diversification Tests”).

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. The Fund may also be required to include in income other amounts that the Fund has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. The Fund anticipates that a portion of its income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

Because any original issue discount or other amounts accrued will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to its Members in order to satisfy the Annual Distribution Requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to qualify for and maintain RIC tax treatment under the Code. The Fund may need to sell some of the Fund Investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

In the event the Fund owns equity interests in operating businesses conducted in “pass-through” form (i.e., as a partnership for U.S. federal income tax purposes), income from such equity interests may not qualify for purposes of the Source of Income Test and, as a result, the Fund may be required to hold such interests through a subsidiary corporation. In such a case, any income from such equity interests should not adversely affect the Fund’s ability to meet the Source of Income Test, although such income generally would be subject to U.S. federal income tax, which the Fund would indirectly bear through its ownership of such subsidiary corporation.

Although the Fund does not presently expect to do so, the Fund is authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the Investment Company Act, the Fund is not permitted to make distributions to its Members while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, the Fund’s ability to dispose of assets to meet the Fund’s distribution requirements may be limited by (i) the illiquid nature of the Fund’s portfolio and/or (ii) other requirements relating to the Fund’s qualification as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

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Fund Investments

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may: (i) disallow, suspend, or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. The Fund will monitor its transactions and may decide to make certain tax elections, may be required to borrow money, or may be required to dispose of securities to mitigate the effect of these rules and prevent disqualification of the Fund as a RIC.

Investments the Fund makes in securities issued at a discount or providing for deferred interest or paid-in-kind interest are subject to special tax rules that will affect the amount, timing, and character of distributions to the Fund’s Members. For example, with respect to securities issued at a discount, the Fund will generally be required to accrue daily, as income, a portion of the discount and to distribute such income each year to maintain the Fund’s qualification as a RIC and to avoid U.S. federal income and the Excise Tax. Since in certain circumstances the Fund may recognize income before or without receiving cash representing such income, the Fund may have difficulty making distributions in the amounts necessary to satisfy the Annual Distribution Requirement and for avoiding U.S. federal income and the Excise Tax. Accordingly, the Fund may have to sell some of its investments at times the Fund would not consider advantageous, raise additional debt or equity capital, or reduce new investment originations to meet these distribution requirements. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

In the event the Fund invests in foreign securities, the Fund may be subject to withholding and other foreign taxes with respect to those securities. The Fund does not expect to satisfy the requirement to pass through to the Fund’s Members their share of the foreign taxes paid by the Fund.

The Fund may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes). Thus, it is possible that one or more such entities in which the Fund invests could be treated under the Code and Treasury Regulations as a “passive foreign investment company” or a “controlled foreign corporation.” The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require the Fund to recognize income where the Fund does not receive a corresponding payment in cash and make distributions with respect to such income in order to maintain the Fund’s qualification as a RIC. Under such circumstances, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. Under certain circumstances an investment in a passive investment company could result in a tax to the Fund and/or an increase in the amount of taxable distributions by the Fund.

Failure to qualify as a RIC

If the Fund failed to satisfy the annual Source of Income Test or the Diversification Tests for any quarter of a taxable year, the Fund might nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code applied (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund failed to qualify for treatment as a RIC and such relief provisions did not apply, the Fund would be subject to U.S. federal income tax on all of its net taxable income at regular corporate U.S. federal income tax rates (and the Fund also would be subject to any applicable state and local taxes), regardless of whether the Fund made any distributions to Members. The Fund would not be able to deduct distributions to its Members, nor would the Fund be required to make distributions to its Members for U.S. federal income tax purposes. Any distributions the Fund made generally would be taxable to its U.S. Members as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum U.S. federal income tax rate applicable to individuals and other non-corporate U.S. Members, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Members that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Member’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.

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Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that re-qualify as a RIC no later than the second year following the non-qualifying year, the Fund could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by it during the period in which it failed to qualify as a RIC that are recognized during the 10-year period after its requalification as a RIC, unless it made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of its requalification as a RIC. The Fund may decide to be taxed as a regular corporation (thereby becoming subject to U.S. federal income and other taxes as set forth above) even if it would otherwise qualify as a RIC if it determines that treatment as a corporation for a particular year would be in its best interests.

Taxation of U.S. Members

A “U.S. Member” generally is a beneficial owner of Units which is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;

•
a trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions by the Fund generally are taxable to U.S. Members as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Members to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Units. To the extent such distributions paid by the Fund to non-corporate U.S. Members (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such “qualifying dividends” may be eligible for a reduced rate of U.S. federal income tax. In this regard, it is anticipated that distributions paid by the Fund will generally not be attributable to dividends and, therefore, generally will not qualify for the reduced rate applicable to “qualifying dividends.” Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by the Fund as “capital gain dividends” will be taxable to a U.S. Member as long-term capital gains that are currently taxable at a maximum U.S. federal income tax rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. Member’s holding period for its Units and regardless of whether paid in cash or reinvested in additional Units. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Member’s adjusted tax basis in such Member’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Member.

In the event that the Fund retains any net capital gains, the Fund may designate the retained amounts as undistributed capital gains in a notice to the Fund’s Members. If a designation is made, Members would include in income, as long-term capital gains, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate U.S. federal income tax paid by the Fund. In addition, the tax basis of Units owned by a U.S. Member would be increased by an amount equal to the difference between (i) the amount included in the U.S. Member’s income as long-term capital gains and (ii) the U.S. Member’s proportionate share of the corporate U.S. federal income tax paid by the Fund.

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For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of distributions paid for that year, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, the U.S. Member will still be treated as receiving the distribution in the taxable year in which the distribution is made. However, any distribution declared by the Fund in October, November or December of any calendar year, payable to Members of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been paid by the Fund and received by the Fund’s U.S. Members on December 31 of the year in which the distribution was declared.

A U.S. Member participating in the DRIP will be taxed on the amount of such distribution in the same manner as if such Member had received such distribution in cash. Any stock received in a purchase under the DRIP will have a holding period for tax purposes commencing on the day following the day on which Units are credited to a U.S. Member’s account.

A U.S. Member generally will recognize taxable gain or loss if the U.S. Member sells or otherwise disposes of its Units. The amount of gain or loss will be measured by the difference between such U.S. Member’s adjusted tax basis in the Units sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Member has held his, her or its Units for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Units held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Units. In addition, all or a portion of any loss recognized upon a disposition of Units may be disallowed if other Units are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, individual U.S. Members currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Units. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. Members currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate U.S. Members with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Member in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Members generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

The Code requires the Fund to report U.S. Members’ cost basis, gain/loss, and holding period to the IRS on IRS Form 1099s when “covered” securities are sold. For purposes of these reporting requirements, all of the Fund’s Units acquired by non-tax exempt Members, including those acquired through DRIP, will be considered “covered” securities. The Fund intends to choose FIFO (“first-in, first-out”) as the Fund’s default tax lot identification method for all Members. A tax lot identification method is the way the Fund will determine which specific Units are deemed to be sold when there are multiple purchases on different dates at differing transaction prices, and the entire position is not sold at one time. The Fund’s default tax lot identification method is the method “covered” securities will be reported on your IRS Form 1099 if you do not select a specific tax lot identification method. You may choose a method different than the Fund’s standing method and will be able to do so from the time you are admitted as a Member up through and until the sale of the “covered” securities. For those securities defined as “covered” under current IRS cost basis tax reporting regulations, the Fund is responsible for maintaining accurate cost basis and tax lot information for tax reporting purposes. The Fund is not responsible for the reliability or accuracy of the information for those securities that are not “covered.” You are encouraged to refer to the appropriate Treasury Regulations or consult your tax adviser with regard to your personal circumstances and any decisions you may make with respect to choosing a tax lot identification method.

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The Fund will send to each of its U.S. Members, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. Member’s taxable income for such year as ordinary income, qualified dividend income and long-term capital gain. In addition, the U.S. federal income tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for preferential rates). Distributions paid by the Fund generally will not be eligible for the dividends received deduction or the preferential tax rate applicable to “qualifying dividends” because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Member’s particular situation.

The Fund may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 28%, from all distributions to any non-corporate U.S. Member (i) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such Member is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Fund that such Member has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Member’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

A U.S. Member that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Member’s “net investment income” for a taxable year and (ii) the excess of the U.S. Member’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to the Units, and net gain attributable to the disposition Units (in each case, unless such Units are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Under applicable Treasury Regulations, if a U.S. Member recognizes a loss with respect to its Units of $2,000,000 or more for a non-corporate U.S. Member or $10,000,000 or more for a corporate U.S. Member in any single taxable year (or a greater loss over a combination of years), the U.S. Member must file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. Members of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Members of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Members of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Members should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

U.S. Members should consult their tax advisers with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Units, including applicable tax reporting obligations.

Taxation of tax-exempt Members

Under current law, the Fund serves to “block” (that is, prevent the attribution to Members of) unrelated business taxable income (“UBTI”) from being realized by its tax-exempt Members (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Member could realize UBTI by virtue of its investment in Units if such tax-exempt Member borrows to acquire its Units. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.

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Taxation of Non-U.S. Members

A “Non-U.S. Member” generally is a beneficial owner of Units that is not a U.S. Member or an entity treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts or estates and foreign corporations. Whether an investment in Units is appropriate for a Non-U.S. Member will depend upon that person’s particular circumstances. An investment in Units may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Non-U.S. Members should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Units.

Distributions of “investment company taxable income” to Non-U.S. Members (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Member. If the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Member, and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States, the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. Members, and the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Member complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Member that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.

Properly designated dividends received by a Non-U.S. Member are generally exempt from U.S. federal withholding tax when they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) are paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for this exemption from withholding, a Non-U.S. Member must comply with applicable certification requirements relating to its Non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or an acceptable substitute or successor form). In the case of Units held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Members should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Member, and gains realized by a Non-U.S. Member upon the sale or redemption of Units, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Member (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Member in the United States,) or, in the case of an individual, the Non-U.S. Member was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Member will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Member’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Member must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Member would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Members, distributions (both cash and in Units), and gains realized upon the sale or redemption of Units that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

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A Non-U.S. Member who is a non-resident alien individual may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. Member provides the Fund or the Administrator with an IRS Form W-8BEN or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Member or otherwise establishes an exemption from backup withholding.

Under legislation enacted in March 2010, a 30% withholding tax would be imposed on certain payments that are made after June 30, 2014 to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of such non-U.S. persons’ direct and indirect U.S. shareholders and/or U.S. accountholders. Such payments would include U.S.-source dividends (which include dividends on Units) and the gross proceeds from the sale or other disposition of Units that can produce U.S.-source dividends. However, the IRS has issued proposed regulations providing that such withholding will not apply to payments of gross proceeds from the sale or other disposition of Units made before January 1, 2017.

* * * * *

THE TAX AND OTHER MATTERS DESCRIBED IN THIS MEMORANDUM DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS. EACH INVESTOR SHOULD CONSULT ITS TAX ADVISER AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF UNITS, INCLUDING APPLICABLE TAX REPORTING OBLIGATIONS.

ERISA considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements on employee benefit plans to which ERISA applies, and on those persons who are fiduciaries with respect to such plans. The Code imposes certain requirements on certain other plans (such as individual retirement accounts and Keogh plans (and their fiduciaries)) that, although not subject to ERISA, are subject to certain similar rules of the Code. (such employee benefit plans subject to ERISA and such other plans, collectively, “Plans.”) In accordance with ERISA’s general fiduciary standards, before investing in the Fund, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Moreover, ERISA and the Code require that certain reporting and disclosure be made with respect to Plan assets, that Plan assets generally be held in trust, and that the indicia of ownership of Plan assets be maintained within the jurisdiction of district courts of the United States. Thus, a Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs.

Unless statutory or administrative exemptions are available, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons who have certain specified relationships to a Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code) and impose additional prohibitions on parties in interest and disqualified persons who are Plan fiduciaries. These prohibitions also apply with respect to any entity whose assets consist of Plan assets by reason of Plans’ investment in the entity. Certain prospective Plan investors may currently maintain relationships with the Adviser and/or entities that are affiliated with the Fund, and, as a result, one or more of such entities may be deemed to be a “party in interest” or “disqualified person” with respect to (including a fiduciary of) any such prospective Plan investor.

Because the Fund is registered as an investment company under the Investment Company Act, the assets of the Fund will not be deemed to constitute Plan assets.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

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THE FUND’S SALE OF UNITS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE UNITS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

Eligible investors

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. The criteria for qualifying as a “qualified client” and “accredited investor” are set forth in the subscription documents that must be completed by each prospective investor.

In addition, Units are generally being offered only to investors that are either (i) U.S. persons for U.S. federal income tax purposes or (ii) non-U.S. persons that meet eligibility standards as defined by the Fund pursuant to applicable law in the relevant jurisdictions. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor. Existing Members who request to purchase additional Units will be required to qualify as “Eligible Investors” and to complete an additional investor certification prior to any additional purchase.

Prospective investors that are non-U.S. persons for U.S. federal income tax purposes must request a copy of supplemental offering materials without charge by writing to Partners Group (USA) Inc., 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or by calling the Fund at 1-877-748-7209. See “Certain U.S. federal income tax considerations—Taxation of Non-U.S. Members.”

Purchasing Units

Purchase terms

The minimum initial investment in the Fund by any investor is $50,000 with respect to Class A Units and $1,000,000 with respect to Class I Units and the minimum additional investment in the Fund by any Member is $10,000 with respect to Class A Units and $100,000 with respect to Class I Units. However, the Fund, in its sole discretion, may accept investments below these minimums. In respect of Class I Units, investors subscribing through a given broker/dealer or registered investment adviser may have interests aggregated to meet these minimums, so long as denomination are not less than $50,000 and incremental contributions to those interest are not less than $10,000. The purchase price for Units is based on the net asset value as of the date such Units are purchased.

Units will generally be offered for purchase as of the first day of each calendar month, except that Units may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Units at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Units will be payable in cash. Each initial or subsequent purchase of Units will be payable in one installment which will generally be due four business days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month (the “Acceptance Date”), where funds are remitted by wire transfer. A prospective investor must also submit completed subscription documents at least five business days before the Acceptance Date. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Units in the Fund at any time. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Member until cleared funds have been received. In the event that cleared funds and/or a properly completed investor certification are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and investor certification for processing in the next offering.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	63

Pending any offering, funds received from prospective investors will be placed in an account with State Street Bank and Trust Company, the Fund’s transfer agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned with respect to such account will be paid to the Fund and allocated pro-rata among Members.

Additional information

Applicability of Investment Company Act limitations

The Fund Investments are not subject to the Fund’s investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Code.

Futures transactions

The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act of 1974, as amended (the “CEA”), and, therefore, is not subject to registration or regulation as a commodity pool operator under the CEA. In February 2012, the Commodity Futures Trading Commission (the “CFTC”) adopted certain regulatory changes that will subject the adviser of an investment company to registration as a Commodity Pool Operator (“CPO”) if the investment company is unable to comply with certain trading and marketing limitations.

With respect to investments in swap transactions, commodity futures, commodity options or certain other derivatives used for purposes other than bona fide hedging purposes, an investment company must meet one of the following tests under the amended regulations in order to claim an exemption from being considered a “commodity pool” or a CPO. First, the aggregate initial margin and premiums required to establish an investment company’s position in such investments may not exceed 5% of the liquidation value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such investments). Alternatively, the aggregate net notional value of those positions, as determined at the time the most recent position was established, may not exceed 100% of the net asset value of the investment company’s portfolio (after accounting for unrealized profits and unrealized losses on any such positions). In addition to meeting one of the foregoing trading limitations, the investment company may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps and derivatives markets. In the event that the Adviser was required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable CFTC regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop. A related CFTC proposal to harmonize applicable CFTC and SEC regulations could, if adopted, mitigate certain disclosure and operational burdens if CPO registration were required.

On December 11, 2015, the SEC proposed a regulation that, if adopted, would change the regulation of the use of derivatives and financial commitment transactions by registered investment companies. The nature of any final regulations is uncertain at this time, but, if adopted, the Fund may be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	64

Subsidiaries

The Fund may make investments through wholly-owned subsidiaries (“Subsidiaries”). Such Subsidiaries will not be registered under the Investment Company Act. However, the Fund will wholly own and control any Subsidiaries. The Board has oversight responsibility for the investment activities of the r Fund, including its investment in any Subsidiary, and the Fund’s role as sole member or shareholder of any Subsidiary.  To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies.

Summary of the LLC Agreement

An investor in the Fund will be a Member of the Fund and his, her or its rights in the Fund will be established and governed by the LLC Agreement that is included as Appendix A to this Memorandum. A prospective investor and his, her or its advisors should carefully review the LLC Agreement as each Member will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the LLC Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement.

Members; additional classes of Units

Persons who purchase Units will be Members of the Fund. The Adviser may also invest in the Fund as a Member.

The Fund currently offers two separate classes of Units designated as Class A Units and Class I Units. While the Fund presently intends to offer two classes of Units, it may offer other classes of Units as well in the future. Each class of Units will have differing characteristics, particularly in terms of the sales charges that Members in that class may bear, and the distribution and service fees that each class may be charged.

Liability of Members

Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Member, or the Board may reduce any amount payable by the Fund to a Member in respect of a repurchase of Units, in accordance with the LLC Agreement in certain circumstances. See “Repurchases of Units—Periodic repurchases.”

Limitation of liability; indemnification

The LLC Agreement provides that the members and former members of the Board and officers and former officers of the Fund shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance or gross negligence of the duties involved in the conduct of their office or as otherwise required by applicable law. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Member for contributions by the Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

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Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Managers, if required by the Investment Company Act) and without the approval of the Members unless the approval of Members is required under the Investment Company Act. However, certain amendments to the LLC Agreement may not be made without the written consent of each Member materially adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

Term; dissolution; liquidation

The Fund shall be dissolved:

(1)
upon the affirmative vote to dissolve the Fund by either (i) a majority of the members of the Board or (ii) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or

(2)	as required by operation of law.

Upon the occurrence of any event of dissolution, one or more members of the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint one or more members of the Board or the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.

Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board or the liquidator, as applicable, deems appropriate in its sole discretion, the Fund’s assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Members; and (iii) finally to the Members (including the Adviser) proportionately in accordance with the balances in their respective accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Members, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Members.

Reports to Members

The Fund will furnish to Members as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act.

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Fiscal year

The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on October 31.

Independent registered public accounting firm; legal counsel

The Board has selected PricewaterhouseCoopers LLP, of 2001 Ross Avenue, Suite 1800, Dallas, TX 75201, as the independent registered public accountants of the Fund.

Drinker Biddle & Reath LLP, of One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Managers.

Inquiries

Inquiries concerning the Fund and the Units (including procedures for purchasing and repurchasing Units) should be directed to Partners Group (USA) Inc. at 1-877-748-7209.

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Table of contents of the SAI

Investment policies and practices	1
Fundamental policies	1
Additional information on investment techniques of the Fund and the Portfolio Funds and related risks	2
Board of Managers and officers	9
Code of ethics	14
Investment management and other services	15
Brokerage	18
Independent registered public accounting firm; legal counsel	19
Custodian	19
Proxy voting policies and procedures	19
Control persons and principal unitholders	20
Financial statements	21

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Appendix A – LLC Agreement

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Partners Group Private Equity (Master Fund), LLC (the “Fund”) is dated and effective as of December 31, 2016 by and among the Fund, Partners Group (USA) Inc., each current Member of the Fund, and each person hereinafter admitted to the Fund and reflected on the books of the Fund as a Member (collectively, the “Parties”).

WHEREAS, the Fund was formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of, and filed with the Secretary of State of the State of Delaware on August 4, 2008;

WHEREAS, the Fund’s original limited liability company agreement was dated as of February 27, 2009 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety on September 5, 2014 (the “First Amended and Restated Agreement”); and

WHEREAS, the Parties desire to amend and restate the First Amended and Restated Agreement in its entirety.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

The following definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement:

Section 1.1          “Account” means with respect to each Member, the account established and maintained on behalf of such Member pursuant to Section 5.3 hereof.

Section 1.2           “Accounting Period” means the period beginning upon the commencement of operations of the Fund and, thereafter, each period beginning on the day after the last day of the preceding Accounting Period and ending on the first to occur of the following: (i) the last day of each calendar month; (ii) the last day of each taxable year of the Fund; (iii) the day preceding the effective date on which a contribution of capital is made to the Fund; (iv) the Valuation Date with respect to any repurchase of an Interest or portion thereof by the Fund, or the day preceding the effective date of any redemption of any Interest or portion thereof of any Member or the complete withdrawal by a Member; (v) the day preceding the day on which a substituted Member is admitted to the Fund; or (vi) the effective date on which any amount is credited to or debited from the Account of any Member other than an amount to be credited to or debited from the Accounts of all Members in accordance with their respective Investment Percentages. The Fund’s final Accounting Period shall end on the effective date of the dissolution of the Fund.

Section 1.3          “Administration Agreement” means the administration agreement entered into between the Administrator and the Fund under which the Administrator will provide certain administrative services to the Fund in exchange for certain fees, as amended or restated from time to time.

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Section 1.4          “Administration Fee” means the fee paid to the Administrator for its services out of the Fund’s assets.

Section 1.5         “Administrator” means State Street Bank and Trust Company, or any person who may hereafter, directly or indirectly, succeed or replace State Street Bank and Trust Company as the administrator of the Fund.

Section 1.6          “Adviser” means Partners Group (USA) Inc., or any person who may hereafter directly or indirectly, succeed or replace Partners Group (USA) Inc. as investment adviser of the Fund.

Section 1.7          “Advisers Act” means the Investment Advisers Act of 1940, as amended and the rules, regulations and orders thereunder from time to time, or any successor law.

Section 1.8          “Affiliate” means “affiliated person” as such term is defined in the Investment Company Act.

Section 1.9          “Agreement” means this Limited Liability Company Agreement, as amended or restated from time to time.

Section 1.10        “Board of Managers” means the Board of Managers established pursuant to Section 2.6 hereof.

Section 1.11        “Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

Section 1.12        “Certificate” means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Section 1.13        “Class” means any division of Interests, which Class is or has been established in accordance with the provisions of Section 3.1(d) hereof.

Section 1.14        “Code” means the United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Section 1.15        “Confidential Information” shall have the meaning set forth in Section 8.10.

Section 1.16        “Delaware Act” means the Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Section 1.17        “Discount Repurchase Offer” shall have the meaning set forth in Section 4.4(d).

Section 1.18        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.19        “Expiration Date” means a date set by the Board of Managers occurring no sooner than 20 business days after the commencement date of a repurchase offer, provided that such Expiration Date may be extended by the Board of Managers in its sole discretion.

Section 1.20        “Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund’s rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations described under Section 3.7 of this Agreement); expenses of a reorganization, restructuring or merger of the Fund; expenses of holding, or soliciting proxies for, a meeting of Members (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian, transfer agent or escrow agent.

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Section 1.21        “FATCA” means the United State Foreign Account Tax Compliance Act of 2010 or similar law;

Section 1.22        “Final Payment” shall have the meaning set forth in Section 4.4.

Section 1.23        “Fiscal Year” means the period beginning on the commencement of operations of the Fund and ending on the first March 31 following such date, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Managers shall designate another fiscal year for the Fund.

Section 1.24        “Form N 2” means the Fund’s Registration Statement on Form N 2 filed with the Securities and Exchange Commission, as amended from time to time.

Section 1.25        “Fund” means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Section 1.26       “Incentive Fee” means the Incentive Fee or Fees contemplated by the Investment Management Agreement, such Incentive Fee or Fees to be more fully described in the Investment Management Agreement. The Incentive Fee supersedes and replaces in full the "Incentive Allocation" contemplated under the Original Agreement.

Section 1.27        “Independent Managers” means those Managers who are not “interested persons” of the Fund as such term is defined in the Investment Company Act.

Section 1.28        “Initial Closing Date” means the first date on or as of which a Member other than Partners Group is admitted to the Fund.

Section 1.29        “Initial Payment” shall have the meaning set forth in Section 4.4.

Section 1.30        “Interest” means the equal proportionate units into which the limited liability company ownership interests of all Members, including Partners Group, or other person to whom an Interest or portion thereof has been transferred pursuant to Section 4.3 hereof, are divided from time to time or, if more than one Class is authorized in accordance with Section 3.1(d) hereof, the equal proportionate units into which each Class shall be divided from time to time, each of which represents an ownership interest in the Fund that is equal in all respects to all other Interests of the same Class.

Section 1.31        “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.32        “Investment Management Agreement” means the investment management agreement entered into between the Fund and the investment adviser of the Fund, as amended or restated from time to time.

Section 1.33        “Investment Percentage” means for each Member, as of any date of determination, (i) in the case of such Member’s ownership interest in the Fund, a percentage determined by dividing the number of Interests owned by such Member as of such date by the total number of outstanding Interests owned by all Members as of such date, and (ii) if more than one Class is outstanding, in the case of such Member’s ownership interest in such Class, a percentage determined by dividing the number of Interests owned by such Member as of such date by the total number of outstanding Interests of such Class owned by all Members as of such date. Each such percentage shall be expressed as a decimal carried out to at least the third decimal place.

Section 1.34        “Losses” shall have the meaning set forth in Section 3.7.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	A-3

Section 1.35        “Manager” means each natural person who serves on the Board of Managers and any other natural person who, from time to time, pursuant to the terms of this Agreement shall serve on the Board of Managers. Each Manager shall constitute a “manager” of the Fund within the meaning of the Delaware Act.

Section 1.36        “Member” means any person who shall have been admitted to the Fund as a member in such person’s capacity as a member of the Fund. For purposes of the Delaware Act, there are no classes or groups of Members other than those established in accordance with the provisions of Section 3.1(d) hereof.

Section 1.37        “Net Asset Value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund. The Net Asset Value of each Class will be calculated separately in order to reflect the fees and expenses applicable to such Class.

Section 1.38        “Organizational Expenses” means the expenses incurred by the Fund in connection with its formation, its initial registration as an investment company under the Investment Company Act, and the initial offering of Interests.

Section 1.39        “Organizational Member” means Partners Group.

Section 1.40        “Partners Group” means Partners Group (USA) Inc.

Section 1.41       “Person” or “person” means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

Section 1.42        “Placement Agent” means Foreside Fund Services, LLC, or any person who may hereafter directly or indirectly succeed or replace Foreside Fund Services, LLC as the placement agent of the Fund.

Section 1.43        “Placement Agent Agreement” means the placement agent agreement entered into between the Placement Agent and the Fund, as amended or restated from time to time.

Section 1.44        “Portfolio Fund” means a pooled investment vehicle or registered investment company.

Section 1.45        “Portfolio Fund Manager” means a portfolio manager of a Portfolio Fund.

Section 1.46        “Portfolio Fund Payment Date” shall have the meaning set forth in Section 4.4(e).

Section 1.47        “Promissory Note” shall have the meaning set forth in Section 4.4(d).

Section 1.48        “Repurchase Date” means the day after the Valuation Date.

Section 1.49        “Securities” means securities (including, without limitation, equities, debt obligations, options, other “securities” as that term is defined in Section 2(a)(36) of the Investment Company Act), and other financial instruments of United States and non-U.S. entities and commodities, including, without limitation, capital stock; shares of beneficial interests; partnership interests and similar financial instruments; bonds, notes, debentures (whether subordinated, convertible or otherwise); currencies; commodities; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, U.S. Government securities and debt securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements including brokerage account agreements relating to or securing such transactions; equipment lease certificates, equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; open and closed-end registered and unregistered investment companies; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; and other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable.

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Section 1.50        “Securities Transactions” shall have the meaning set forth in Section 2.5.

Section 1.51        “Transfer” means the assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest; verbs, adverbs or adjectives such as “Transfers,” “Transferred” and “Transferring” shall have correlative meanings.

Section 1.52        “Valuation Date” means a date on which the value of Interests being repurchased will be determined by the Board of Managers in its sole discretion and which date shall be approximately 65 days, but in no event earlier than 60 days, after the Expiration Date for such repurchase.

Section 1.53        Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

ARTICLE II
ORGANIZATION; ADMISSION OF MEMBERS; BOARD OF MANAGERS

Section 2.1         Formation of Limited Liability Company. The Organizational Member and any other person designated by the Board of Managers are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware. The Board of Managers shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

Section 2.2         Name. Subject to the limited license granted under the Investment Management Agreement, the name of the Fund shall be “Partners Group Private Equity (Master Fund), LLC” or such other name as the Board of Managers hereafter may adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member. The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board of Managers.

Section 2.3          Principal and Registered Office. The Fund shall have its principal office, c/o Partners Group (USA) Inc., at 1114 Avenue of the Americas, 37th Floor, New York, NY 10036, or at such other place designated from time to time by the Board of Managers. The Fund shall have its registered office in the State of Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have the Corporation Service Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers in accordance with the Delaware Act.

Section 2.4         Duration. The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

Section 2.5          Business of the Fund.

(a)          The business of the Fund is (i) to, directly or through the purchase of interests in Portfolio Funds, purchase, sell (including short sales), invest and trade in Securities (collectively, “Securities Transactions”) and (ii) to engage in any financial or derivative transactions relating thereto or otherwise and to exercise such rights and powers as are permitted to be exercised by limited liability companies under the Delaware Act. The officers of the Fund may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out the Fund’s objectives or business.

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(b)          The Fund shall operate as a closed-end management investment company in accordance with the Investment Company Act and subject to any fundamental policies and investment restrictions set forth in the Form N 2.

Section 2.6          The Board of Managers.

(a)          Prior to the Initial Closing Date, the Organizational Member, in its sole discretion, designated and elected persons to serve as Managers on the Board of Managers. Each Manager has agreed to be bound by all of the terms of this Agreement applicable to Managers. The Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers by Members, designate as a Manager any person who shall agree to the provisions of this Agreement pertaining to the obligations of Managers. Any person who shall hold himself or herself out as a Manager or acts in such capacity shall be deemed to have agreed to the provisions of this Agreement pertaining to the obligations of a Manager whether or not such person executes a written agreement to such effect. The number of Managers shall be fixed from time to time by the Board of Managers.

(b)          Each Manager shall serve as a Manager for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof. If any vacancy in the position of a Manager occurs, the remaining Managers may appoint a person to serve in such capacity, provided such appointment is in accordance with the Investment Company Act, so long as immediately after such appointment at least two-thirds of the Managers then serving would have been elected by the Members. The Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so when required by the Investment Company Act, within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

(c)          In the event that no Manager remains, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section 2.7          Members. The Board of Managers may admit one or more Members as of the beginning of each calendar month or at such other times as the Board of Managers may determine. A Person may be admitted to the Fund as a Member without having signed this Agreement. This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member. The Board of Managers, in its sole and absolute discretion, may reject requests to purchase Interests. The Board of Managers may, in its sole discretion, suspend or terminate the offering of the Interests at any time. The books and records of the Fund shall be revised to reflect the name and Capital Contribution of each Member that is admitted to the Fund.

Section 2.8          Organizational Member. The initial Capital Contribution to the Fund by the Organizational Member was represented by an Interest. Upon the admission to the Fund of an additional Member pursuant to Section 2.7, the Organizational Member became entitled to the return of all or a portion of its Capital Contribution, if any, without interest or deduction, and to withdraw from the Fund.

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Section 2.9          Both Managers and Members. A Member may at the same time be a Manager and a Member, or the Adviser and a Member, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

Section 2.10         Limited Liability. Except as otherwise provided under applicable law or in this Agreement, each Member will be liable for the debts, obligations and liabilities of the Fund only to the extent of its Account balance. To the fullest extent permitted under applicable law, the Managers and the Adviser shall not be liable for the Fund’s debts, obligations and liabilities.

ARTICLE III
MANAGEMENT

Section 3.1          Management and Control.

(a)          Management and control of the business of the Fund shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each Manager of a closed-end management investment company registered under the Investment Company Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the Investment Company Act. During any period in which the Fund shall have no Managers, the Adviser shall continue to serve as investment adviser to the Fund and shall have the authority to manage the business and affairs of the Fund, but only until such time as one or more Managers are elected by the Members or the Fund is dissolved in accordance with Section 6.1. Nothing herein shall prohibit a Manager from being a Member.

(b)          Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Investment Company Act or as otherwise required in the Delaware Act.

(c)          The Board of Managers may delegate to any Person, including without limitation the officers of the Fund designated pursuant to Section 3.2(c), the Adviser or any committee of the Board of Managers, any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

(d)          The Board of Managers shall have full power and authority, in its sole discretion, and without obtaining any prior authorization or vote of (i) the Members or (ii) the Members holding any Class, to create, establish and designate, and to change in any manner, one or more Classes, and to fix such preferences, voting powers, rights and privileges of such Classes as the Managers may from time to time determine, to divide or combine the Interests or any Classes into a greater or lesser number, to classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time, and to take such other action with respect to the Interests as the Managers may deem desirable. Unless another time is specified by the Managers, the establishment and designation of any Class shall be effective upon the adoption of a resolution by the Board of Managers setting forth such establishment and designation and the preferences, powers, rights and privileges of the Interests of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class including, without limitation, any registration statement of the Fund, or as otherwise provided in such resolution.

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Section 3.2          Actions by the Board of Managers.

(a)          Unless otherwise provided in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (which majority shall include any requisite number of Independent Managers required by the Investment Company Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the Investment Company Act, in person or by telephone) or (ii) by the written consent of a majority of the Managers without a meeting, if permissible under the Investment Company Act.

(b)          The Board of Managers may designate from time to time a chairman who shall preside at all meetings. Meetings of the Board of Managers may be called by the chairman, the president of the Fund, or any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the Investment Company Act. A majority of the Managers then in office shall constitute a quorum at any meeting.

(c)          The Board of Managers may designate from time to time agents and employees of the Fund or other Persons, including without limitation employees of the Adviser or its Affiliates, who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund with such titles as the Board of Managers shall determine.

Section 3.3          Meetings of Members.

(a)          Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Except as otherwise provided in Section 2.6(c) hereof, meetings of the Members may be called by the Board of Managers or by Members holding a majority of the total number of votes eligible to be cast by all Members as determined pursuant to clause (c) of this Section 3.3, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the Investment Company Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers, and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)          On each matter submitted to a vote of Members, unless the Board of Managers determines otherwise, holders of Interests of all Classes shall vote as a single class; provided, however, that: (i) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Class, such requirements as to a separate vote by that Class shall apply; (ii) unless the Board of Managers determines that this sub-clause (ii) shall not apply in a particular case, to the extent that a matter referred to in sub-clause (i) above affects more than one Class and the interests of each such Class in the matter are identical, then the holders of Interests of all such affected Classes shall vote as a single class; and (iii) as to any matter which does not affect the interests of a particular Class, only the holders of Interests of the one or more affected Classes shall be entitled to vote.

(c)          Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage. The Board of Managers shall establish a record date not less than 10 nor more than 120 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

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(d)          A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

Section 3.4          Custody of Assets of the Fund. The physical possession of all funds, Securities or other property of the Fund shall at all times be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the Investment Company Act and the Advisers Act.

Section 3.5          Other Activities.

(a)          None of the Managers shall be required to devote his or her full time to the affairs of the Fund, but each shall devote such time as may reasonably be required to perform his or her obligations as a Manager.

(b)          Any Member, Manager, the Adviser or any of their Affiliates, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as managers, officers, employees, advisers or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No other Member or Manager shall have any rights in or to such activities, or any profits derived therefrom.

Section 3.6          Duty of Care.

(a)          No Manager, former Manager, officer or former officer of the Fund shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person’s services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance or gross negligence involved in the conduct of such person’s office or as otherwise required by applicable law.

(b)          A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Fund, any other Member or third parties only as provided in this Agreement.

Section 3.7          Indemnification.

(a)          To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law. Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

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(b)          Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c)          Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d)          As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e)          In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f)          An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(g)          The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

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(h)          To the extent permitted by applicable law, the Adviser, the Placement Agent and the Administrator, and any other party serving as the investment adviser, the placement agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Investment Management Agreement, the Placement Agent Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Section 3.8          Fees, Expenses and Reimbursement.

(a)          Subject to applicable law, the Adviser shall be entitled to receive such fees per services provided to the Fund as may be agreed to by the Adviser and the Fund pursuant to the Investment Management Agreement or such other agreements relating to such services.

(b)          The Board of Managers may cause the Fund to compensate each Manager who is not an officer or employee of the Adviser or any of its Affiliates for his or her services hereunder. In addition, the Fund shall reimburse the Managers for reasonable travel and other out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(c)          The Fund shall bear all expenses incurred in its business or operations, other than those specifically assumed by another person. Expenses to be borne by the Fund include, but are not limited to, the following:

   (i)        fees and expenses in connection with the organization of the Fund and the offering and issuance of the Interests;

   (ii)       all fees and expenses reasonably incurred in connection with the operation of the Fund such as direct and indirect expenses related to the assessment of prospective investments (whether or not such investments are consummated), investment structuring, corporate action, travel associated with due diligence and monitoring activities and enforcing the Fund’s rights in respect of such investments;

   (iii)      quotation or valuation expenses;

   (iv)      the Investment Management Fee and any Incentive Fee;

   (v)       the Administration Fee;

   (vi)      brokerage commissions;

   (vii)     interest and fees on any borrowings by the Fund;

   (viii)    professional fees (including, without limitation, expenses of consultants, experts and specialists);

   (ix)      research expenses;

   (x)      fees and expenses of outside tax or legal counsel (including fees and expense associated with the review of documentation for prospective investments by the Fund), including foreign counsel;

   (xi)      accounting, auditing and tax preparation expenses;

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(xii)     fees and expenses in connection with repurchase offers and any repurchases or redemptions of Interests;

(xiii)     taxes and governmental fees (including tax preparation fees);

(xiv)    fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund;

(xv)     all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund;

(xvi)    bank service fees;

(xvii)    costs and expenses relating to the amendment of this Agreement or the Fund’s other organizational documents;

(xviii)  expenses of preparing, amending, printing, and distributing confidential memoranda, Statements of Additional Information (and any supplements or amendments thereto), reports, notices, websites, other communications to Members, and proxy materials;

(xix)    expenses of preparing, printing, and filing reports and other documents with government agencies;

(xx)     expenses of Members’ meetings, including the solicitation of proxies in connection therewith;

(xxi)    expenses of corporate data processing and related services;

(xxii)    Member recordkeeping and Member account services, fees, and disbursements;

(xxiii)   expenses relating to investor and public relations;

(xxiv)   fees and expenses of the members of the Board of Managers who are not employees of the Adviser or its Affiliates;

(xxv)    insurance premiums;

(xxvi)   Extraordinary Expenses; and

(xxvii)  all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

The Adviser and each of its Affiliates shall be entitled to reimbursement from the Fund for any of the above expenses that they pay on behalf of the Fund.

(d)          The Fund may, alone or in conjunction with the Adviser, its Affiliates or any investment vehicles or accounts for which the Adviser or any Affiliate of the Adviser acts as general partner, managing member or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

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ARTICLE IV
TERMINATION OF STATUS OF THE ADVISER AND MANAGERS; TRANSFERS AND REPURCHASES

Section 4.1          Termination of Status of a Manager. The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days’ prior written notice to the other Managers, unless the other Managers waive such notice); (iv) shall be removed under Section 4.2 hereof; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; (viii) shall have reached the mandatory age for retirement of a Manager that may from time to time be established by the Board of Managers; or (ix) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

Section 4.2          Removal of the Managers. Any Manager may be removed with or without cause either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section 4.3          Transfer of Interests of Members.

(a)          A Member’s Interest or portion thereof may be Transferred only (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of such Member or (ii) with the consent of the Fund, which may be withheld in its sole discretion.

(b)          The Fund may not consent to a Transfer of an Interest or portion thereof unless: (i) the person to whom such Interest is transferred (or each of such person’s beneficial owners if such a person is a “private investment company” as defined in Rule 205 3(d)(3) under the Advisers Act, an investment company registered under the Investment Company Act, or a business development company as defined under the Advisers Act) is a person whom the Fund believes meets the requirements of paragraph (d)(1) of Rule 205 3 under the Advisers Act or successor rule thereto, or is otherwise exempt from such requirements; and (ii) the Fund is provided with a properly completed investor certification in respect of the proposed transferee. The Fund may also require the Member requesting the Transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Board of Managers as to such matters as the Board of Managers may reasonably request.

(c)          Any permitted transferee acquiring an Interest or a portion of an Interest by operation of law in connection with the death, divorce, bankruptcy, insolvency or adjudicated incompetence of the Member shall be entitled to the distributions allocable to the Interest or portion thereof so acquired, to tender the Interest or portion thereof for repurchase by the Fund and to Transfer such Interest or portion thereof in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member in accordance with the terms of this Agreement, including, without limitation, Section 2.7 hereof.

(d)          If a Member Transfers an Interest or portion thereof with the approval of the Fund and all of the conditions to such Transfer have been satisfied, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom such Interest or portion thereof is Transferred is admitted to the Fund as a substituted Member, provided that such transferee shall have executed and delivered either a counterpart of this Agreement or an instrument, in form and substance acceptable to the Fund, that has the legal effect of making the transferee a party to this Agreement. Each transferring Member and transferee agrees to pay all reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees and disbursements, incurred by the Fund in connection with such Transfer. Upon the Transfer to another person or persons of a Member’s entire Interest, such Member shall cease to be a member of the Fund.

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(e)          Each transferring Member shall indemnify and hold harmless the Fund, the Board of Managers, the Adviser and each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3, and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section 4.4          Repurchase of Interests.

(a)          Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof acquired from a Member has the right to require the Fund to withdraw, redeem or tender to the Fund for repurchase its Interest or any portion thereof. The Board of Managers may, from time to time and in its sole discretion and on such terms and conditions as it may determine, cause the Fund to offer to repurchase Interests from Members, including the Adviser or its Affiliates, pursuant to written tenders by Members. The Board of Managers, in its sole discretion, will determine the aggregate value of Interests to be repurchased, which may be a percentage of the value of the Fund’s outstanding interests. In determining whether the Fund should offer to repurchase Interests from Members pursuant to written requests and the amount of Interests to be repurchased, the Board of Managers may consider the following factors, among others:

  (i)           the liquidity of the Fund’s assets (including, without limitation, fees and costs associated with withdrawing from Portfolio Funds);

  (ii)          whether any Members have requested to tender Interests or portions of Interests to the Fund;

  (iii)          the working capital and liquidity requirements of the Fund;

  (iv)         the relative sizes of the repurchase requests and the Fund;

  (v)          the past practice of the Fund in repurchasing Interests;

  (vi)         the condition of the securities market and the economy generally, as well as political, national or international developments or current affairs;

  (vii)         the anticipated tax consequences of any proposed repurchases of Interests;

  (viii)        the Fund’s investment plans; and

  (ix)         the availability of information as to the value of the Fund’s interests in Portfolio Funds and other investments.

(b)          The Adviser and each of its Affiliates may tender their Interest or a portion thereof as a Member or Organizational Member, as applicable, under Section 4.4(a) hereof, without notice to the other Members.

(c)          If the Board of Managers determines in its sole discretion that the Fund will offer to repurchase Interests, the Board of Managers will provide written notice to Members. Such notice will include: (i) the commencement date of the repurchase offer; (ii) the Expiration Date on which repurchase requests must be received by the Fund; and (iii) other information Members should consider in deciding whether and how to participate in such repurchase opportunity.

(d)          The amount due to any Member whose Interest or portion thereof is repurchased shall, subject to the terms of this Agreement (including, without limitation, Section 4.4(a)), be an amount equal to the value of the Member’s Interest (or portion thereof being repurchased) based on the Net Asset Value of the Fund as of the Valuation Date, after reduction for all fees, including any Investment Management Fee or Administration Fee, any Incentive Fee, any required tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Interest or portion thereof being repurchased, provided that, subject to applicable law, the Board of Managers may offer to purchase Interests at a discount to the Net Asset Value (a “Discount Repurchase Offer”). Payment by the Fund to each Member, upon repurchase of such Member’s Interests shall be made in the form of a promissory note (a “Promissory Note”). Such payment shall be made as promptly as practicable following the Expiration Date. Any in-kind distribution of Securities will be valued in accordance with Section 7.4 hereof. The determination of the value of Interests as of the Valuation Date shall be subject to adjustment based upon the results of the annual audit of the Fund’s financial statements for the Fiscal Year in which such Valuation Date occurred. A Member who tenders some but not all of his Interest for repurchase will be required to maintain a minimum Account balance equal to the amount set forth, from time to time, in the Fund’s Form N 2. The Board of Managers may, in its sole discretion, waive this minimum Account balance requirement. The Fund may reduce the amount to be repurchased from a Member in order to maintain a Member’s minimum Account balance.

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(e)          Each Promissory Note issued pursuant to clause (d) of this Section 4.4, which shall be non-interest bearing and non-transferable, and shall provide, among other terms determined by the Fund, in its sole discretion, the following payments. The initial payment in respect of the Promissory Note (the “Initial Payment”) shall be in an amount equal to at least 95% of the estimated value of the repurchased Interest or portion thereof, determined as of the Valuation Date. The Initial Payment shall be made on or before the twentieth business day after the Repurchase Date, provided that if the Fund, in the sole discretion of the Adviser, has requested withdrawal of capital from any Portfolio Funds in order to fund the repurchase of Interests, such payment may be postponed until a reasonable time after the Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Fund from Portfolio Funds (the “Portfolio Fund Payment Date”). The second and final payment in respect of a Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest or portion thereof, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment.

(f)           Notwithstanding anything in this Section 4.4 to the contrary, if a Member, after giving effect to the repurchase, would continue to hold at least 5% of the aggregate value of its Interests as of the Valuation Date, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Repurchase Date, provided that if the Fund, in the sole discretion of the Adviser, has requested withdrawals of its capital from any Portfolio Funds in order to fund the repurchase of Interests, such payment may be postponed until 10 business days after the applicable Portfolio Fund Payment Date. Such payment shall be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest or portion thereof, determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, over (2) the Initial Payment. Notwithstanding anything in this Agreement to the contrary, if, based upon the results of the annual audit of the financial statements of the Fund for the Fiscal Year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Interest was repurchased was incorrect, the Fund shall, as promptly as practicable after the completion of such audit, decrease such Member’s Account balance by the amount of any overpayment, or increase such Member’s Account balance by the amount of any underpayment, as applicable.

(g)          Notwithstanding anything in this Section 4.4 to the contrary, the Board of Managers shall modify any of the repurchase procedures described in this Section 4.4 if necessary to comply with the regulatory requirements imposed by the Securities and Exchange Commission.

(h)          Each Member whose Interest or portion thereof has been accepted for repurchase will continue to be a Member until the Repurchase Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest or portion thereof until the Repurchase Date. Moreover, the Account maintained in respect of a Member whose Interest or portion thereof has been accepted for repurchase will be adjusted for the appreciation or depreciation of the Net Asset Value of the Fund through the Valuation Date, and such Member’s Account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

(i)           Upon its acceptance of tendered Interests or portions thereof for repurchase, the Fund shall maintain daily on its books a segregated account consisting of cash, liquid securities or, to the extent applicable, interests in Portfolio Funds that the Master Fund (i) has requested be withdrawn or (ii) is in the process of liquidating, (or any combination of them) in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Interests or portions thereof.

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(j)           Notwithstanding anything in this Section 4.4 to the contrary, the Fund may suspend, postpone or terminate a repurchase offer upon the determination of a majority of the Board of Managers (including a majority of Independent Managers) that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, the existence of circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the Net Asset Value or other unusual circumstances.

(k)          Partial Interests of a Member tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis (i.e., the portion of the Interest repurchased will be deemed to have been taken from the earliest Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation of the Net Asset Value of the Fund) until that Capital Contribution is decreased to zero, and then from each subsequent Capital Contribution made by such Member (adjusted for subsequent appreciation or depreciation of the Net Asset Value of the Fund)).

Section 4.5          Mandatory Redemption. The Fund may effect a mandatory redemption at Net Asset Value of an Interest of a Member or portion thereof, or any person acquiring an Interest from or through a Member, in the event that the Board of Managers determines or has reason to believe, each in its sole discretion, that:

(a)          all or a portion of its Interest has been transferred to, or has vested in, any person, by operation of law as described in Section 4.3(a)(i) hereof;

(b)          ownership of the Interest by such Member or other person will cause the Fund to be in violation of, or subject the Fund or the Adviser to, additional registration or regulation under the securities, commodities or other laws of the United States or any other jurisdiction;

(c)          continued ownership of the Interest may be harmful or injurious to the business or reputation of the Fund or the Adviser or may subject the Fund, or any Members of the Fund to an undue risk of adverse tax or other fiscal consequences, including without limitation, in connection with the failure of a Member to provide information requested under FATCA;

(d)          any representation or warranty made by a Member in connection with the acquisition of an Interest was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of an Interest;

(e)          it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Interest in circumstances where the Board of Managers determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Member; or

(f)          the Fund may effect a mandatory redemption of an Interest held by an investment vehicle that is managed or sponsored by the Adviser or an Affiliate thereof (a “Feeder Fund”) (or portion thereof) to the extent that such Feeder Fund is redeeming or has redeemed any interest of an investor in such Feeder Fund (or portion thereof) for reasons that are similar to those set forth in clauses (a) through (e) of this Section 4.5.

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ARTICLE V
CAPITAL

Section 5.1          Contributions to Capital.

(a)          The minimum initial contribution of each Member (other than the Organizational Member or Adviser) to the capital of the Fund shall be the amount set forth, from time to time, in the Fund’s Form N 2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a Capital Contribution. The Managers shall not be entitled to make Capital Contributions as Managers of the Fund, but may make Capital Contributions as Members. The Adviser and its Affiliates may make Capital Contributions as Members.

(b)          Members may make additional Capital Contributions, effective as of such times as the Board of Managers in its sole discretion, may permit, subject to the limitations applicable to the admission of Members pursuant to this Agreement. The minimum additional Capital Contribution of each Member (other than the Adviser and its Affiliates) shall be the amount set forth, from time to time, in the Fund’s Form N 2 or such other amount as the Board of Managers may determine from time to time, in its sole discretion. No Member shall be obligated to make any additional Capital Contribution except to the extent otherwise provided in this Agreement.

(c)          Except as otherwise permitted by the Board of Managers, (i) initial and any additional Capital Contributions by any Member shall be payable in cash, and (ii) initial and any additional Capital Contributions in cash shall be payable in one installment in readily available funds prior to the date of the proposed acceptance of the Capital Contribution.

Section 5.2          Rights of Members to Capital. No Member shall be entitled to interest on his or its Capital Contribution to the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member’s Interest pursuant to Section 4.4 hereof or Section 4.5 hereof, or (ii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof. No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

Section 5.3          Accounts.

(a)          The Fund shall maintain a separate Account on its books for each Member.

(b)          Each Member’s Account shall have an opening balance equal to the Member’s initial contribution to the capital of the Fund.

(c)          Each Member’s Account shall be increased by the sum of (i) the amount of any additional Capital Contributions by such Member, plus (ii) all amounts credited to such Member’s Account pursuant to Section 5.4 hereof.

(d)          Each Member’s Account shall be reduced by the sum of (i) the amount of any repurchase of the Interests of such Member or distributions to such Member pursuant to Sections 4.4, 5.7 or 6.2 hereof which are not reinvested , plus (ii) any amounts debited against such Account pursuant to Section 5.4 hereof.

Section 5.4          Allocation of Certain Withholding Taxes and Other Expenditures.

(a)          Withholding taxes or other tax obligations paid or incurred by the Fund, directly or indirectly, that (i) are attributable to any Member or (ii) results from any Member’s participation in the Fund, including, but not limited to, a Member’s failure to provide any requested information under FATCA, as determined by the Board of Managers, shall be debited against the Account of such Member as of the close of the Accounting Period during which the Fund pays or incurs such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Interest shall pay upon demand to the Fund the amount of such excess. The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund. If any tax arises as a result of any Member’s failure to provide information as requested under sub-clause (ii) above, to the extent possible the Fund shall allocate such tax pro-rata based on Account balance to the Member(s) who did not provide the requested information and shall be debited from the Accounts of the applicable Member(s) as of the close of the Accounting Period during which any such tax was paid or accrued by the Fund.

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(b)         Except as otherwise provided for in this Agreement and unless prohibited by the Investment Company Act, any material expenditures payable by the Fund, directly or indirectly, and any other Fund items, to the extent paid or incurred or withheld, directly or indirectly, on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, as determined by the Board of Managers, shall be charged to only those Members on whose behalf such expenditures or items are paid or incurred or whose particular circumstances gave rise to such expenditures or items. Such charges or items shall be debited from the Accounts of the applicable Members as of the close of the Accounting Period during which any such items were paid or accrued by the Fund.

Section 5.5          Reserves.

(a)          Appropriate reserves may be created, accrued and charged against the Net Asset Value and against the Accounts of the Members in proportion to their respective Investment Percentages for contingent liabilities of the Fund, if any, as of the date any such contingent liability becomes known to the Fund or the Board of Managers, such reserves to be in the amounts which the Board of Managers, in its sole discretion deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Accounts of all such Members, the amount of such reserve, increase, or decrease instead shall be charged or credited to the Accounts of those Members who, as determined by the Board of Managers, in its sole discretion, were Members at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Accounts at that time.

(b)          To the extent permitted under applicable law, if at any time an amount is paid or received by the Fund (other than Capital Contributions, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Fund’s accounting practices, be treated as applicable to one or more prior Accounting Periods, then such amount shall be proportionately charged or credited, as appropriate, to those persons who were Members during such prior Accounting Period or Periods.

(c)          To the extent permitted by applicable law, if any amount is required by paragraph (a) or (b) of this Section 5.5 to be charged or credited to a person who is no longer a Member, such amount shall be paid by or to such person, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member’s Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such person ceased to be a Member. To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Accounts of the current Members.

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Section 5.6          Distributions.

(a)          The Board of Managers, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members of the Fund or only to those Members holding one or more Classes of the Fund, in each case in proportion to their respective Investment Percentages. Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the value of the asset distributed to the Member exceeds the percentage of the value of the asset equal to the Member’s Investment Percentage.

(b)          Notwithstanding anything to the contrary contained herein, none of the Managers or the Members (including the Adviser and its Affiliates), nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their Interest in the Fund if such distribution would violate the Delaware Act or other applicable law.

ARTICLE VI
DISSOLUTION AND LIQUIDATION

Section 6.1          Dissolution.

(a)          The Fund shall be dissolved upon the occurrence of any of the following events:

  (i)           upon the affirmative vote to dissolve the Fund by either (A) a majority of the Managers, or (B) Members holding at least three-quarters (3/4) of the total number of votes eligible to be cast by all Members; or

  (ii)          as required by operation of law.

(b)          Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been cancelled.

Section 6.2          Liquidation of Assets.

(a)         Upon the dissolution of the Fund as provided in Section 6.1 hereof, one or more Managers or the Adviser, acting as liquidator under appointment by the Board of Managers (or, if the Board of Managers does not appoint one or more Managers or the Adviser to act as liquidator or is unable to perform this function, another liquidator elected by Members holding a majority of the total number of votes eligible to cast by all Members), shall liquidate, in an orderly manner, the business and administrative affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amounts as the Board of Managers or the liquidator, as applicable, deems appropriate in its sole discretion) shall, subject to the Delaware Act, be distributed in the following manner:

  (i)           in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

  (ii)          such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

  (iii)          to the Members in accordance with Section 5.6.

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(b)          Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Fund, if the Board of Managers or other liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation; provided, however, that if any in-kind distribution is to be made the assets distributed in kind shall be valued pursuant to Section 7.4 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above.

(c)          If the Board of Managers determines that it is in the best interest of the Members, the Board of Managers may, in its sole discretion, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund.

ARTICLE VII
ACCOUNTING, TAX MATTERS AND VALUATIONS

Section 7.1          Accounting and Reports.

(a)          The Fund shall adopt for tax accounting purposes any accounting method which the Board of Managers shall decide in its sole discretion is in the best interests of the Fund. The Fund’s accounts shall be maintained in U.S. currency.

(b)          As soon as reasonably practicable after receipt of the necessary information from the Portfolio Funds, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Interest as is necessary for Members to complete U.S. federal, state and local income tax or information returns.

(c)          Except as otherwise required by the Investment Company Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall send to each Member a semi-annual report and an annual report (as applicable) containing the information required by the Investment Company Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles (or, if permitted by relevant law and approved by the Board of Managers, in accordance with international financial reporting standards). The Fund may also furnish to each Member such other periodic reports and information regarding the affairs of the Fund as it deems necessary or appropriate in its sole discretion.

(d)          Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member, including information about the Capital Contribution of a Member, or about the affairs of the Fund. No act of the Fund, Partners Group, or any other Person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

Section 7.2          Determinations By the Board of Managers. All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers (either directly or by the Adviser, to the extent consistent with its administrative functions, pursuant to delegated authority) unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

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Section 7.3          Tax Matters.

(a)          The Board of Managers shall have the exclusive authority and discretion on behalf of and in the name of the Fund to (i) prepare and file all necessary tax returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Fund and withhold amounts with respect thereto from funds otherwise distributable to any Member; (ii) make any and all tax elections permitted to be made under the Code, and any applicable state, local or foreign tax law; and (iii) determine the tax treatment of any Fund transaction or item for purposes of completing the Fund’s U.S. federal, state, local or foreign tax returns.

(b)          If the Fund is required to withhold taxes on any distribution or payment to, or pay or incur any tax with respect to any income allocable to or otherwise on account of any Member, the Fund may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws. Any and all amounts withheld in respect of a distribution or other payment to a Member shall be treated as amounts paid to such Member for all purposes of this Agreement.

(c)          The Board of Managers is authorized to cause, and each Member hereby consents to the Board of Managers causing, at any time, the Fund to make an election to be treated as an association taxable as a corporation for U.S. federal income tax purposes, by filing IRS Form 8832 electing such treatment, and the Board of Managers is otherwise authorized to take any and all other actions necessary or appropriate to cause the Fund to be treated as an association taxable as a corporation for U.S. federal income tax purposes.  In addition, the Board of Managers is authorized to cause the Fund to (i) elect to be treated as a “regulated investment company” within the meaning of Section 851 of the Code and (ii) make a “deemed sale election” (as set forth in Treasury Regulation Section 1.337(d)-7(c)(5)) with respect to its assets deemed to be transferred to such association taxable as a corporation for U.S. federal income tax purposes.

Section 7.4          Valuation of Assets.

(a)          Except as may be required by the Investment Company Act, the Fund shall calculate its Net Asset Value as of the close of business on the last day of each Accounting Period. Except as may be required by the Investment Company Act, the Managers will value or cause to have valued any Securities or other assets and liabilities of the Fund in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the Investment Company Act. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)          The Net Asset Value of the Fund, including the valuation of the investments in Portfolio Funds determined pursuant to this Section 7.4, shall be conclusive and binding on all of the Members and all parties claiming through or under them.

(c)          The following guidelines shall apply for purposes of determining the Net Asset Value of the Fund:

  (i)           The amount payable to a Member or former Member whose Interest or portion thereof is repurchased pursuant to Article IV shall be treated as a liability of the Fund, until paid, from (but not prior to) the beginning of the Accounting Period on the Repurchase Date for such Interest.

  (ii)          The amount to be received by the Fund on account of any Capital Contribution pursuant to Article II or Article V shall be treated as an asset of the Fund from (but not before) the beginning of the Accounting Period on the effective date of such Capital Contribution.

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(iii)         Distributions made pursuant to Section 5.6, other than as of the beginning of an Accounting Period, shall be treated as an advance and as an asset of the Fund, until the beginning of the Accounting Period following the date of distribution.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1          Amendment of Limited Liability Company Agreement.

(a)         Except as otherwise provided in this Section 8.1, this Agreement shall be amended, in whole or in part, with the approval of a majority of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the Investment Company Act), and, if required by the Investment Company Act, the approval of the Members by such vote as is required by the Investment Company Act.

(b)          Any amendment to this Agreement that would:

  (i)           increase the obligation of a Member to make any Capital Contribution;

  (ii)           reduce the Account balance of a Member other than in accordance with Article V hereof; or

  (iii)          modify the events causing the dissolution of the Fund,

may be made only if (x) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (y) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(ii) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender his or her entire Interest for repurchase by the Fund.

(c)          Without limiting the generality of the foregoing, the power of the Board of Managers to amend this Agreement at any time without the consent of the Members includes, but is not limited to, the power to:

  (i)           restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document; and

  (ii)          amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to change the name of the Fund in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof.

Section 8.2          Special Power of Attorney.

(a)          Each Member hereby irrevocably makes, constitutes and appoints the Adviser and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

  (i)           any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

  (ii)          any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	A-22

  (iii)          all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act. The Adviser hereby accepts the appointment provided in this Section 8.2 and agrees to assume and perform its obligations thereunder.

(b)          Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)          This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Adviser and any liquidator of the Fund’s assets, appointed pursuant to Section 6.2 hereof, and as such:

  (i)           shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting this power-of-attorney, regardless of whether the Fund, the Board of Managers or any liquidator shall have had notice thereof; and

  (ii)          shall survive the delivery of a Transfer by a Member of all or any portion of such Member’s Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Fund as a substituted Member, or upon withdrawal of a Member from the Fund pursuant to a repurchase of Interests or otherwise, this power-of-attorney given by the transferor shall terminate.

Section 8.3         Notices. Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund); or, if to the Fund, the Board of Managers, or the Adviser, in writing (either by way of facsimile or registered mail) and sent as follows, or to such other address as the parties may agree from time to time:

If to the Adviser:

Partners Group (USA) Inc.
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Executive Office
Re: Notice, Partners Group Private Equity (Master Fund), LLC
Facsimile:           (212) 908 2601
Telephone:          (212) 908 2600

with a copy to:

Partners Group
Zugerstrasse 57
CH-6341 Baar-Zug, Switzerland
Attention: Executive Office
Re: Notice, Partners Group Private Equity (Master Fund), LLC

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	A-23

Facsimile:	+41 41 768 85 58
Telephone:	+41 41 768 85 85

If to the Fund or to the Board of Managers:

Partners Group Private Equity (Master Fund), LLC
James F. Munsell, Chairman
c/o Partners Group (USA) Inc.
1114 Avenue of the Americas, 37th Floor
New York, NY 10036
Re: Notice, Partners Group Private Equity (Master Fund), LLC

Facsimile:	(212) 908 2601
Telephone:	(212) 908 2600

Notices to a Member shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopier or other electronic means. Notices to the Fund, the Board of Managers, or Partners Group shall be effective on the close of business on the day upon which it is actually received. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section 8.4         Agreement Binding Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

Section 8.5          Applicability of Investment Company Act and Form N 2. The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the Investment Company Act and the Form N 2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the Investment Company Act and the Form N 2.

Section 8.6          Choice of Law; Arbitration.

(a)          Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)          Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

  (i)           arbitration is final and binding on the parties;

  (ii)          the parties are waiving their rights to seek remedies in court, including the right to jury trial;

  (iii)         pre-arbitration discovery is generally more limited than and different from court proceedings;

  (iv)         the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	A-24

  (v)          a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)          All controversies referred in this Section 8.6 shall be determined at the election of the Fund by arbitration before an arbitration panel convened by The Financial Industry Regulatory Authority, to the fullest extent permitted by law. The parties may also select any national securities exchange’s arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law. Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d)          No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

Section 8.7          Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

Section 8.8          Consents. Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

Section 8.9          Merger and Consolidation.

(a)          The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18 209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18 209(b) of the Delaware Act.

(b)          Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18 209(b) of the Delaware Act may, to the extent permitted by Section 18 209(b) of the Delaware Act: (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

Section 8.10        Confidentiality.

(a)          A Member may obtain from the Fund, for any purpose reasonably related to the Member’s Interest, certain confidential information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board of Managers (the “Confidential Information”).

(b)          Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member or any other Confidential Information without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	A-25

(c)          Each Member recognizes that in the event that this Section 8.10 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its Affiliates, including any of such Affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith.

(d)          Notwithstanding anything to the contrary in this Agreement, the Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board of Managers reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

(e)         Notwithstanding anything in the foregoing or anything else contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities and tax laws, each Member (and any employee, representative or other agent thereof) shall not disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the offering and ownership of an Interest (including the tax treatment and tax structure of any Fund transactions) and any transaction described in this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to such Member relating to such tax treatment and tax structure. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the offering and ownership of Interests (including the tax treatment and tax structure of any Fund transactions) and any transaction described in this Agreement, and does not include information relating to the identity of the Fund or its Affiliates. Nothing in this paragraph shall be deemed to require the Fund to disclose to any Member any information that the Fund is permitted or is required to keep confidential in accordance with this Agreement or otherwise.

Section 8.11        Certification of Non-Foreign Status. Each Member or transferee of an Interest from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board of Managers may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status. Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

Section 8.12        Severability. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

Section 8.13        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. It is hereby acknowledged and agreed that, to the extent permitted by applicable law, the Fund, without the approval of any Member, may enter into written agreements with Members affecting the terms hereof or of any application in order to meet certain requirements of such Members. The parties hereto agree that any terms contained in any such agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	A-26

Section 8.14        Discretion. Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, to the fullest extent permitted by law, whenever in this Agreement a person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

Section 8.15        Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 8.16        THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 ON PAGES 31 AND 32 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.10 ON PAGE 33.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARTNERS GROUP (USA) INC.

On its own behalf as Adviser and as a Member and, pursuant to the Special Power of Attorney granted to it as Adviser pursuant to Section 8.2 hereof, on behalf of all other Members on the date hereof.

By:	/s/ Robert Collins
Name:	Robert Collins
Title:	Authorized Signatory

By:	/s/ Justin Rindos
Name:	Justin Rindos
Title:	Authorized Signatory

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

By:	/s/ Robert Collins
Name:	Robert Collins
Title:	President

By:	/s/ Justin Rindos
Name:	Justin Rindos
Title:	Chief Financial Officer

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	A-27

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www.partnersgroup.com

Partners Group

REALIZING POTENTIAL IN PRIVATE MARKETS

Partners Group Private Equity (Master Fund), LLC

Statement of Additional Information **Version:** January 1, 2017

Marlis Morin Head Client Services | **Joel Schwartz** Head Private Equity Americas

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Partners Group Private Equity (Master Fund), LLC
Statement of Additional Information
January 1, 2017

This Statement of Additional Information (“SAI”) is not an offering memorandum. This SAI relates to and should be read in conjunction with the confidential private placement memorandum (the “Memorandum”) of Partners Group Private Equity (Master Fund), LLC (the “Fund”) dated January 1, 2017, as it may be further amended or supplemented from time to time. A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell units of limited liability company interests in the Fund (“Units”) and is not soliciting an offer to buy the Units in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	i

Investment policies and practices	1
Fundamental policies	1
Additional information on investment techniques of the Fund and the Portfolio Funds and related risks	2
Board of Managers and officers	9
Code of Ethics	16
Investment management and other services	16
Brokerage	20
Independent registered public accounting firm; legal counsel	20
Custodian	20
Calculation of net asset value	20
Proxy voting policies and procedures	21
Control persons and principal unitholders	22
Financial statements	22
Appendix A – Annual report to members dated March 31, 2016	Appendix A
Appendix B – Semi-annual report to members dated September 30, 2016	Appendix B

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	ii

Investment policies and practices

The investment objective of the Fund, the principal investment strategies of the Fund and the principal risks associated with such investment strategies, are set forth in the Memorandum. Certain additional information regarding the investment program of the Fund is set forth below.

Fundamental policies

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. At the present time the Units are the only outstanding voting securities of the Fund. As defined by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Members of the Fund, duly called, (i) of 67% or more of the Units represented at such meeting, if the holders of more than 50% of the outstanding Units are present in person or represented by proxy or (ii) of more than 50% of the outstanding Units, whichever is less. No other policy is a fundamental policy of the Fund, except as expressly stated. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action. The Fund may not:

(1)
Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission (the “SEC”) or any other applicable authority.

(2)
Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority. This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(3)
Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the disposition of its portfolio securities.

(4)
Make loans, except through purchasing fixed-income securities (including whole loans, whether senior or subordinated, “Payment-In-Kind” or “PIK” securities, other mezzanine securities or participations in any of the foregoing), lending portfolio securities, or entering into repurchase agreements in a manner consistent with the investment policies of the Fund, or as otherwise permitted under the Investment Company Act. This investment restriction does not apply to loans to affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

(5)
Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, including, without limitation, mortgage-related securities, or that are issued by companies or partnerships that invest or deal in real estate or real estate investment trusts, and may hold and dispose of real estate acquired by the Fund as a result of the ownership of securities or other permitted investments.

(6)
Invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase or sell commodities if acquired as a result of ownership of securities or other instruments, (iii) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts, and (iv) may make such investments as otherwise permitted by the Investment Company Act.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	1

(7)
Invest 25% or more of the value of its total assets in the securities of issuers that the Adviser determines are engaged in any single industry, except that U.S. government securities and repurchase agreements collateralized by U.S. government securities may be purchased without limitation. This investment restriction does not apply to investments by the Fund in Portfolio Funds (or in another comparable investment pool). The Fund may invest in Portfolio Funds that may concentrate their assets in one or more industries. The Fund will not invest 25% or more of its assets in a Portfolio Fund that it knows concentrates its assets in a single industry.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s investment policies and restrictions do not apply to the activities and the transactions of the Portfolio Funds, but will apply to investments made by the Fund directly (or any account consisting solely of the Fund’s assets).

The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of Managers of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Units.

Additional information on investment techniques of the Fund and the Portfolio Funds and related risks

As discussed in the Memorandum, the Fund pursues its investment objective by investing its assets in (i) direct investments in the equity and/or debt of operating companies, (ii) Portfolio Funds and (iii) listed private equity. This section provides additional information about various types of investments and investment techniques that may be employed by the Fund or by Portfolio Funds in which the Fund invests. Many of the investments and techniques described in this section may be based in part on the existence of a public market for the relevant securities. To that extent, such investments and techniques are not expected to represent the principal investments or techniques of the majority of the Fund or of the Portfolio Funds; however, there is no limit on the types of investments the Portfolio Funds may make and certain Portfolio Funds may use such investments or techniques extensively. Similarly, there are few limits on the types of investments the Fund may make. Accordingly, the descriptions in this section cannot be comprehensive. Any decision to invest in the Fund should take into account (i) the possibility that the Portfolio Funds may make virtually any kind of investment, (ii) that the Fund has similarly broad latitude in the kinds of investments it may make (subject to the fundamental policies described above) and (iii) that all such investments will be subject to related risks, which can be substantial.

Equity securities

The Fund’s and/or a Portfolio Fund’s portfolio may include investments in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers. The Fund and/or a Portfolio Fund also may invest in depositary receipts relating to foreign securities. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities. Given the private equity focus of the Fund, there is expected to be no liquid market for a majority of such investments.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	2

Common stock

Common stock or other common equity issued by a corporation or other entity generally entitles the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred stock

Preferred stock or other preferred equity generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock or other common equity, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible securities

Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula. In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. The Fund’s and/or the Portfolio Funds’ investments in convertible securities are expected to primarily be in private convertible securities, but may be in public convertible securities.

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value. If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value. To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value. Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party. Any of these actions could have a material adverse effect and result in losses to the Fund.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	3

Derivative instruments

Although not a principal investment strategy, the Fund or the Portfolio Funds may use financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset. Following are descriptions of certain derivatives that the Portfolio Funds may use. The same descriptions apply to the Fund, mutatis mutandis, to the extent that it engages in derivatives transactions. Certain risks associated with derivatives are described under “Investment related risks—Derivative Instruments” in the Memorandum.

Options and futures

A Portfolio Fund may utilize options contracts, futures contracts, and options on futures contracts. It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Portfolio Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Portfolio Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Portfolio Fund also may include options on baskets of specific securities.

A Portfolio Fund may purchase call and put options on specific securities or currencies, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

A covered call option is a call option with respect to which a Portfolio Fund owns the underlying security. The sale of such an option exposes the Portfolio Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security and to the possibility that it might hold the underlying security in order to protect against depreciation in the market price of the security during a period when it might have otherwise sold the security. The seller of a covered call option assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

A covered put option is a put option with respect to which the seller has a short position in the underlying security. The seller of a covered put option assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option. If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is “fully hedged” if the option owned expires at the same time or later than the option written. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option. The seller of a put option may also be required to place cash or liquid securities in a segregated account to ensure compliance with its obligation to purchase the underlying security. The sale of such an option exposes the Portfolio Fund during the term of the option to a decline in price of the underlying security while depriving the Portfolio Fund of the opportunity to invest the segregated assets.

A Portfolio Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Portfolio Fund would generally make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased. However, if deemed advantageous, the Portfolio Fund would be entitled to exercise the option.

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A Portfolio Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. Transactions on foreign exchanges may include both commodities that are traded on domestic exchanges and those that are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Therefore, the CFTC does not have the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country. Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs. For these reasons, the Portfolio Funds may not be afforded certain of the protections that apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures. In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transaction on domestic exchanges. In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting from that contract, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

In addition to futures contracts traded on U.S. domestic markets or exchanges that are regulated by the CFTC or on foreign exchanges, Portfolio Funds may also trade certain futures either over-the-counter or on trading facilities such as derivatives transaction execution facilities, exempt boards of trade or electronic trading facilities that are licensed and/or regulated to varying degrees by the CFTC. In addition, certain single stock futures and narrow based security index futures may be traded over-the-counter or on trading facilities such as contract markets, derivatives transaction execution facilities and electronic trading facilities that are licensed and/or regulated to varying degrees by both the CFTC and the SEC or on foreign exchanges.

Trading in futures involves risk of loss to the Portfolio Fund that could materially adversely affect the net asset value of the Fund. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Fund to substantial losses, which may result in losses to the Fund. In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that each Portfolio Fund may indirectly hold or control in certain particular futures or options contracts. Many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit the Portfolio Funds to trade without restriction as long as such Portfolio Funds can demonstrate the positions acquired were not acquired for the purpose of manipulating the market.

Successful use of futures by a Portfolio Fund depends on its ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

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The prices of all derivative instruments, including futures and options prices, are highly volatile. Price movements of forward contracts, futures contracts, and other derivative contracts in which a Portfolio Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Portfolio Funds are also subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

A stock index future obligates a Portfolio Fund to pay, or entitles it to receive, an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day. An interest rate future obligates a Portfolio Fund to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Portfolio Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

Call and put options on securities indexes

A Portfolio Fund may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by a Portfolio Fund of options on stock indexes will be subject the ability to correctly predict movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Yield curve options

A Portfolio Fund may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Rights and warrants

A Portfolio Fund may invest in rights and warrants. Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities that a Portfolio Fund has purchased. Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period. Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms. At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable a Portfolio Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Portfolio Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

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Swaps

A Portfolio Fund may enter into equity, interest rate, index, currency rate, total return and/or other types of swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Portfolio Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).

Interest rate, mortgage and credit swaps

A Portfolio Fund may enter into interest rate swaps. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity index swaps

A Portfolio Fund may enter into equity index swaps. Equity index swaps involve the exchange by a Portfolio Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends. A Portfolio Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency swaps

A Portfolio Fund may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity that involves special investment techniques and risks. Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Portfolio Fund’s performance. If there is a default by the other party to such a transaction, the Portfolio Fund will have contractual remedies pursuant to the agreements related to the transaction.

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Total return swaps

A Portfolio Fund may enter into total return swaps. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if a Portfolio Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

Swaptions

A Portfolio Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as “swaptions.” A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed upon terms.

Certain swap agreements into which a Portfolio Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, the Portfolio Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps consists of the net amount of the payments that the Portfolio Fund is contractually obligated to make. If the other party to a swap defaults, the Portfolio Fund’s risk of loss consists of the net amount of the payments that the Portfolio Fund contractually is entitled to receive.

Distressed securities

The Fund or a Portfolio Fund may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Fund of the security in respect to which such distribution was made.

Additional methods of investing in Portfolio Funds

The Fund will typically invest directly in a Portfolio Fund by purchasing an interest in such Portfolio Fund. There may be situations, however, where a Portfolio Fund is not open or available for direct investment by the Fund or where the Adviser elects for other reasons to invest indirectly in a Portfolio Fund (including, without limitation, restrictions of the Investment Company Act). On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to a Portfolio Fund, the Fund may invest in a Portfolio Fund indirectly, such as by purchasing a structured note or entering into a swap or other contract paying a return tied to the return of a Portfolio Fund. In the case of a structured note or a swap, a counterparty would agree to pay to the Fund a return based on the return of the Portfolio Fund, in exchange for consideration paid by the Fund equivalent to the cost of purchasing an ownership interest in the Portfolio Fund. Indirect investment through a swap or similar contract in a Portfolio Fund carries with it the credit risk associated with the counterparty. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Fund’s investment. There can be no assurance that the Fund’s indirect investment in a Portfolio Fund will have the same or similar results as a direct investment in the Portfolio Fund, and the Fund’s value may decrease as a result of such indirect investment. When the Fund makes an indirect investment in a Portfolio Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Portfolio Fund, such investment by the Fund may be subject to additional regulations.

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Cyber security risk

The Fund and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Adviser, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of Member transactions, impact the Fund’s ability to calculate its net asset value, cause the release of private Member information or confidential business information, impede investment activities, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for Portfolio Funds and for the issuers of securities in which the Fund or a Portfolio Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund to lose value.

Board of Managers and officers

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s limited liability company agreement (“LLC Agreement”). The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Members, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Manager”) are not required to contribute to the capital of the Fund or to hold interests therein. A majority of Managers are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Managers”). In December 2016, the Board voted to appoint two special advisors to the Board (each, a “Special Advisor to the Board”). Special Advisors to the Board attend meetings of the Board and act as non-voting participants.

The identity of Managers and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below. See “Board of Managers and officers—Independent Managers” and “Board of Managers and officers—Interested Managers and officers.”

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The Managers serve on the Board for terms of indefinite duration. A Manager’s position in that capacity will terminate if the Manager is removed or resigns or, among other events, upon the Manager’s death, incapacity, retirement or bankruptcy. A Manager may resign upon written notice to the other Managers, and may be removed either by (i) the vote of at least two-thirds of the Managers not subject to the removal vote or (ii) the vote of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Manager, the remaining Managers may appoint an individual to serve as a Manager so long as immediately after the appointment at least two-thirds of the Managers then serving have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of a Manager, and must do so if the Managers who were elected by Members cease to constitute a majority of the Managers then serving on the Board.

The Board believes that each of the Managers’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Managers lead to the conclusion that each Manager should serve in such capacity. Among the attributes common to all Managers is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Managers, the Adviser, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Managers. A Manager’s ability to perform his or her duties effectively may have been attained through the Manager’s business, consulting, and public service work; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Manager. Specific details regarding each Manager’s principal occupations during the past five years are included in the tables below. See “Board of Managers and officers—Independent Managers” and “Board of Managers and officers—Interested Managers and officers.”

James F. Munsell

Mr. Munsell has been a Manager since the Fund’s inception. Mr. Munsell has more than 40 years of legal and business experience.

Robert J. Swieringa

Mr. Swieringa has been a Manager since the Fund’s inception. Mr. Swieringa has more than 40 years of business, accounting and academic experience.

Robert M. Collins

Mr. Collins has been a Manager since 2016. He has more than 18 years of private markets investing experience.

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Independent Managers

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS** HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER
James F. Munsell Year of Birth: 1941 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chairman and Manager	Since inception	Senior Counsel, Cleary Gottlieb Steen & Hamilton LLP (2001-Present); Senior Managing Director, Brock Capital Group LLC (2008-Present).	2
Robert J. Swieringa Year of Birth: 1942 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager	Since inception	Professor of Accounting, S.C. Johnson Graduate School of Management at Cornell University (1997-2015); Professor Emeritus of Accounting, S.C. Johnson Graduate School of Management at Cornell University (2015-Present); Director, The General Electric Company (2002-2016).	2
L. Randolph Hood*** c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Special Advisor to the Board	Since December 2016	Retired; Managing Director and Chief Investment Officer (CIO Emeritus from 2014), ERISA Plans, Prudential Insurance Company of America (2002-2015).	2
Stephen G. Ryan*** c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Special Advisor to the Board	Since December 2016	Professor of Accounting, Stern School of Business, New York University (1995-Present).	2

*	Each Manager serves an indefinite term, until his or her successor is elected. Each Special Advisor to the Board serves an indefinite term until his or her successor is chosen and qualified.

**
Includes any company with a class of securities registered pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered under the Investment Company Act.

***	Appointed by the Board as a Special Advisor to the Board. Special Advisors to the Board attend meetings of the Board and act as non-voting participants.

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Interested Managers and officers

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS** HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY MANAGER
Robert Collins Year of Birth:1976 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Manager; President	Indefinite length—since September 2016 as Manager and since September 2014 as President	Managing Director, Partners Group (2012–Present); Partners Group (2005–Present).	2
Justin Rindos Year of Birth: 1984 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chief Financial Officer	Indefinite length—since September 2014	Senior Vice President, Partners Group (2017–Present); Partners Group (2010–Present).	2
Brian Kawakami Year of Birth: 1950 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Chief Compliance Officer	Indefinite length—since December 2013	Partner, Ascendant Compliance Management, Inc. (2009–2015); Manager, Brian Kawakami LLC (2015–Present).	2
Oliver Jimenez Year of Birth: 1972 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas 37th Floor New York, NY 10036	Secretary	Indefinite length—since September 2014	Senior Vice President, Partners Group (2014–Present); Chief Compliance Officer, Partners Group (USA) Inc. (2014–Present); Partners Group (2014–Present); Chief Compliance Officer, Platinum Partners (2007–2014).	2

*	Each Manager serves an indefinite term, until his or her successor is elected.

**
Includes any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered under the Investment Company Act.

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Leadership structure and oversight responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the LLC Agreement. The Board is currently composed of three members, two of whom are Independent Managers. The Board will meet in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Managers have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Managers will meet with their independent legal counsel in-person at each quarterly in-person board meeting. As described below, the Board has established an audit committee (the “Audit Committee”), a nominating committee (the “Nominating Committee”) and a valuation oversight committee (the “Valuation Oversight Committee”), and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed James F. Munsell, an Independent Manager, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Managers generally between meetings. The Chairman serves as a key point person for dealings between management and the Managers. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Managers and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms an important aspect of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board will require senior officers of the Fund, including the President, Chief Financial Officer and Chief Compliance Officer, and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee will also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, placement agent, administrator and securities lending counterparty. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Managers

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee currently consists of each of the Fund’s Independent Managers. During the fiscal year ended March 31, 2016, the Audit Committee held two meetings.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	13

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Managers of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Members for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Members and evaluate them both in a similar manner, as long as the recommendation submitted by a Member includes at a minimum: the name, address and telephone number of the recommending Member and information concerning the Member’s interests in the Fund in sufficient detail to establish that the Member held Units on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a manager. The Nominating Committee may solicit candidates to serve as managers from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee currently consists of each of the Fund’s Independent Managers. The Nominating Committee did not meet during the fiscal year ended March 31, 2016.

Valuation Oversight Committee

The Board has formed a Valuation Oversight Committee that is responsible for overseeing the valuation of the Fund’s investments, including the activities of the Adviser’s valuation committee with respect to such assets. The Valuation Oversight Committee currently consists of each of the Fund’s Managers. The Valuation Oversight Committee did not meet during the fiscal year ended March 31, 2016.

Manager ownership of securities

For each Manager, the dollar range of equity securities beneficially owned by the Manager in the Fund and in the family of investment companies (including all of the registered investment companies advised by the Adviser) as of December 31, 2016, is set forth in the table below.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	14

NAME OF MANAGER	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY MANAGER IN FAMILY OF INVESTMENT COMPANIES
Independent:
James F. Munsell	$100,001 – $250,000	$100,001 – $250,000
Robert J. Swieringa	None	None
L. Randolph Hood*	None	None
Stephen G. Ryan*	None	None
Interested:
Robert M. Collins	$100,001 – $250,000	$100,001 – $250,000

*	Appointed by the Board as a Special Advisor to the Board. Special Advisors to the Board attend meetings of the Board and act as non-voting participants.

Independent Manager ownership of securities of the Adviser

As of December 31, 2016, none of the Independent Managers (or their immediate family members) owned securities of the Adviser, or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Adviser.

Manager compensation

Effective April 1, 2016, in consideration of the services rendered by the Independent Managers, the Fund pays each Independent Manager a retainer of $55,000 per year. In addition, the Fund pays an additional retainer of $10,000 per year to (i) the Chairman of the Board (Mr. Munsell) and (ii) the Chairman of the Audit Committee (Mr. Swieringa). The Managers do not receive any pension or retirement benefits. Effective December 2, 2016, in consideration of the services rendered by the Special Advisors to the Board, the Fund pays each Special Advisor to the Board a retainer of $55,000 per year. The Managers and Special Advisors to the Board do not receive any pension or retirement benefits.

The following table sets forth certain information regarding the compensation of the Funds’ Managers for the fiscal year ended March 31, 2016.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	15

NAME OF MANAGER	AGGREGATE COMPENSATION FROM THE FUND	TOTAL COMPENSATION FROM FUNDS AND FUND COMPLEX PAID TO MANAGERS
James F. Munsell	$45,000	$45,000
Robert J. Swieringa	$45,000	$45,000
Brooks A. Lindberg*	$35,000	$35,000

*	Effective September 7, 2016, Mr. Lindberg resigned as a Manager and Mr. Collins was appointed as a Manager.

Code of Ethics

The Fund and the Adviser each has adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund and the Adviser from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The codes of ethics are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

Investment management and other services

The Adviser

Partners Group (USA) Inc. (the “Adviser”), a Delaware corporation, serves as the investment adviser to the Fund. The Adviser is registered with the SEC under the Advisers Act. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, the Adviser is responsible for the management and operation of the Fund and the investment of the Fund’s assets. The Adviser provides such services to the Fund pursuant to the Investment Management Agreement.

The Investment Management Agreement became effective as of January 1, 2009, and continued in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Managers of the Fund, cast in person at a meeting called for the purpose of voting on such approval. At a meeting of the Board held on December 2, 2016, by unanimous vote, the Board, including a majority of the Independent Managers of the Fund approved the continuance of the Investment Management Agreement. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s annual report for the period ending March 31, 2017.

The Fund pays an investment management fee (the “Investment Management Fee”) to the Adviser in consideration of the advisory and other services provided by the Adviser to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Adviser a monthly Investment Management Fee equal to 1.50% on an annualized basis of the greater of (i) the Fund’s net asset value and (ii) the Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. For purposes of calculating the Investment Management Fee, a commitment is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. The Investment Management Fee is paid to the Adviser out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. “Net asset value” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that, for purposes of determining the Investment Management Fee payable to the Adviser for any month, net asset value will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Adviser for that month. The Investment Management Fee will be computed as of the last day of each month, and will be due and payable in arrears within fifteen business days after the end of the month.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	16

In addition, at the end of each calendar quarter (and at certain other times), the Adviser will be entitled to receive an amount (the “Incentive Fee”) equal to 10% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). The Fund will maintain a memorandum account the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter. Members in the Fund will benefit from the Loss Recovery Account in proportion to their holdings of Units. Prior to the Reorganization on December 31, 2016 (as described in the Memorandum), the Fund paid to the Adviser, to the extent required under the Investment Management Agreement, an incentive allocation rather than the Incentive Fee. The Fund paid the Adviser $18,584,504, $13,624,811 and $11,398,177 in Investment Management Fees and $16,441,735, $13,915,947 and $11,784,482 in incentive allocations for the years ended March 31, 2016, March 31, 2015 and March 31, 2014, respectively.

The Adviser, at its expense, pays the Placement Agent a fee for certain placement agent-related services, including licensing employees of the Adviser as registered representatives of the Placement Agent to facilitate marketing of Units to financial intermediaries.

The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction related expenses, extraordinary expenses, the Incentive Fee, and any acquired fund fees and expenses) do not exceed 3.00% on an annualized basis with respect to Class A Units and 2.30% on an annualized basis with respect to Class I Units (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit. The Expense Limitation Agreement may be terminated by the Adviser or the Fund upon thirty days’ written notice to the other party.

The Portfolio Management Team

The personnel of the Adviser who currently have primary responsibility for the day-to-day management of the Fund’s portfolio (the “Portfolio Management Team”) are Hal Avidano, Robert Collins, Scott Essex, Joel Schwartz, and Anthony Shontz.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	17

Other accounts managed by the Portfolio Management Team

NAME OF PORTFOLIO MANAGEMENT TEAM MEMBER	NUMBER OF OTHER ACCOUNTS MANAGED AND TOTAL VALUE OF ASSETS BY ACCOUNT TYPE FOR WHICH THERE IS NO PERFORMANCE-BASED FEE			NUMBER OF OTHER ACCOUNTS AND TOTAL VALUE OF ASSETS FOR WHICH ADVISORY FEE IS PERFORMANCE-BASED:
	Registered investment companies	Other pooled investment vehicles	Other accounts	Registered investment companies	Other pooled investment vehicles*	Other accounts*
Hal Avidano	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Two pooled investment vehicles with a value of $53.734 million	Twenty-six accounts with a value of $1.907 billion
Robert Collins	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Two pooled investment vehicles with a value of $53.734 million	Twenty-six accounts with a value of $1.907 billion
Scott Essex	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Two pooled investment vehicles with a value of $53.734 million	Twenty-six accounts with a value of $1.907 billion
Joel Schwartz	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Two pooled investment vehicles with a value of $53.734 million	Twenty-six accounts with a value of $1.907 billion
Anthony Shontz	Zero accounts	Zero accounts	Zero accounts	Zero accounts	Two pooled investment vehicles with a value of $53.734 million	Twenty-six accounts with a value of $1.907 billion

*	Estimate as of September 30, 2016.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	18

Conflicts of interest

Members of the Portfolio Management Team are involved in the management of other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles. Members of the Portfolio Management Team may manage separate accounts or other pooled investment vehicles that may have materially higher or different fee arrangements than the Fund and may also be subject to performance-based fees. The side-by-side management of these separate accounts and pooled investment vehicles may raise potential conflicts of interest relating to cross trading and the allocation of investment opportunities.

The Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. The Adviser seeks to provide best execution of all securities transactions and to allocate investments to client accounts in a fair and reasonable manner. To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Compensation of the Portfolio Management Team

The Adviser is a wholly-owned subsidiary of Partners Group Holding AG (“Partners Group Holding”) and an affiliate of Partners Group AG, the principal operating subsidiary of Partners Group Holding. Partners Group Holding is a listed company with a major ownership by its partners and employees. The ownership structure is designed to motivate and retain employees.

The Portfolio Management Team and other employees of the Adviser are compensated with a fixed annual salary, which is typically supplemented by an annual bonus based on individual and team performance. Key professionals, including the Portfolio Management Team, are additionally compensated through equity participation in Partners Group Holding.

This equity ownership is structured in a manner designed to provide for long-term continuity. Accordingly, the vesting parameters of equity incentives are rather stringent. Any equity or option holder intending to leave the firm has the obligation to render his or her unvested interest back to the company, either in the form of equity shares or op-tions de-pending upon the extent of ownership interest. As a result, the Adviser believes that members of the Portfolio Management Team have a strong interest to remain with the firm over the long term.

Portfolio Management Team’s ownership of securities in the Fund

NAME OF PORTFOLIO MANAGEMENT TEAM MEMBER	DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY PORTFOLIO MANAGEMENT TEAM MEMBER*
Hal Avidano	None
Robert Collins	$100,001 – $250,000
Scott Essex	None
Joel Schwartz	None
Anthony Shontz	None

*	As of December 31, 2016.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	19

Brokerage

It is the policy of the Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. In most instances, the Fund will purchase interests in a Portfolio Fund directly from the Portfolio Fund, and such purchases by the Fund may be, but are generally not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions (including investments in Portfolio Funds by the Fund) may be subject to expenses. The Fund contemplates that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund may be conducted through affiliates of the Adviser as permitted under the Investment Company Act. Given the private equity focus of a majority of the Portfolio Funds, significant brokerage commissions are not anticipated to be paid by such funds.

Independent registered public accounting firm; legal counsel

PricewaterhouseCoopers LLP, of 2001 Ross Avenue, Suite 1800, Dallas, TX 75201, has been selected as independent registered public accountants for the Fund and in such capacity will audit the Fund’s annual financial statements and financial highlights.

Drinker Biddle & Reath LLP, of One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Managers.

Custodian

State Street Bank and Trust Company (the “Custodian”) serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act. Assets of the Fund and Portfolio Funds are not held by the Adviser, or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 100 Summer Street, Boston, MA 02116. The Custodian also serves as the Fund’s administrator.

Calculation of net asset value

The Fund will calculate the net asset value of each class of Units as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a “Determination Date”). In determining its net asset value, the Fund will value its investments as of the relevant Determination Date. The net asset value of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the net asset value of each class of Units), less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The net asset values of Class A Units and of Class I Units will be calculated separately based on the fees and expenses applicable to each class. It is expected that the net asset value of Class A Units and Class I Units will vary over time as a result of the differing fees and expenses applicable to each class.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	20

Proxy voting policies and procedures

The Fund invests substantially all of its investable assets in (i) direct investments in the equity and/or debt of operating companies, frequently alongside professional lead investors, (ii) Portfolio Funds and (iii) listed private equity. The Fund’s investments do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is expected to be substantially less than that encountered in connection with registered equity securities. To the extent that the Fund receives notices or proxies from Portfolio Funds (or receives proxy statements or similar notices in connection with any other portfolio securities), the Fund has delegated proxy voting responsibilities with respect to the Fund’s portfolio securities to the Adviser.

In accordance with the proxy voting policy, the Adviser generally handles proxy proposals as set forth below, provided that the Adviser may deviate from such general guidelines if it reasonably determines that doing so is in the best interest of shareholders/interest holders in a particular case.

The Adviser will generally vote in support of management’s nominees for the board of directors, and in favor of proposals that support board independence. Similarly, the Adviser will generally support the recommendation of the relevant board of directors. The Adviser generally supports proposals designed to maintain or enhance shareholder/interest holder rights and/or value, such as (i) management proposals for approval of stock/interest repurchase programs or stock splits (including reverse splits) and (ii) proposals supporting shareholder/interest holders rights (a) to vote on shareholder/interest holder rights plans (poison pills), (b) to remove supermajority voting provisions and/or (c) to call special meetings and to act by written consent.

The Adviser generally does not support obstacles erected by corporations to prevent mergers or takeovers, as it considers that such actions may depress the corporation’s marketplace value. Accordingly, the Adviser generally votes against management on proposals such as (i) anti-takeover and related provisions that serve to prevent the majority of shareholder/interest holders from exercising their rights or effectively deter appropriate tender offers and other offers, (ii) shareholder/interest holder rights plans (poison pills) that allow the board of directors to block appropriate offers to shareholder/interest holders or which trigger provisions preventing legitimate offers from proceeding, (iii) reincorporation in a jurisdiction which has more stringent anti-takeover and related provisions, (iv) change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements which benefit management and would be costly to shareholder/interest holders if triggered and (v) establishment of classified boards of directors.

In addition, the Adviser generally votes against management on proposals such as the following, which have potentially substantial financial or best interest impact:(i) capitalization changes that add “blank check” classes of stock or classes that dilute the voting interests of existing shareholder/interest holders, (ii) amendments to bylaws which would require super-majority shareholder/interest holder votes to pass or repeal certain provisions, (iii) elimination of shareholder/interest holders’ right to call special meetings, (iv) excessive compensation, (v) “other business as properly comes before the meeting” proposals which extend “blank check” powers to those acting as proxy and (vi) proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, and nominating committees.

The Adviser evaluates mergers and acquisitions on a case-by-case basis, and will use its discretion to vote in a manner that it believes will maximize shareholder/interest holder value.

The Adviser is generally in favor of properly constructed equity-based compensation arrangements. The Adviser will support proposals that provide management with the ability to implement compensation arrangements that are both fair and competitive. However, the Adviser may oppose management proposals that could potentially significantly dilute shareholder/interest holders’ ownership interests in the corporation, or which it considers unreasonable.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	21

With respect to the wide variety of corporate and social policy issues for which voting may be required, the Adviser generally supports proposals that are designed to enhance the economic value of the issuer, provided such policies are not inconsistent with the principles of socially responsible investing adopted by the Adviser.

Matters arising in respect of Portfolio Fund investments or direct investments (such as proposed changes in partnership agreements, loan agreements, etc.), will be considered on a case-by-case basis. The Adviser will vote on such matters in a manner that is consistent with general policy and principles outlined above. The basis for the voting decision, including the basis for the determination that the decision is in the best interests of the Adviser’s clients, shall be formalized in writing.

The Fund is required to file Forms N‑PX, with their complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N‑PX filings are available: (i) without charge, upon request, by calling the Fund at 1-877-591-4656 or (ii) by visiting the SEC’s website at www.sec.gov.

Control persons and principal unitholders

Based on an analysis conducted as if the Reorganization were effective September 30, 2016, as of January 1, 2017 (i) no person is anticipated to be a record owner (or to the knowledge of the Fund, beneficial owner) of 25% or more of the Units of either class of the Fund and (ii) the Managers and officers of the Fund as a group would be anticipated to own less than 1% of the Units of each class of the Fund. Additionally, based on an analysis conducted as if the Reorganization were effective September 30, 2016, as of January 1, 2017, the following persons are anticipated to be the only persons who are record owners (or to the knowledge of the Fund, beneficial owners) of 5% or more of the Units of any class of Units of the Fund.

NAME AND ADDRESS	ESTIMATED PERCENTAGE OF OWNERSHIP
Partners Group Private Equity (DC) CIT 5901 College Blvd Suite 200 Overland Park, KS 66211	6.50% of Class I
IHC Health Services, Inc. 36 S State St Suite 2300 Salt Lake City, UT 84111	7.43% of Class I
Financial statements

Financial statements for the Fund as well as a report by the Fund’s independent registered public accounting firm are available in the Fund’s annual report to members dated March 31, 2016 and are included in Appendix A to this SAI. Unaudited financial statements for the Fund are also available in the Fund’s semi-annual report to members dated September 30, 2016 and are included in Appendix B to this SAI.

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	22

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)

Annual Report

For the Year Ended March 31, 2016

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	Appendix A

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

For the Year Ended March 31, 2016

Report of Independent Registered Public Accounting Firm	1
Consolidated Schedule of Investments	2-8
Consolidated Statement of Assets, Liabilities and Members' Equity	9
Consolidated Statement of Operations	10
Consolidated Statements of Changes in Members' Equity	11
Consolidated Statement of Cash Flows	12
Consolidated Financial Highlights	13
Notes to Consolidated Financial Statements	14-23
Fund Management	24-25
Other Information	26-29

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Report of Independent Registered Public Accounting Firm
For the Year Ended March 31, 2016

To the Board of Managers and Members of
Partners Group Private Equity (Master Fund), LLC:

In our opinion, the accompanying consolidated statement of assets, liabilities and members’ equity, including the consolidated schedule of investments, and the related consolidated statements of operations, of changes in members’ equity and of cash flows and the financial highlights present fairly, in all material respects, the financial position of Partners Group Private Equity (Master Fund), LLC (the “Fund”) at March 31, 2016, the results of its operations and its cash flows for the year then ended, the changes in its members’ equity for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at March 31, 2016 by correspondence with the management of Direct Investments and Private Equity Fund Investments or agent banks and the application of alternative auditing procedures where replies had not been received, provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
May 31, 2016

1

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
March 31, 2016

INVESTMENT PORTFOLIO AS A PERCENTAGE OF TOTAL MEMBERS’ EQUITY
Percentages as a percentage of total investments are as follows:

Common Stocks (0.98%) Capital Goods (0.08%)	Shares	Geographic Region [b]	Fair Value
Vinci SA	19,000	Western Europe	$1,415,648
Total Capital Goods (0.08%)			1,415,648

Diversified Financial Sevices (0.32%)
Ares Capital Corp.	75,000	North America	1,113,000
Gimv N.V.	15,500	Western Europe	855,525
KKR & Co. L.P.	65,000	North America	965,250
New Mountain Finance Corp.	85,000	North America	1,074,400
Onex Corporation	12,000	North America	730,876
Wendel SA	7,500	Western Europe	816,490
Total Diversified Financial Services (0.32%)			5,555,541

Energy (0.06%)
Enbridge, Inc.	24,000	North America	933,631
Total Energy (0.06%)			933,631

Real Estate (0.05%)
Crown Castle International Corp.	9,500	North America	821,750
Total Real Estate (0.05%)			821,750

Transportation (0.05%)
Aeroports de Paris	6,700	Western Europe	828,445
Total Transportation (0.05%)			828,445

Utilities (0.42%)
APA Group	105,000	Australia	708,688
American Water Works Company, Inc.	14,000	North America	965,020
Atmos Energy Corp.	18,500	North America	1,373,810
Brookfield Infrastructure Partners, L.P.	18,000	North America	758,340
Cheung Kong Infrastructure Holdings Limited	110,000	Asia - Pacific	1,075,554
Hydro One Limited	63,000	North America	1,178,372
National Grid PLC	75,000	Western Europe	1,063,793
Total Utilities (0.42%)			7,123,577

Total Common Stocks (Cost $15,096,389) (0.98%)			$16,678,592

The accompanying notes are an integral part of these Consolidated Financial Statements.

2

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
March 31, 2016 (continued)

Listed Private Markets Funds (0.20%) Private Equity	Shares	Geographic Region [b]	Fair Value
HgCapital Trust PLC	70,000	Western Europe	$1,167,672
HICL Infrastructure Co. Ltd.	45,150	Western Europe	103,339
ICG Graphite Enterprise Trust PLC	130,000	Western Europe	967,529
International Public Partner	582,680	Western Europe	1,205,370
Total Private Equity (0.20%)			3,443,910

Total Listed Private Markets Funds (Cost $3,360,742) (0.20%)			$3,443,910

Private Equity Investments (77.20%) Direct Investments * (50.69%) Direct Equity (27.46%)	Investment Type	Geographic Region [b]	Fair Value **
Action [a]	Common equity	Western Europe	$26,761,990
Action Holding BV [a]	Common equity	Western Europe	1
Affordable Care Holding Corp. a, [c]	Common equity	North America	8,992,800
Apollo Overseas Co-Investors (MHE), L.P. [a]	Limited partnership interest	North America	13,264,694
Ascensus, Inc. a, [c]	Common equity	North America	1,188,679
Astorg Co-Invest Kerneos, FCPI a, [c]	Common equity	Western Europe	14,663,760
Astorg Co-Invest SGG a, [c]	Common equity	Western Europe	14,068,533
Aurora Products Group, LLC [a]	Member interest	North America	10,632
CapitalSpring Finance Company a, [c]	Common equity	North America	3
Carlyle Retail Turkey Partners, L.P. a, [c]	Limited partnership interest	South America	6,556,558
CCM Pharma Debtco Limited [a]	Common equity	Western Europe	297,090
CD&R Univar Co-Investor, L.P. a, [c]	Limited partnership interest	North America	2,078,694
Centauro Co-Investment Fund, L.P. a, [c]	Limited partnership interest	South America	517,954
CT Holdings (International) Limited [a]	Common equity	Asia - Pacific	2,513,449
DLJSAP BookCO, LLC a, [c]	Member interest	South America	477,457
EQT Marvin Co-Investment, L.P. a, [c]	Limited partnership interest	Western Europe	2,042,933
Eurodrip Co-Investment Fund I, L.P. a, [c]	Limited partnership interest	Western Europe	4,371,177
Exact Care LLC a, [c]	Member interest	North America	8,172,727
Faster S.p.A. a, [c]	Common equity	Western Europe	15,505,302
Fermo Limited a, [c]	Common equity	Asia - Pacific	7,691,886
Fermo Limited a, [c]	Preferred equity	Asia - Pacific	2,814,944
Gemini Global Holdings Investors, LLC a, [c]	Member interest	North America	3,609,534
Genoa Holding Company, Inc. a, [c]	Common equity	North America	7,358
Globetrotter Investment & Co S.C.A. a, [c]	Common equity	Western Europe	6,804,809
Globetrotter Investment & Co S.C.A. [a]	Preferred equity	Western Europe	5,563,326
GTS II Cayman Corporation a, [c]	Common equity	South America	4,585,925
Hercules Achievement Holdings, Inc./Hercules VB Holdings, Inc. [a]	Common equity	North America	14,740,577
Hogan S.ar.l a, [c]	Common equity	Western Europe	409,461
Hogan S.ar.l a, [c]	Preferred equity	Western Europe	1
Kaffee Partner AG a, [c]	Common equity	Western Europe	1,507,976
Kahuna Holdco Pty Limited [a]	Common equity	Asia - Pacific	1,041,691
KKBS Group Holdings, LLC a, [c]	Member interest	North America	10,599
KKBS Holdings, LLC a, [c]	Member interest	North America	5,537
KKR Matterhorn Co-Invest, L.P. a, [c]	Limited partnership interest	Western Europe	5,212,964
KLFS Holdings, L.P. a, [c]	Limited partnership interest	North America	1,675,989
KOUS Holdings, Inc. a, [c]	Common equity	North America	10,950,000
Kowloon Co-Investment, L.P. a, [c]	Limited partnership interest	Asia - Pacific	2,204,591
LTS Group Holdings, LLC a, [c]	Member interest	North America	19,101,553
MPH Acquisition Holdco, L.P. a, [c]	Limited partnership interest	North America	60,912,976
NDES Holdings, LLC a, [c]	Member interest	North America	4,416,907
NTS Holding Corporation, Inc. a, [c]	Common equity	North America	2,312,022
Peer I S.A. a, [c]	Common equity	Western Europe	1
QoL Healthcare Company, LLC a, [c]	Member interest	North America	22,020,305
QoL meds Holding Company, LLC a, [c]	Member interest	North America	9,556

The accompanying notes are an integral part of these Consolidated Financial Statements.

3

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
March 31, 2016 (continued)

Private Equity Investments (continued) Direct Investments * (continued) Direct Equity (continued)	Investment Type	Geographic Region [b]	Fair Value **
R&R Co-Invest FCPR a, [c]	Common equity	Western Europe	$30,500,270
S.TOUS, S.L. a, [c]	Common equity	Western Europe	12,299,712
S-Evergreen Holding Corp. a, [c]	Common equity	North America	183,157
Sabre Industries, Inc. a, [c]	Common equity	North America	882,242
Silver Lake Sumeru Marlin Co-Invest Fund, L.P. a, [c]	Limited partnership interest	North America	3,308,094
Snack Parent Corporation a, [c]	Preferred equity	North America	17,655
SPH GRD Acquisition Partners, LLC a, [c]	Member interest	North America	16,362,599
Spring Topco, Ltd. a, [c]	Common equity	North America	161,340
Strategic Partners, Inc. [a]	Common equity	North America	7,986,875
Surgery Center Holdings, Inc. [a]	Warrants	North America	164,970
Svensk Utbildning Intressenter Holding AB a, [c]	Common equity	Western Europe	304,370
THL Equity Fund VI Investors (BKFS), L.P. a, [c]	Limited partnership interest	North America	21,319,504
Valhalla Co-Invest, L.P. [a]	Limited partnership interest	Western Europe	2,420,925
Velocity Holdings L.P. a, [c]	Limited partnership interest	North America	2,440,457
Velocity Technologies Solutions, Inc. a, [c]	Common equity	North America	12,749,554
Virtuoso Lux I SarL a, [c]	Common equity	Western Europe	27,771,507
Virtuoso Lux I SarL a, [c]	Shareholder loan	Western Europe	18,378,059
WP Mustang Co-Invest-C L.P. a, [c]	Limited partnership interest	North America	14,011,233
			$470,357,444

Direct Debt (23.23%)	Interest	Maturity	Investment Type	Geographic Region [b]	Fair Value **
Ability Network Inc. [a]	Libor (1.00% floor) + 8.25%	5/16/2022	Second Lien	North America	$10,982,500
Ability Network Inc. [a]	Libor (1.00% floor) + 5.00%	5/16/2021	Senior	North America	7,503,357
Acrisure LLC [a]	Libor (1.00% floor) + 9.00%	11/19/2022	Second Lien	North America	14,619,698
Affordable Care Holding Corp. [a]	Libor (1.00% floor) + 8.50%	4/22/2023	Second Lien	North America	16,901,546
Al Alabama B.V. [a]	Libor (1.00% floor) + 8.00%	7/6/2023	Second Lien	Western Europe	6,353,667
Alpha Bidco SAS [a]	Euribor + 4.75%	12/11/2022	Senior	Western Europe	19,643,984
Ascensus, Inc. [a]	Libor (1.00% floor) + 9.00%	12/3/2023	Second Lien	North America	27,540,000
Ascensus, Inc. [a]	Libor (1.00% floor) + 4.50%	12/3/2022	Senior	North America	17,798,686
Astro AB Merger Sub, Inc. [a]	Libor (1.00% floor) + 4.50%	5/22/2022	Second Lien	North America	7,818,888
CapitalSpring Finance Company [a]	2.00% + 11.25% PIK	10/2/2019	Mezzanine	North America	18,311,694
CDRH Parent, Inc. [a]	Libor (1.00% floor) + 8.00%	7/1/2022	Second Lien	North America	8,434,200
CFS 811 B.V. [a]	Euribor (0.75% floor) + 7.25%	6/12/2021	Senior	Western Europe	12,186,985
Evergreen ACQC01, L.P. [a]	10.25%	7/11/2022	Mezzanine	North America	6,325,000
Global Tel*Link Corporation [a]	Libor (1.25% floor) + 7.75%	11/23/2020	Second Lien	North America	7,931,000
Global Tel*Link Corporation [a]	Libor (1.25% floor) + 3.75%	12/14/2017	Senior	North America	3,627,671
Kahuna Bidco Pty Limited [a]	BBSY + 5.00% + 3.50% PIK	12/31/2016	Mezzanine	Asia - Pacific	4,729,292
Learning Care Group (US) No. 2, Inc. [a]	Libor (1.00% floor) + 4.50%	5/5/2021	Senior	North America	6,138,519
Lightower [a]	10.00%	2/12/2022	Mezzanine	North America	6,971,692
Lightower [a]	12.00% PIK	8/12/2025	Mezzanine	North America	5,525,738
LIT Holdings, Inc. [a]	Libor (1.00% floor) + 9.25%	5/27/2022	Second Lien	North America	9,340,875
National Surgical Hospitals, Inc. [a]	Libor (1.00% floor) + 9.00%	6/1/2023	Second Lien	North America	9,450,000
NTS Holding Corporation, Inc. [a]	Libor (1.00% floor) + 6.00%	6/12/2021	Senior	North America	8,978,950
Onex Wizard Acquisition Company II S.C.A. [a]	Libor (1.00% floor) + 3.25%	3/27/2022	Senior	Western Europe	2,372,662
Onex Wizard Acquisition Company II S.C.A. [a]	Euribor (1.00% floor) + 3.25%	3/19/2022	Senior	Western Europe	8,187,289
Peer Holding B.V. [a]	Euribor + 4.75%	2/25/2022	Senior	Western Europe	18,770,118
Photonis Technologies S.A.S [a]	Libor (1.00% floor) + 7.50%	9/18/2019	Second Lien	Western Europe	8,265,792
Plano Molding Company, LLC [a]	Libor (1.00% floor) + 6.00%	5/12/2021	Second Lien	North America	8,515,081
Sabre Industries, Inc. [a]	11.00%	8/27/2022	Mezzanine	North America	2,523,261

The accompanying notes are an integral part of these Consolidated Financial Statements.

4

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
March 31, 2016 (continued)

Private Equity Investments (continued) Direct Investments * (continued) Direct Debt (continued)	Interest	Maturity	Investment Type	Geographic Region [b]	Fair Value **
Sabre Industries, Inc. [a]	11.00%	8/27/2022	Mezzanine	North America	$4,036,299
Springer Science+Business Media Deutschland GmbH [a]	Libor (1.00% floor) + 3.75%	8/14/2020	Senior	Western Europe	9,387,149
Springer Science+Business Media Deutschland GmbH [a]	Libor (1.00% floor) + 3.75%	8/14/2020	Senior	Western Europe	10,365,547
Stiphout Finance LLC [a]	Libor (1.00% floor) + 8.00%	10/26/2023	Second Lien	Asia - Pacific	8,273,801
Stiphout Finance LLC [a]	Libor (1.00% floor) + 3.75%	10/26/2022	Senior	Asia - Pacific	7,085,343
Sun Products Corporation (The) [a]	Libor (1.25% floor) + 4.25%	3/23/2020	Senior	North America	12,779,452
Verisure Cayman 2 [a]	Euribor + 4.25%	10/21/2022	Senior	Western Europe	41,500,702
WP CPP Holdings, LLC [a]	Libor (1.00% floor) + 3.50%	12/27/2019	Senior	North America	18,620,803
					397,797,241
Total Direct Investments (50.69%)					$868,154,685

Secondary Investments* (18.35%)	Geographic Region [b]	Fair Value
3i Europartners Vb, L.P. [a]	Western Europe	$3,921,973
3i Growth Capital B, L.P. a, [c]	Western Europe	979,952
Abingworth Bioventures III, L.P. a, [c]	Western Europe	70,397
Abingworth Bioventures V Co-Investment Growth Equity Fund, L.P. a, [c]	Western Europe	297,813
Abingworth Bioventures V, L.P. [a]	Western Europe	494,822
Advent International GPE VI, L.P. [a]	Western Europe	3,882,265
Apax Europe VI - A, L.P. [a]	Western Europe	220,505
Apax Europe VII - B, L.P. [a]	Western Europe	314,473
Apollo Investment Fund IV, L.P. a, [c]	North America	7,485
Apollo Investment Fund VI, L.P. [a]	North America	707,645
Apollo Investment Fund VII, L.P. [a]	North America	561,600
Apollo Overseas Partners (Delaware) VII, L.P. [a]	North America	229,136
Ares Corporate Opportunities Fund III, L.P. [a]	North America	331,963
Astorg V FCPR [a]	Western Europe	3,022,303
Bain Capital Fund VIII, L.P. [a]	North America	122,585
Bain Capital Fund X, L.P. [a]	North America	22,375,983
Bain Capital IX Co-Investment Fund, L.P. [a]	North America	104,098
Bain Capital Partners IX, L.P. [a]	North America	655,799
Bain Capital VIII Coinvestment Fund, L.P. [a]	North America	39,138
Bain Capital X Co-Investment Fund, L.P. [a]	North America	944,595
Baring Asia Private Equity Fund IV, L.P. [a]	Asia - Pacific	502,118
BC European Capital IX, L.P. [a]	Western Europe	3,964,531
Bertram Growth Capital II-A, L.P. a, [c]	North America	3,392,050
Blackstone Capital Partners V/F, L.P. [a]	North America	1,942,731
Blackstone Capital Partners V-S, L.P. [a]	North America	298,113
Candover 2005 Fund, L.P. [a]	Western Europe	670,812
Carlyle Europe Partners II, L.P. [a]	Western Europe	$222,379
Carlyle Europe Partners III, L.P. [a]	Western Europe	8,965,909
Carlyle Japan International Partners II, L.P. [a]	Asia - Pacific	4,210,182
Carlyle Partners IV, L.P. [a]	North America	714,188
Carlyle Partners V, L.P. [a]	North America	762,095
Carlyle Partners V/B, L.P. [a]	North America	4,101,589
CCP IX LP No. 2 [a]	Western Europe	2,342,619
Citigroup Venture Capital International Growth Offshore I, L.P. [a]	Asia - Pacific	21,787
Citigroup Venture Capital International Growth Offshore II, L.P. [a]	Asia - Pacific	342,302
Citigroup Venture International Growth Partnership II, L.P. [a]	Asia - Pacific	1,024,187
Clayton, Dubilier & Rice Fund VII, L.P. [a]	North America	3,517,985
Clayton, Dubilier & Rice Fund VIII, L.P. [a]	North America	15,434,057

The accompanying notes are an integral part of these Consolidated Financial Statements.

5

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
March 31, 2016 (continued)

Private Equity Investments (continued) Secondary Investments* (continued)	Geographic Region [b]	Fair Value
CVC Capital Partners Asia Pacific III, L.P. [a]	Asia - Pacific	$1,438,172
CVC European Equity Partners Tandem Fund (A), L.P. [a]	Western Europe	87,738
CVC European Equity Partners V, L.P. [a]	Western Europe	3,158,719
Desserts LLC a, [c]	North America	6,825,000
Duke Street VI US No. 1 Limited Partnership [a]	Western Europe	308,602
Fourth Cinven Fund, L.P. [a]	Western Europe	106,856
Frazier Healthcare VI, L.P. [a]	North America	2,203,740
FS Equity Partners V, L.P. a, [c]	North America	1,307,347
Galileo III FCPR a, [c]	Western Europe	250,658
Genstar Capital Partners IV, L.P. a, [c]	North America	179,338
Genstar Capital Partners V, L.P. [a]	North America	1,538,439
Graphite Capital Partners VI, L.P. a, [c]	Western Europe	430,704
Graphite Capital Partners VII Top-Up a, [c]	Western Europe	70,749
Graphite Capital Partners VII, L.P. a, [c]	Western Europe	404,253
Green Equity Investors Side V, L.P. [a]	North America	1,625,077
Gryphon Partners 3.5, L.P. [a]	North America	5,711,807
Gryphon Partners IV, L.P. [a]	North America	11,383,185
Harvest Partners V, L.P. [a]	North America	243,029
Hellman & Friedman Capital Partners VI, L.P. [a]	North America	1,812,049
Hellman & Friedman Capital Partners VII, L.P. [a]	North America	2,686,598
H.I.G. Bayside Debt & LBO Fund II, L.P. [a]	North America	1,320,276
Highstar Capital III Prism Fund, L.P. [a]	North America	1,383,570
Index Ventures II (Jersey), L.P. a, [c]	Western Europe	1,388
Indigo Capital V, L.P. [a]	Western Europe	1,093,222
Industri Kapital 1997 Fund [a]	Western Europe	1,485
Industri Kapital 2000, L.P. a, [c]	Western Europe	4,195
Investcorp Private Equity 2007 Fund, L.P. [a]	North America	3,010,129
Investcorp Technology Partners III (Cayman), L.P. [a]	North America	2,711,787
Irving Place Capital Investors II, L.P. [a]	North America	41,753
Irving Place Capital Partners III, L.P. [a]	North America	21,264
Italian Private Equity Fund IV, L.P. [a]	Western Europe	131,597
Jerusalem Venture Partners IV, L.P. a, [c]	Asia - Pacific	147,683
KKR European Fund III, L.P. [a]	Western Europe	7,105,085
Lightyear Fund II, L.P. [a]	North America	6,062,979
Madison Dearborn Capital Partners V-A and V-B, L.P. [a]	North America	4,550,712
Madison Dearborn Capital Partners VI-C, L.P. [a]	North America	1,174,758
MidOcean Partners III, L.P. [a]	North America	2,315,823
Monomoy Capital Partners II, L.P. a, [c]	North America	1,394,477
Montagu III, L.P. [a]	Western Europe	123
Nexit Infocom 2000 Fund L.P. a, [c]	Western Europe	6,877
Oak Investment Partners XII, L.P. [a]	North America	1,056,213
PAI Europe V a, [c]	Western Europe	1,376,656
Palladium Equity Partners III, L.P. [a]	North America	332,530
Pamlico Capital GP I, LLC a, [c]	North America	1
Pamlico Capital GP II, LLC a, [c]	North America	95,475
Pamlico Capital II, L.P. [a]	North America	8,172,544
Pamlico Capital Secondary Fund, L.P. a, [c]	North America	6,666
Permira Europe I, L.P. 1B a, [c]	Western Europe	44,937
Permira Europe II, L.P. a, [c]	Western Europe	32,749
Permira Europe III, L.P. [a]	Western Europe	687,013
Permira IV Continuing, L.P. 1 [a]	Western Europe	13,528,584
Providence Equity Partners IV, L.P. [a]	North America	14,044
Providence Equity Partners V, L.P. [a]	North America	468,656
Providence Equity Partners VI, L.P. [a]	North America	12,704,390
Providence Equity Partners VII-A, L.P. [a]	North America	1,193,544

The accompanying notes are an integral part of these Consolidated Financial Statements.

6

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
March 31, 2016 (continued)

Private Equity Investments (continued) Secondary Investments* (continued)	Geographic Region [b]	Fair Value
Riverside Europe Fund IV, L.P. a, [c]	Western Europe	$2,365,000
Silver Lake Partners II, L.P. [a]	North America	390,960
Silver Lake Partners III, L.P. [a]	North America	12,014,457
Silver Lake Sumeru Fund, L.P. [a]	North America	363,233
Sun Capital Partners V, L.P. [a]	North America	24,088,858
TA Atlantic and Pacific V, L.P. a, [c]	North America	56,878
TA Atlantic & Pacific VI, L.P. a, [c]	North America	1,023,450
TA X, L.P. a, [c]	North America	117,847
TA XI, L.P. a, [c]	North America	3,642,256
TCV VI, L.P. a, [c]	North America	958,582
TCV VII (A), L.P. a, [c]	North America	11,097,417
Terra Firma Capital Partners III, L.P. [a]	Western Europe	11,029,046
Thomas H. Lee Parallel (DT) Fund VI, L.P. [a]	North America	1,950,987
Thomas H. Lee Parallel Fund VI, L.P. [a]	North America	1,746,232
TorQuest Partners Fund (U.S.) II, L.P. a, [c]	North America	489,611
TPG Partners V, L.P. [a]	North America	5,442,019
TPG Partners VI, L.P. [a]	North America	17,855,006
Tudor Ventures III, L.P. a, [c]	North America	4,221,481
Warburg Pincus Private Equity IX, L.P. [a]	North America	182,699
Warburg Pincus Private Equity X, L.P. [a]	North America	9,518,209
Total Secondary Investments (18.35%)		$314,233,637

Primary Investments* (8.16%)	Geographic Region [b]	Fair Value
Advent International GPE VII-B, L.P. a, [c]	North America	$10,689,211
Advent Latin American Private Equity Fund VI-H, L.P. a, [c]	South America	1,286,046
Altra Private Equity Fund II, L.P. a, [c]	South America	1,809,537
Apollo Investment Fund VIII, L.P. [a]	North America	3,025,482
Ares Corporate Opportunities Fund IV, L.P. [a]	North America	7,824,192
Avista Capital Partners II, L.P. [a]	North America	1,160,448
Avista Capital Partners III, L.P. [a]	North America	9,008,400
Bain Capital Europe Fund IV, L.P. a, [c]	Western Europe	1,306,449
Baring Asia Private Equity Fund V, L.P. [a]	Asia - Pacific	4,426,325
Caltius Partners V-A, L.P. a, [c]	North America	15,407
CapVest Equity Partners III B, L.P. a, [c]	Western Europe	2,510,563
Carlyle Europe Partners IV, L.P. a, [c]	Western Europe	715,078
Clayton, Dubilier & Rice Fund IX, L.P. [a]	North America	3,275,311
Crescent Mezzanine Partners VIB, L.P. [a]	North America	3,959,716
CVC Capital Partners VI (A) L.P. a, [c]	Western Europe	2,718,150
EQT VI (No.1) Limited Partnership a, [c]	Western Europe	4,628,332
Genstar Capital Partners VI, L.P. [a]	North America	14,336,499
Genstar Capital Partners VII, L.P. a, [c]	North America	62,899
GoldPoint Mezzanine Partners IV, L.P. [a]	North America	2,640,638
Hony Capital Fund VIII, L.P. [a]	Asia - Pacific	1,767,069
Hony Capital Partners V, L.P. [a]	Asia - Pacific	8,698,083
Index Ventures Growth III (Jersey), L.P. a, [c]	Western Europe	1,385,688
KKR North America Fund XI, L.P. a, [c]	North America	7,888,932
Kohlberg TE Investors VII, L.P. [a]	North America	4,876,761
Nautic Partners VII-A, L.P. [a]	North America	5,917,538
New Enterprise Associates 14, L.P. a, [c]	North America	5,936,994
PAI Europe VI-1, L.P. a, [c]	Western Europe	3,009,762
Pátria - Brazilian Private Equity Fund IV, L.P. [a]	South America	2,898,822
PennantPark Credit Opportunities Fund, L.P. [a]	North America	7,580,983
Silver Lake Partners IV, L.P. [a]	North America	5,646,878

The accompanying notes are an integral part of these Consolidated Financial Statements.

7

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
March 31, 2016 (continued)

Private Equity Investments (continued) Primary Investments* (continued)	Geographic Region [b]	Fair Value **
Sumeru Equity Partners Fund, L.P. a, [c]	North America	$685,137
Thompson Street Capital Partners IV, L.P. a, [c]	North America	51,715
TPG Partners VII, L.P. [a]	North America	1,448,899
Welsh, Carson, Anderson & Stowe XII, L.P. a, [c]	North America	3,738,480
Windjammer Senior Equity Fund IV, L.P. [a]	North America	2,882,328
Total Primary Investments (8.16%)		139,812,752

Total Private Equity Investments (Cost $1,111,472,639) (77.20%)		$1,322,201,074

Short-Term Investments (16.93%) U.S. Government Treasury Obligations (16.93%)	Principal	Fair Value
U.S. Treasury Bill, 0.249%, 04/14/2016 [d]	$55,000,000	$54,995,119
U.S. Treasury Bill, 0.280%, 04/28/2016 [d]	55,000,000	54,988,620
U.S. Treasury Bill, 0.268%, 05/05/2016 [d]	30,000,000	29,992,525
U.S. Treasury Bill, 0.237%, 05/12/2016 [d]	50,000,000	49,986,730
U.S. Treasury Bill, 0.265%, 05/26/2016 [d]	50,000,000	49,980,100
U.S. Treasury Bill, 0.280%, 06/02/2016 [d]	50,000,000	49,986,550
Total U.S. Government Treasury Obligations (16.93%)		$289,929,644

Total Short-Term Investments (Cost $289,919,370) (16.93%)		$289,929,644

Total Investments (Cost $1,419,849,140) (95.31%)		1,632,253,220

Other Assets in Excess of Liabilities (4.69%)		80,342,910

Members' Equity (100.00%)		$1,712,596,130

*

Direct Private Equity Investments are private investments directly into the equity or debt of selected operating companies, often together with the management of the company. Primary Investments are investments in newly established private equity partnerships where underlying portfolio companies are generally not known as of the time of investment. Secondary Investments involve acquiring single or portfolios of assets on the secondary market. Notwithstanding the foregoing, if the Master Fund reasonably determines that the strict application of the above definitions would not reflect the economic substance of any Investment, the Master Fund may re-classify such Investment as it deems appropriate.

**

The Fair Value of any Direct Investment may not necessarily reflect the current or expected future performance of such Direct Investment or the Fair Value of the Master Fund’s interest in such Direct Investment. Furthermore, the Fair Value of any Direct Investment has not been calculated, reviewed, verified or in any way approved by such Direct Investment or its general partner, manager or sponsor (including any of its affiliates).

[a]

Private equity investments are generally issued in private placement transactions and as such are generally restricted as to resale. Total cost and fair value of restricted portfolio funds as of March 31, 2016 was $1,111,472,639 and $1,322,201,074, respectively.

[b]

Geographic region is based on where Direct Investment is headquartered and may be different from where such Investment invests or operates. In the case of Primary Investments, Secondary Investments, Common Stocks and Listed Private Markets Funds, geographic region generally refers to where the majority of the underlying assets are invested.

[c]	Non-income producing.

[d]	Rounds to less than 0.005%.

[e]	Each issue shows the rate of the discount at the time of purchase.

The accompanying notes are an integral part of these Consolidated Financial Statements.

8

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statement of Assets, Liabilities and Members’ Equity –
March 31, 2016

Assets
Private Equity Investments, at fair value (cost $1,111,472,639)	$1,322,201,074
Common Stocks, at fair value (cost $15,096,389)	16,678,592
Listed Private Market Funds, at fair value (cost $3,360,742)	3,443,910
Short-term investments, at fair value (cost $289,919,370)	289,929,644
Cash and cash equivalents	115,478,555
Cash denominated in foreign currencies (cost $7,753,794)	8,591,275
Interest receivable	2,804,994
Prepaid assets	1,776,925

Total Assets	$1,760,904,969

Liabilities
Investment purchases payable	$3,633,932
Repurchase amounts payable for tender offers	32,062,646
Forward foreign currency contracts payable	7,040,620
Dividends payable	446,032
Management fee payable	3,542,487
Professional fees payable	474,829
Line of credit fees payable	862,500
Interest expense payable	242,472
Accounting and administration fees payable	61,118
Board of Managers' fees payable	31,250
Custodian fees payable	34,772
Other payable	15,000

Total Liabilities	$48,447,658

Commitments and contingencies (See Note 10)

Members' Equity	$1,712,457,311

Members' Equity consists of:
Members' Equity Paid-in	$1,192,951,503
Accumulated net investment income	52,977,578
Accumulated net realized gain on investments, forward foreign currency contracts and foreign currency translation	263,159,581
Accumulated net unrealized appreciation on investments, forward foreign currency contracts and foreign currency translation	203,368,649

Total Members' Equity	$1,712,457,311

The accompanying notes are an integral part of these Consolidated Financial Statements.

9

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statement of Operations –
For the Year Ended March 31, 2016

Investment Income
Dividends (net of $80,759 withholding tax)	$7,522,935
Interest	24,849,119
Transaction fee income	567,775
Other income	283,838

Total Investment Income	33,223,667

Operating Expenses
Management fee	18,584,504
Professional fees	875,651
Accounting and administration fees	666,267
Board of Managers' fees	125,000
Insurance expense	133,675
Custodian fees	179,026
Line of credit fees	122,500
Interest expense	67,332
Other expenses	689,491

Net Expenses	21,443,446

Net Investment Income	11,780,221

Net Realized Gain and Change in Unrealized Appreciation (Depreciation) on Investments, Forward Foreign Currency Contracts and Foreign Currency
Net realized gain from investments	46,919,396
Net realized gain on forward foreign currency contracts	9,816,621
Net realized gain distributions from primary and secondary investments	56,597,908
Net change in accumulated unrealized appreciation (depreciation) on:
Investments	54,623,930
Foreign currency translation	(679,139)
Forward foreign currency contracts	(14,615,318)

Net Realized Gain and Change in Unrealized Appreciation (Depreciation) on Investments, Forward Foreign Currency Contracts and Foreign Currency	152,663,398

Net Increase in Members' Equity From Operations	$164,443,619

The accompanying notes are an integral part of these Consolidated Financial Statements.

10

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statements of Changes in Members’ Equity –
For the Years Ended March 31, 2015 and 2016

	Adviser’s Equity	Members’ Equity	Total Members’ Equity
Members' Equity at March 31, 2014*	$2,717,146	$944,016,542	$946,733,688
Capital contributions	—	235,060,762	235,060,762
Capital tenders	(11,616,383)	(95,005,222)	(106,621,605)
Net investment income	—	12,415,143	12,415,143
Net realized gain from investments	—	10,001,837	10,001,837
Net realized loss on forward foreign currency contracts	—	9,680,395	9,680,395
Net realized gain distributions from Primary and Secondary Investments	—	54,954,030	54,954,030
Net change in accumulated unrealized appreciation on investments, forward foreign currency contracts and foreign currency translation	—	52,085,473	52,085,473
Adviser's Incentive Allocation from April 1, 2014 to March 31, 2015	13,915,947	(13,915,947)	—

Members' Equity at March 31, 2015	$5,016,710	$1,209,293,013	$1,214,309,723

Capital contributions	—	449,460,437	449,460,437
Capital tenders	(17,267,383)	(98,489,085)	(115,756,468)
Net investment income	—	11,780,221	11,780,221
Net realized gain from investments	—	46,919,396	46,919,396
Net realized gain on forward foreign currency contracts	—	9,816,621	9,816,621
Net realized gain distributions from Primary and Secondary Investments	—	56,597,908	56,597,908
Net change in accumulated unrealized depreciation on investments, forward foreign currency contracts and foreign currency translation	—	39,329,473	39,329,473
Adviser's Incentive Allocation from April 1, 2015 to March 31, 2016	16,441,735	(16,441,735)	—

Members' Equity at March 31, 2016	$4,191,062	$1,708,266,249	$1,712,457,311

*	The item includes a correction of the misstatement for the year ended March 31, 2014. Refer to Note 11 in the Notes to Consolidated Financial Statements for the year ended March 31, 2015.

The accompanying notes are an integral part of these Consolidated Financial Statements.

11

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statement of Cash Flows –
For the Year Ended March 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net Increase in Members' Equity from Operations	$164,443,619
Adjustments to reconcile Net Increase in Members' Equity from Operations to net cash used in operating activities:
Net change in accumulated unrealized depreciation on investments, forward foreign currency contracts and foreign currency translation	(39,329,473)
Net realized gain from investments, forward foreign currency contracts and foreign currency translation	(113,333,924)
Purchases of Private Equity Investments	(507,426,279)
Distributions received from Private Equity Investments	232,361,426
Purchase of common stocks	(15,096,388)
Sales of common stocks	2,917,270
Purchases of listed private markets	(3,455,633)
Sales of listed private markets	96,390
Net (purchases) sales of short-term investments	(69,924,846)
Net realized gain on forward foreign currency contracts	9,816,621
Net realized gain distributions from primary and secondary investments	56,597,908
Increase in interest receivable	(1,721,772)
Decrease in dividends receivable	34,783
Decrease in investment sales receivable	15,500
Increase in prepaid assets	(1,703,926)
Increase in investment purchases payable	1,002,193
Increase in dividends payable	446,032
Increase in management fee payable	1,077,186
Decrease in professional fees payable	(214,924)
Increase in line of credit fees	862,500
Increase in interest expense payable	67,332
Decrease in accounting and administration fees payable	(82,278)
Increase in custodian fees payable	18,084
Increase in other payable	4,983
Net Cash Used in Operating Activities	(282,527,617)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Members' capital contributions	449,460,437
Distributions for Members' capital tenders	(89,909,363)
Net Cash Provided by Financing Activities	359,551,074

Net change in cash and cash equivalents	77,023,457

Effect of exchange rate changes on cash	(679,139)

Cash and cash equivalents at beginning of year	47,725,511
Cash and cash equivalents at End of Year	$124,069,829

The accompanying notes are an integral part of these Consolidated Financial Statements.

12

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Financial Highlights

	Year Ended March 31, 2016	Year Ended March 31, 2015	Year Ended March 31, 2014		Year Ended March 31, 2013	Year Ended March 31, 2012
Total Return Before Incentive Allocation(1)	11.75%	13.44%	15.24	%*	11.20%	9.11%

Total Return After Incentive Allocation(1)	10.86%	12.35%	13.92	%*	10.21%	8.33%

RATIOS AND SUPPLEMENTAL DATA:
Net Assets, end of period in thousands (000's)	$1,712,457	$1,214,310	$946,734	*	$657,514	$384,488

Net investment income (loss) to average net assets before Incentive Allocation	0.81%	1.15%	2.21	%*	1.48%	1.17%
Ratio of gross expenses to average net assets, excluding Incentive Allocation(2)	1.47%	1.52%	1.68%		1.65%	1.63%
Incentive Allocation to average net assets	1.12%	1.29%	1.43	%*	1.07%	0.86%
Ratio of gross expenses and Incentive Allocation to average net assets(2)	2.59%	2.81%	3.11	%*	2.72%	2.49%
Expense waivers to average net assets	0.00%	0.00%	0.00%		0.00%	0.00%
Ratio of net expenses and Incentive Allocation to average net assets	2.59%	2.81%	3.11	%*	2.72%	2.49%
Ratio of net expenses to average net assets, excluding Incentive Allocation	1.47%	1.52%	1.68%		1.65%	1.63%

Portfolio Turnover	21.91%	18.25%	26.84	%*	15.47%	8.39%

*	The item includes a correction due to the misstatement for the year ended March 31, 2014. Refer to Note 11 in the Notes to Consolidated Financial Statements for the year ended March 31, 2015.

(1)

Total investment return reflects the changes in net asset value based on the effects of the performance of the Master Fund during the period and adjusted for cash flows related to capital contributions or withdrawals during the period.

(2)	Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by/to the Adviser.

The accompanying notes are an integral part of these Consolidated Financial Statements.

13

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016

1. Organization

Partners Group Private Equity (Master Fund), LLC (the “Master Fund”) was organized as a limited liability company under the laws of the State of Delaware on August 4, 2008 and commenced operations on July 1, 2009. The Master Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Master Fund is managed by Partners Group (USA) Inc. (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended. A board of managers (the “Board” or “Managers”) has overall responsibility for the management and supervision of the business operations of the Master Fund. As permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Master Fund, any committee of the Board, or the Adviser. The objective of the Master Fund is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments. The Master Fund may make investments through its wholly-owned subsidiaries, Partners Group Private Equity (Subholding), LLC and Partners Group Private Equity (Luxembourg), S.àr.l. (the “Subsidiaries”). The Board has oversight responsibility for the Master Fund’s investment in the Subsidiary and the Master Fund’s role as sole owners of the Subsidiaries.

The Master Fund is a master investment portfolio in a master-feeder structure. Partners Group Private Equity, LLC, Partners Group Private Equity (Institutional), LLC, Partners Group Private Equity (TEI), LLC and Partners Group Private Equity (Institutional TEI), LLC, (collectively the “Feeder Funds”) invest substantially all of their assets, directly or indirectly, in the limited liability company interests (“Interests”) of the Master Fund and become members, directly or indirectly, of the Master Fund (“Members”).

2. Significant Accounting Policies

The Master Fund is an investment company. Accordingly, these financial statements have applied the guidance set forth in Accounting Standards Codification (“ASC”) 946, Financial Services—Investment Companies. The following is a summary of significant accounting and reporting policies used in preparing the consolidated financial statements.

a. Basis of Accounting

The Master Fund’s accounting and reporting policies conform with U.S. generally accepted accounting principles (“U.S. GAAP”).

b. Valuation of Investments

Investments held by the Master Fund include direct equity and debt investments in operating companies (“Direct Investments”) and primary and secondary investments in private equity funds (“Private Equity Fund Investments”). (Direct Investments and Private Equity Fund Investments, collectively, “Private Equity Investments”).

The Master Fund estimates the fair value of its Private Equity Investments in conformity with U.S. GAAP. The Master Fund’s valuation procedures (the “Valuation Procedures”), which have been approved by the Board, require evaluation of all relevant factors available at the time the Master Fund values its investments. The inputs or methodologies used for valuing the Master Fund’s Private Equity Investments are not necessarily an indication of the risk associated with investing in those investments.

Direct Investments

In assessing the fair value of non-traded Direct Investments, the Master Fund uses a variety of methods such as the latest round of financing, earnings and multiple analysis, discounted cash flow and third party valuation, and makes assumptions that are based on market conditions existing at the end of each reporting period. Quoted market prices or dealer quotes for certain similar instruments are used for long-term debt investments where appropriate. Other techniques, such as option pricing models and estimated discounted value of future cash flows, are used to determine fair value for the remaining financial instruments. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

14

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

2. Significant Accounting Policies (continued)

b. Valuation of Investments (continued)

Private Equity Fund Investments

The fair values of Private Equity Fund Investments determined by the Adviser in accordance with the Valuation Procedures are estimates. These estimates are net of management and performance incentive fees or allocations payable pursuant to the respective organizational documents of the Private Equity Fund Investments. Ordinarily, the fair value of a Private Equity Fund Investment is based on the net asset value of that Private Equity Fund Investment reported by its investment manager. If the Adviser determines that the most recent net asset value reported by the investment manager of a Private Equity Fund Investment does not represent fair value or if the manager of a Private Equity Fund Investment fails to report a net asset value to the Master Fund, a fair value determination is made by the Adviser in accordance with the Valuation Procedures. In making that determination, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such Private Equity Fund Investment at the net asset value last reported by its investment manager, or whether to adjust such value to reflect a premium or discount to such net asset value. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

Daily Traded Investments

The Master Fund values investments traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board, at their last sales price, or (2) on NASDAQ at the NASDAQ Official Closing Price, at the close of trading on the exchanges or markets where such securities are traded for the business day as of the relevant determination date. If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded. Securities traded on a foreign securities exchange generally are valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. Dollars at the current exchange rate provided by a recognized pricing service.

Investments for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Adviser not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers. High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Adviser at amortized cost.

c. Cash and Cash Equivalents

Pending investment in Private Equity Investments and in order to maintain liquidity, the Master Fund holds cash, including amounts held in foreign currency and short-term interest bearing deposit accounts. At times, those amounts may exceed federally insured limits. The Master Fund has not experienced any losses in such accounts and does not believe that it is exposed to any significant credit risk on such accounts.

d. Foreign Currency Translation

The books and records of the Master Fund are maintained in U.S. Dollars. Generally, assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollar equivalents using valuation date exchange rates, while purchases, realized gains and losses, income and expenses are translated at the transaction date exchange rates. As of March 31, 2016, the Master Fund had 72 investments denominated in Euros, seven investments denominated in British Pounds, two investments denominated in Australian Dollars, two investments denominated in Japanese Yen, two investments denominated in Norwegian Kronor, two investments denominated in Swiss Francs, one investment denominated in Brazilian Real, one investment denominated in Canadian Dollars, one investment denominated in Hong Kong Dollars and one investment denominated in Swedish Kronor. The Master Fund does not isolate the portion of the results of operations due to fluctuations in foreign exchange rates from changes in fair values of the investments during the period.

15

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

2. Significant Accounting Policies (continued)

e. Forward Foreign Currency Exchange Contracts

The Master Fund may enter forward foreign currency exchange contracts as a way of managing foreign exchange rate risk. The Master Fund may enter into these contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross hedge against either specific transactions or portfolio positions. The objective of the Master Fund’s foreign currency hedging transactions is to reduce the risk that the U.S. Dollar value of the Master Fund’s foreign currency denominated investments will decline in value due to changes in foreign currency exchange rates. All forward foreign currency exchange contracts are “marked-to-market” daily at the applicable translation rates resulting in unrealized gains or losses. Realized gains or losses are recorded at the time the forward foreign currency exchange contract is offset by entering into a closing transaction or by the delivery or receipt of the currency. Risk may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. Dollar.

During the year ended March 31, 2016, the Master Fund entered into nine long/short forward foreign currency exchange contracts. As disclosed in the Consolidated Statement of Operations, the Master Fund had $9,8156,621 in net realized gains, and a $14,615,318 change in net unrealized depreciation on forward foreign currency exchange contracts. The outstanding forward foreign currency exchange contract amounts at March 31, 2016 are representative of contract amounts during the year.

At March 31, 2016, the Master Fund had two outstanding long/short forward foreign currency exchange contract:

		Contract Amount
Settlement Date	Currency	Buy	Sell	Value	Unrealized Appreciation (Depreciation)	Counterparty
April 21, 2016	Euro (€)	$127,478,988	€117,000,000	$133,305,447	$(5,826,459)	Bank of America
April 21, 2016	Euro (€)	$46,297,513	€41,700,000	$47,511,674	$(1,214,161)	Barclays Capital

f. Investment Income

The Master Fund records distributions of cash or in-kind securities from a Private Equity Investment at fair value based on the information contained in distribution notices provided to the Master Fund by the Private Equity Investment when distributions are received. Thus, the Master Fund would recognize within the Consolidated Statement of Operations its share of realized gains or (losses) and the Master Fund’s share of net investment income or (loss) based upon information received regarding distributions from Private Equity Investments. Unrealized appreciation/depreciation on investments within the Consolidated Statement of Operations includes the Master Fund’s share of unrealized gains and losses, realized undistributed gains/losses, and the Master Fund’s share of undistributed net investment income or (loss) from Private Equity Investments for the relevant period.

g. Master Fund Expenses

The Master Fund bears all expenses incurred in the business of the Master Fund on an accrual basis, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Master Fund’s account; legal fees; accounting, auditing, and tax preparation fees; custodial fees; fees for lines of credit; fees for data and software providers; costs of insurance; registration expenses; Board fees; and expenses of meetings of the Board.

h. Costs Relating to Purchases of Secondary Investments

Costs relating to purchases of secondary investments consist of imputed expenses relating to the amortization of deferred payments on investments purchased in secondary transactions. Such expenses are recognized on a monthly basis until the due date of a deferred payment. At due date the net present value of such payment equals the notional amount due to the respective counterparty.

16

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

2. Significant Accounting Policies (continued)

i. Income Taxes

For U.S. federal income tax purposes, the Master Fund is treated as a partnership, and each Member of the Master Fund is treated as the owner of its allocated share of the net assets, income, expenses, and the realized and unrealized gains (losses) of the Master Fund. Accordingly, no U.S. federal, state or local income taxes are paid by the Master Fund on the income or gains of the Master Fund since the Members are individually liable for the taxes on their allocated share of such income or gains of the Master Fund. The Adviser determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

The Master Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Master Fund is subject to examination by U.S. federal, state, local and foreign jurisdictions, where applicable. As of March 31, 2016, the tax years from the year 2012 forward remain subject to examination by the major tax jurisdictions under the statute of limitations.

The preparation of financial statements in conformity with U.S. GAAP requires the Master Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in capital from operations during the reporting period. Actual results can differ from those estimates.

k. Consolidated Financial Statements

The Consolidated Schedule of Investments, Statement of Assets, Liabilities and Members’ Equity, Statement of Operations, Statement of Changes in Members’ Equity, Statement of Cash Flows and Financial Highlights of the Master Fund include the accounts of the Subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

l. Disclosures about Offsetting Assets and Liabilities

The Master Fund is subject to Financial Accounting Standards Board’s (“FASB”) Disclosures about Offsetting Assets and Liabilities which requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance requires retrospective application for all comparative periods presented.

For financial reporting purposes, the Master Fund does not offset derivative assets and liabilities that are subject to Master Netting Agreements (“MNA”) or similar arrangements in the Consolidated Statement of Assets, Liabilities and Members’ Equity. The Master Fund has adopted the new disclosure requirements on offsetting in the following table:

The following table presents the Master Fund’s derivative assets by type, net of amounts available for offset under a MNA and net of the related collateral received by the Master Fund as of March 31, 2016:

Counterparty	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Statement of Assets and Liabilities	Net Amounts of Assets Presented in the Consolidated Statement of Assets and Liabilities	Collateral Pledged	Net Amount [1]
Bank of America	$(5,826,459)	$—	$—	$—	$(5,826,459)
Barclays Capital	$(1,214,161)	$—	$—	$—	$(1,214,161)

[1]	Net amount represents the net amount of liability from the counterparty in the event of default.

17

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

2. Significant Accounting Policies (continued)

m. Recently Issued Accounting Pronouncement

In February 2015, FASB issued Accounting Standards Update (“ASU”) 2015-02, Amendments to the Consolidation Analysis (Topic 810). ASU 2015-02 modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities or voting interest entities (each, a “VIE”), eliminates the presumption that a general partner should consolidate a limited partnership, affects the consolidation analysis of reporting entities that are involved with VIE’s, and provides other updates on guidance regarding consolidation. ASU 2015-02 is effective for fiscal years beginning after December 15, 2016. Management is currently evaluating the implications of ASU 2015-02 and its impact on the financial statements and disclosures.

In April 2015, FASB issued ASU 2015-7, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), modifying ASC 946 Financial Services – Investment Companies. Under the modifications, investments in affiliated and private investment funds valued at net asset value are no longer included in the fair value hierarchy. ASU 2015-7 is effective for fiscal years beginning on or after December 15, 2015, and interim periods within those annual periods. Early application is permitted. Management is currently evaluating the implications of ASU 2015-7 and its impact on the financial statements and disclosures.

3. Fair Value Measurements

In conformity with U.S. GAAP, investments are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Estimated values may differ from the values that would have been used if a ready market existed or if the investments were liquidated at the valuation date. A three-tier hierarchy is used to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value of the Master Fund’s investments. The inputs are summarized in the three broad levels listed below:

Valuation of Investments

●

Level 1 – Quoted prices are available in active markets for identical investments as of the measurement date. The type of investments included in Level 1 include marketable securities that are primarily traded on a securities exchange or over-the-counter. The fair value is determined to be the last sale price on the determination date, or, if no sales occurred on any such day, the mean between the closing bid and ask prices on such day. The Master Fund does not apply a blockage discount to the quoted price for these investments, even in situations where the Master Fund holds a large position and a sale could reasonably impact the quoted price.

●

Level 2 – Pricing inputs are other than quoted prices in active markets (i.e. Level 1 pricing) and fair value is determined through the use of models or other valuation methodologies through direct or indirect corroboration with observable market data. Investments which are generally included in this category include corporate notes, convertible notes, warrants and restricted equity securities. The fair value of legally restricted equity securities may be discounted depending on the likely impact of the restrictions on liquidity and the Adviser’s estimates.

●

Level 3 – Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment and/or estimation. Investments that are included in this category generally include equity investments that are privately owned, as well as convertible notes and warrants that are not actively traded. The fair value for investments using Level 3 pricing inputs are based on the Adviser’s estimates that consider a combination of various performance measurements including the timing of the transaction, the market in which the company operates, comparable market transactions, company performance and projections and various performance multiples as applied to earnings before interest, taxes, depreciation and amortization or a similar measure of earnings for the latest reporting period and forward earnings, as well as discounted cash flow analysis. The following table presents the Master Fund’s investments at March 31, 2016 measured at fair value. Due to the inherent uncertainty of valuations, estimated values may materially differ from the values that would have been used had a ready market for the securities existed.

18

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

3. Fair Value Measurements (continued)

Investments	Level 1	Level 2	Level 3	Total
Direct Investments:
Direct Equity Investments*	$20,190,874	$—	$450,166,570	$470,357,444
Direct Debt Investments*	—	—	397,797,241	397,797,241
Total Direct Investments	$20,190,874	$—	$847,963,811	$868,154,685
Secondary Investments*	—	—	314,233,637	314,233,637
Primary Investments*	—	—	139,812,752	139,812,752
Common Stocks	16,678,592	—	—	16,678,592
Listed Private Market Funds	3,443,910	—	—	3,443,910
Short-Term Investments	289,929,644	—	—	289,929,644
Total Investments	$330,243,020	$—	$1,302,010,200	$1,632,253,220
Other Financial Instruments
Forward Foreign Currency Exchange Contracts**	$(7,040,620)	$—	$—	$(7,040,620)
Total Forward Foreign Currency Exchange Contracts	$(7,040,620)	$—	$—	$(7,040,620)

*	The terms “Direct Investments”, “Primary Investments” and “Secondary Investments” are defined in Note 2.b.

**	Forward Foreign Currency Exchange Contracts are detailed in Note 2.e.

The following is a reconciliation of those investments in which significant unobservable inputs (Level 3) were used in determining value:

	Balance as of April 1, 2015	Realized gain/(loss)	Net change in unrealized appreciation/ (depreciation)	Gross purchases	Gross sales	Net transfers in or out of Level 3	Balance as of March 31, 2016
Direct Investments:
Direct Equity Investments	$339,844,108	$40,127,274	$69,133,027	$101,851,701	$(80,598,666)	$(20,190,874)	$450,166,570
Direct Debt Investments	186,329,741	—	3,237,758	294,165,998	(85,936,256)	—	397,797,241
Total Direct Investments*	$526,173,849	$40,127,274	$72,370,785	$396,017,699	$(166,534,922)	$(20,190,874)	$847,963,817
Secondary Investments*	328,970,784	921,387	(26,515,487)	58,455,614	(47,598,661)	—	314,233,637
Primary Investments*	95,045,961	—	10,041,668	52,952,966	(18,227,843)	—	139,812,752
Total	$950,190,594	$41,048,661	$55,896,966	$507,426,279	$(232,361,426)	$(20,190,874)	$1,302,010,200

The amount of the net change in unrealized depreciation for the year ended March 31, 2016 relating to investments in Level 3 assets still held at March 31, 2016 is $55,437,819, which is included as a component of net change in accumulated unrealized appreciation on investments on the Consolidated Statement of Operations.

*

For the purposes of the tables above: “Direct Investments” are private investments directly into the equity or debt of selected operating companies, often together with the management of the company. Primary Investments are investments in newly established private equity partnerships where underlying portfolio companies are generally not known as of the time of investment. Secondary Investments involve acquiring single or portfolios of assets on the secondary market. Secondary Investments are Private Equity Fund Investments generally acquired in the secondary market. Notwithstanding the foregoing, if the Master Fund reasonably determines that the strict application of the above definitions would not reflect the economic substance of any Investment, the Master Fund may re-classify such Investment as it deems appropriate.

19

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

3. Fair Value Measurements (continued)

The Master Fund’s Valuation Procedures have been approved by the Board. The Valuation Procedures are implemented by the Adviser and the Master Fund’s third party administrator, both of which report to the Board. For third-party information, the Master Fund’s administrator monitors and reviews the methodologies of the various pricing services employed by the Master Fund. The Adviser employs valuation techniques for Private Equity Investments held by the Master Fund, which include discounted cash flow methods and market comparables. The Adviser has established a committee (the “Valuation Committee”) to oversee the valuation of the Master Fund’s investments pursuant to the Valuation Procedures. The Adviser and one or more of its affiliates may act as investment advisers to clients other than the Master Fund that hold Private Equity Investments held by the Master Fund. In such cases, the Valuation Committee may value such Private Equity Investments in consultation with its affiliates. Valuation determinations by the Adviser and its affiliates for a Private Equity Investment held by other clients may result in different values than those ascribed to the same Private Equity Investment held by the Master Fund. This situation can arise in particular when reconciling fair valuation differences between U.S. GAAP and accounting standards applicable to such other clients.

The following is a summary of quantitative information about significant unobservable valuation inputs approved by the Adviser’s Valuation Committee for Level 3 Fair Value Measurements for investments held as of March 31, 2016:

Type of Security	Fair Value at March 31, 2016 (000’s)	Valuation Technique(s)	Unobservable Input	Range (weighted average)
Direct Investments:
Direct Equity Investments	$381,116	Market comparable companies	Enterprise Value to EBITDA multiple	6.45 x – 14.86 x (10.73 x)
	3,308	Market comparable companies	Enterprise Value to Sales multiple	3.00 x – 3.00 x (3.00 x)
	18,245	Exit price	Recent transaction price	n/a - n/a (n/a)
	54,162	Recent financing	Recent transaction price	n/a - n/a (n/a)
Direct Debt Investments	$69,242	Discounted cash flow	Discount factor	7.56% – 12.73% (9.80%)
	251,182	Broker Quotes	Indicative quotes for an inactive market	n/a - n/a (n/a)
	18,312	Reported fair value	Reported fair value	n/a - n/a (n/a)
	59,061	Recent financing/transaction	Recent transaction price	n/a - n/a (n/a)

Level 3 Direct Equity Investments valued by using an unobservable input factor are directly affected by a change in that factor. For Level 3 Direct Debt Investments, the Master Fund arrives at a fair value through the use of an earnings and multiples analysis and a discounted cash flows analysis which consider credit risk and interest rate risk of the particular investment. Significant increases or decreases in these inputs in isolation would result in a significantly lower or higher fair value measurement.

20

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

4. Revolving Credit Agreement

Effective February 2, 2016, the Master Fund entered into a secured, committed multicurrency revolving line of credit (“LOC”) facility with Lloyds Bank plc and The Royal Bank of Scotland plc in the aggregate maximum principal amount of $150 million. The Master Fund anticipates that this line of credit facility will be primarily used for working capital requirements and for financing investments and funding associated costs and expenses. The Master Fund will incur additional interest and other expenses with respect to the use of this and other future line of credit facilities. Borrowings are charged a rate of interest per annum which is the aggregate of the applicable margin and London Interbank Offered Rate (“LIBOR”) or, in relation to any loan in Euros, the Euro Interbank Offered Rate (“EURIBOR”), and a commitment fee of 1.20% per annum on the daily unused portion. For the period ended March 31, 2016, the Fund did not utilize this LOC and paid no interest on borrowings. There were no outstanding borrowings at March 31, 2016.

5. Allocation of Members’ Capital

Net profits or net losses of the Master Fund for each Allocation Period (as defined below) are allocated among and credited to or debited against the capital accounts of the Members. Each “Allocation Period” is a period that begins on the day after the last day of the preceding Allocation Period and ends at the close of business on the first to occur thereafter of: (1) the last day of a calendar month, (2) the last day of a taxable year, (3) the day preceding a day on which newly issued Interests are purchased by Members, (4) a day on which Interests are repurchased by the Master Fund pursuant to tenders of Interests by Members or (5) a day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

6. Subscription and Repurchase of Members’ Interests

Interests are generally offered for purchase by Members as of the first day of each calendar month, except that Interests may be offered more or less frequently as determined by the Board in its sole discretion.

The Board may, from time to time and in its sole discretion, cause the Master Fund to repurchase Interests from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board. In determining whether the Master Fund should offer to repurchase Interests, the Board considers the recommendation of the Adviser, as well as a variety of other operational, business and economic factors. The Adviser anticipates recommending to the Board that, under normal circumstances, the Master Fund conduct repurchase offers of no more than 5% of the Master Fund’s net assets quarterly on or about each January 1st, April 1st, July 1st and October 1st. At the present time, the Master Fund does not intend to distribute to the Members any of the Master Fund’s income, but instead expects to reinvest all or substantially all income and gains allocable to the Members.

7. Management Fees, Incentive Allocation, and Fees and Expenses of Managers

The Adviser is responsible for providing day-to-day investment management services to the Master Fund, subject to the ultimate supervision of and subject to any policies established by the Board, pursuant to the terms of an investment management agreement with the Master Fund (the “Investment Management Agreement”). Under the Investment Management Agreement, the Adviser is responsible for developing, implementing and supervising the Master Fund’s investment program. In consideration for such services, the Master Fund pays the Adviser a monthly management fee equal to 1/12th of 1.25% (1.25% on an annualized basis) of the greater of (i) the Master Fund’s net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment. In no event will the Investment Management Fee exceed 1.50% as a percentage of the Master Fund’s net asset value. For the year ended March 31, 2016, the Master Fund earned $18,584,504 in Investment Management Fees.

In addition, at the end of each calendar quarter (and at certain other times), an amount (the “Incentive Allocation”) equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each Member over (ii) the then balance, if any, of that Member’s Loss Recovery Account (as defined below) is debited from such Member’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser) in the Master Fund (the “Incentive Allocation Account”). The Incentive Allocation Account is maintained solely for the purpose of being allocated the Incentive Allocation and thus, the Incentive Allocation Account does not participate in the net profits or losses of the Master Fund.

21

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

7. Management Fees, Incentive Allocation, and Fees and Expenses of Managers (continued)

The Master Fund maintains a memorandum account for each Member (each, a “Loss Recovery Account”). Each Member’s Loss Recovery Account has an initial balance of zero and is (i) increased upon the close of each Allocation Period by the amount of the relevant Member’s allocable share of the net losses of the Master Fund for the Allocation Period, and (ii) decreased (but not below zero) upon the close of such Allocation Period by the amount of such Member’s allocable share of the net profits of the Master Fund for the Allocation Period. The Incentive Allocation is calculated, charged to each Member and credited to the Incentive Allocation Account as of the end of each Allocation Period. The Allocation Period for a Member whose Interest is repurchased or is transferred in part is treated as ending only for the portion of Interests so repurchased or transferred. In addition, only the net profits of the Master Fund, if any, and the balance of the Loss Recovery Account attributable to the portion of the Interest being repurchased or transferred (based on the Member’s capital account amount being so repurchased or transferred) is taken into account in determining the Incentive Allocation for the Allocation Period then ending. The Member’s Loss Recovery Account is not adjusted for such Member’s allocable share of the net losses of the Master Fund, if any, for the Allocation Period then ending that are attributable to the portion of the Interest so repurchased or transferred. For the year ended March 31, 2016 an aggregate Incentive Allocation of $16,441,735 was credited to the Incentive Allocation Account.

Effective January 1, 2015, the Master Fund will pay each Manager a fee of $35,000 per year. Prior to January 1, 2015, the Master Fund only paid each Manager who was not an “interested person” of the Master Fund, as defined by the 1940 Act (each an “Independent Manager”), a fee of $35,000 per year. In addition, the Master Fund pays an additional fee of $10,000 per year to the chairman of the Board and to the chairman of the audit committee of the Board, each of whom is an Independent Manager. Each Manager is reimbursed by the Master Fund for all reasonable out-of-pocket expenses incurred in performing his duties.

8. Accounting and Administration Agreement

UMB Fund Services, Inc. (the “Administrator”) serves as administrator and accounting agent to the Master Fund and provides certain accounting, record keeping and investor related services. For these services the Administrator receives a fixed monthly fee, based upon average net assets, fees on portfolio transactions, as well as reasonable out of pocket expenses. For the year ended March 31, 2016, the Master Fund paid $666,267 in administration and accounting fees.

9. Investment Transactions

Total purchases of Private Equity Investments for the ended March 31, 2016 amounted to $507,426,279. Total distribution proceeds from sale, redemption, or other disposition of Private Equity Investments for the year ended March 31, 2016 amounted to $232,361,426. The cost of investments in Private Equity Investments for U.S. federal income tax purposes is adjusted for items of taxable income allocated to the Master Fund from such Private Equity Investments. The Master Fund relies upon actual and estimated tax information provided by the managers of the Private Equity Investments as to the amounts of taxable income allocated to the Master Fund as of March 31, 2016.

10. Indemnification

In the normal course of business, the Master Fund may enter into contracts that provide general indemnification. The Master Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Master Fund under such agreements, and therefore cannot be established; however, based on management’s experience, the risk of loss from such claims is considered remote.

11. Commitments

As of March 31, 2016, the Master Fund had contributed 80.63% or $1,638,198,522 of the total of $2,031,701,715 of its capital commitments to its Private Equity Investments. With respect to its (i) Direct Investments it had contributed $1,071,576,388 of $1,102,939,110 in total commitments, (ii) secondary Private Equity Investments it had contributed $430,847,488 of $599,673,520 in total commitments and (iii) primary Private Equity Investments it had contributed $135,774,646 of $329,089,085 in total commitments, in each case, as of March 31, 2016.

22

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – March 31, 2016 (continued)

12. Risk Factors

An investment in the Master Fund involves significant risks, including industry risk, liquidity risk, interest rate risk and economic conditions risk, that should be carefully considered prior to investing and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund invests substantially all of its available capital in Private Equity Investments. These investments are generally restricted securities that are subject to substantial holding periods and are not traded in public markets, so that the Master Fund may not be able to resell some of its holdings for extended periods, which may be several years. The Master Fund may have a concentration of investments in a particular industry or sector. Investment performance of the sector may have a significant impact on the performance of the Master Fund. The Master Fund’s investments are also subject to the risk associated with investing in private equity securities. The investments in private equity securities are illiquid, can be subject to various restrictions on resale, and there can be no assurance that the Master Fund will be able to realize the value of such investments in a timely manner. Private Equity Fund Investments are generally closed-end private equity partnerships with no right to withdraw prior to the termination of the partnership. The frequency of withdrawals is dictated by the governing documents of the Private Equity Fund Investments.

Interests in the Master Fund provide limited liquidity because Members will not be able to redeem Interests on a daily basis because the Master Fund is a closed-end fund. Therefore investment in the Master Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Interests and should be viewed as a long-term investment. No guarantee or representation is made that the investment objective will be met.

13. Subsequent Events

Management has evaluated the impact of all subsequent events on the Master Fund and has determined that there were no subsequent events that require disclosure in the consolidated financial statements except for the following:

Effective April 1, 2016, State Street Global Services replaced UMB Fund Services, Inc. as the administrator and accounting agent to the Fund and will provide certain accounting, record keeping, and investor related services.

23

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Fund Management (Unaudited)

The identity of the members of the Board and brief biographical information as of March 31, 2016 is set forth below. The Master Fund’s Statement of Additional Information includes additional information about the membership of the Board and is available, without charge, by calling 1-877-748-7209.

INDEPENDENT MANAGERS
NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGER
James Frederick Munsell Year of Birth: 1941 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036	Chairman and Manager	Since Inception	Senior Counsel, Cleary Gottlieb Steen & Hamilton LLP (2001-Present); Senior Managing Director, Brock Capital Group LLC (2008-Present).	5
Robert J. Swieringa Year of Birth: 1942 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036	Manager	Since Inception	Professor of Accounting, S.C. Johnson Graduate School of Management at Cornell University (1997-2015); Professor Emeritus of Accounting, S.C. Johnson Graduate School of Management at Cornell University (2015-Present); Director, The General Electric Company (2002-2016).	5
INTERESTED MANAGERS AND OFFICERS
NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY MANAGER	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY MANAGER
Brooks Lindberg Year of Birth: 1972 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036	Manager	Since December 2012	Partner, Partners Group (2008-2014); Partners Group (2002-2014); Director, Partners Group (USA) Inc. (2008-2014); Director, Partners Group Real Estate LLC (2008-2012); Senior Vice President, Lendio, Inc. (2015).	5

24

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Fund Management (Unaudited) (continued)

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE FUND	LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS AND OTHER DIRECTORSHIPS HELD BY OFFICER	NUMBER OF PORTFOLIOS IN FUND COMPLEX* OVERSEEN BY OFFICER
Robert Collins Year of Birth: 1976 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036	President	Since September 2014	Managing Director, Partners Group (2012-Present); Partners Group (2005-Present); Director, Partners Group (USA) Inc. (2014-Present); Director, Partners Group (USA) Impact (2014-Present).	5
Justin Rindos Year of Birth: 1984 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036	Chief Financial Officer	Since September 2014	Vice President, Partners Group (2014–Present); Partners Group (2010–Present); Director, Partners Group US Management, LLC (2014-Present); Director, Partners Group US Management II, LLC (2016-Present).	5
Brian Kawakami Year of Birth: 1950 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036	Chief Compliance Officer	Since December 2013	Manager, Brian Kawakami LLC (2015–Present); Partner, Ascendant Compliance Management, Inc. (2009–2015).	5
Oliver Jimenez Year of Birth: 1972 c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036	Secretary	Since September 2014	Senior Vice President, Partners Group (2014-Present); Chief Compliance Officer, Partners Group (USA) Inc. (2014-Present); Chief Compliance Officer, Platinum Partners (2007-2014).	5

*

The Fund Complex consists of the Partners Group Private Equity (Master Fund), LLC, Partners Group Private Equity, LLC, Partners Group Private Equity (Institutional), LLC, Partners Group Private Equity (TEI), LLC and Partners Group Private Equity (Institutional TEI), LLC.

25

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Other Information (Unaudited)

Proxy Voting

The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31. The Master Fund’s Form N-PX filing is available: (i) without charge, upon request, by calling 1-877-748-7209 or (ii) by visiting the SEC’s website at www.sec.gov.

Availability of Quarterly Portfolio Schedules

The Master Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Master Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Approval of Investment Management Agreement

At a meeting of the Board held on December 3, 2015, the Board, including a majority of the Independent Managers, approved by a unanimous vote the continuation of the Investment Management Agreement (the “Agreement”).

In advance of the meeting, the Independent Managers requested and received extensive materials from the Adviser to assist them in considering the approval of the Agreement. The materials provided by the Adviser included detailed comparative information relating to the performance, advisory fees and other expenses of the Master Fund and the Feeder Funds (collectively, the “Funds”).

The Board engaged in a detailed discussion of the materials with management of the Adviser. The Independent Managers then met separately with independent counsel to the Independent Managers for a full review of the materials. Following this session, the full Board reconvened and after further discussion determined that the information presented provided a sufficient basis upon which to approve the Agreement.

Discussion of Factors Considered

The Board considered, among other things: (1) the nature and quality of the advisory services rendered, including, the complexity of the services provided; (2) the experience and qualifications of the personnel that provide such services; (3) the fee structure and the expense ratios in relation to those of other investment companies having comparable investment policies and limitations; (4) the direct and indirect costs incurred by the Adviser and its affiliates in performing advisory services for the Master Fund, the basis of determining and allocating these costs, and the profitability to the Adviser and its affiliates in performing such services; (5) possible economies of scale arising from any anticipated growth of the Funds and the extent to which these would be passed on to the Funds; (6) other compensation or possible benefits to the Adviser and its affiliates arising from their advisory and other relationships with the Master Fund; (7) possible alternative fee structures or bases for determining fees; (8) the fees charged by the Adviser and other investment advisers, to similar clients and in comparison to industry fees for similar services; and (9) possible conflicts of interest that the Adviser may have with respect to the Funds.

The Board concluded that the nature, extent and quality of the services provided by the Adviser to the Master Fund are appropriate and consistent with the terms of the limited liability company agreement of the Master Fund, that the quality of those services is consistent with industry norms and that the Master Fund benefits from the Adviser’s management of the Master Fund investment program.

The Board noted that the performance of the Master Fund had been positive since inception and had less volatility than the equity markets, as measured by the S&P 500 Index.

The Board also concluded that the Adviser had sufficient personnel with the appropriate education and experience to serve the Master Fund effectively and has demonstrated its continuing ability to attract and retain qualified personnel. The Board noted that the Adviser is part of a larger investment advisory group that advises other funds and individual investors with respect to private equity investments and that relationship may make available to the Master Fund investment opportunities that would not be available to the Master Fund if the Adviser was not the Master Fund’s investment adviser.

26

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Other Information (Unaudited) (continued)

Approval of Investment Management Agreement (continued)

The Board considered the anticipated costs of the services provided by the Adviser, and the compensation and benefits received by the Adviser in providing services to the Master Fund. The Board also reviewed the servicing fees paid to the Adviser or its affiliates by Partners Group Private Equity, LLC and Partners Group Private Equity (TEI), LLC. The Board reviewed the financial statements of the Adviser’s parent and a profitability analysis of the Adviser, considered any direct or indirect revenues that could be received by affiliates of the Adviser, and concluded that the Adviser’s fees and profits derived from its relationship with the Master Fund in light of the Master Fund’s expenses were reasonable in relation to the nature and quality of the services provided, taking into account the fees charged by other advisers for managing comparable funds. The Board also concluded that the overall expense ratios of the Feeder Funds were reasonable, taking into account the size of the Feeder Funds and the quality of services provided by the Adviser.

The Board considered the extent to which economies of scale could be realized and whether fee levels would reflect those economies, noting that as the Master Fund grows, economies of scale would be realized.

The Board considered all factors and no one factor alone was deemed dispositive.

Conclusion

The Board determined that the information presented provided a sufficient basis upon which to approve the Agreement and that the compensation and other terms of the Agreement were in the best interests of the Master Fund and its Members.

27

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Other Information (Unaudited) (continued)

Privacy Policy

FACTS	WHAT DOES PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

● Social Security number

● account balances

● account transactions

● transaction history

● wire transfer instructions

● checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Partners Group Private Equity (Master Fund), LLC chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Partners Group Private Equity (Master Fund), LLC share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes – to offer our products and services to you	No	We do not share
For joint marketing with other financial companies	No	We do not share
For our affiliates’ everyday business purposes – information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes – information about your creditworthiness	No	We do not share
For our affiliates to market to you	No	We do not share
For nonaffiliates to market to you	No	We do not share

Questions?	Call 1-877-748-7209

28

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Other Information (Unaudited) (continued)

Privacy Policy (continued)

What we do
How does Partners Group Private Equity (Master Fund), LLC protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Partners Group Private Equity (Master Fund), LLC collect my personal information?

We collect your personal information, for example, when you

● open an account

● provide account information

● give us your contact information

● make a wire transfer

● tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

● sharing for affiliates’ everyday business purposes – information about your creditworthiness

● affiliates from using your information to market to you

● sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

● Our affiliates include companies with a Partners Group name, such as Partners Group (USA) Inc., investment adviser to the Fund and other funds, and Partners Group AG.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

● Partners Group Private Equity (Master Fund), LLC does not share with nonaffiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ● Partners Group Private Equity (Master Fund), LLC does not jointly market.

29

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC
(a Delaware Limited Liability Company)

Semi-Annual Report

For the Six Months Ended September 30, 2016
(Unaudited)

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC	Appendix B

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

For the Six Months Ended September 30, 2016 (Unaudited)

Consolidated Schedule of Investments	1-8
Consolidated Statement of Assets, Liabilities and Members' Equity	9
Consolidated Statement of Operations	10
Consolidated Statements of Changes in Members' Equity	11
Consolidated Statement of Cash Flows	12
Consolidated Financial Highlights	13
Notes to Consolidated Financial Statements	14-23
Other Information	24-25

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited)

INVESTMENT PORTFOLIO AS A PERCENTAGE OF TOTAL MEMBERS’ EQUITY
Percentages as a percentage of total investments are as follows:

Common Stocks (3.04%) Communication (0.22%)	Acquisition Date	Geographic Region [a]	Shares	Fair Value
Crown Castle International Corp.	02/10/16	North America	27,000	$2,543,940
Eutelsat Communications SA	09/22/16	Western Europe	100,000	2,069,311
Total Communication (0.22%)				4,613,251

Diversified Financial Services (1.05%)
Ares Capital Corp.	02/10/16	North America	202,000	3,131,000
Gimv N.V.	02/10/16	Western Europe	41,500	2,200,525
HgCapital Trust PLC	02/10/16	Western Europe	175,980	3,321,968
ICG Graphite Enterprise Trust PLC	02/10/16	Western Europe	298,107	2,461,484
KKR & Co. L.P.	02/10/16	North America	182,000	2,593,500
New Mountain Finance Corp.	02/10/16	North America	227,000	3,123,520
Onex Corporation	02/10/16	North America	36,000	2,309,228
Wendel SA	02/10/16	Western Europe	19,000	2,214,511
Total Diversified Financial Services (1.05%)				21,355,736

Social Infrastructure (0.19%)
HICL Infrastructure Co. Ltd.	03/24/16	Western Europe	1,735,000	3,820,261
Total Social Infrastructure (0.19%)				3,820,261

Transportation (0.45%)
Flughafen Zuerich AG	07/01/16	Western Europe	12,500	2,446,128
Union Pacific Corp.	06/24/16	North America	26,500	2,584,280
Vinci SA	02/10/16	Western Europe	54,500	4,170,072
Total Transportation (0.45%)				9,200,480

Utilities (1.13%)
American Water Works Co., Inc.	02/10/16	North America	39,000	2,918,370
APA Group	02/11/16	Asia - Pacific	313,000	2,035,629
Atmos Energy Corp.	02/10/16	North America	56,000	4,169,200
Brookfield Infrastructure Partners, L.P.	02/10/16	North America	45,150	1,564,899
Cheung Kong Infrastructure Holdings Ltd.	02/11/16	Asia - Pacific	375,000	3,225,166
Enbridge, Inc.	02/10/16	North America	56,500	2,479,199
Hydro One Ltd.	02/10/16	North America	170,000	3,350,711
National Grid PLC	02/10/16	Western Europe	237,000	3,359,996
Total Utilities (1.13%)				23,103,170

Total Common Stocks (Cost $58,282,393) (3.04%)				$62,092,898

The accompanying notes are an integral part of these Consolidated Financial Statements.

1

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited) (continued)

Private Equity Investments (86.04%) Direct Investments * (63.05%) Direct Equity (32.99%)	Investment Type	Acquisition Date	Geographic Region [a]	Shares	Fair Value **
AcGen Island Intermediate Holdings II, Inc. (DE) [b]	Common equity	12/03/15	North America	1,189	$1,085,966
Affordable Care Holding Corp. [b]	Common equity	10/22/15	North America	89,928	8,952,656
AP Georgia Holdings, L.P. [b]	Common equity	05/21/13	North America	70,000	11,804,663
AP VIII Prime Security Serviced Holdings, L.P. [b,c]	Limited partnership interest	05/02/16	North America	—	11,854,788
Argan Mauritius Limited [b]	Common equity	05/09/16	Asia - Pacific	104,935	10,493,500
Astorg Co-Invest Kerneos, FCPI [b,c]	Common equity	03/20/14	Western Europe	—	19,492,214
Astorg Co-Invest SGG [b]	Common equity	02/10/16	Western Europe	780,000	13,869,776
Au Housing Finance Limited [b]	Common equity	06/23/16	Asia - Pacific	5,901,231	19,121,169
Aurora Products Group, LLC [b,c,d]	Member interest	06/29/12	North America	—	10,632
AX IV SAIC Holding III ApS [b]	Common equity	09/23/16	Western Europe	203,688,000	15,364,383
Brilliant Circle Holdings International Ltd. [b]	Common equity	04/14/11	Asia - Pacific	12,448,515	1,958,271
CapitalSpring Finance Company, LLC [b]	Preferred equity	10/03/14	North America	190,267	89,625
Capvis IV Co- Investors Faster L.P. [b,c]	Common equity	09/24/14	Western Europe	—	16,973,168
Carlyle Retail Turkey Partners, L.P. [b,c]	Limited partnership interest	07/11/13	Rest of World	—	6,512,922
CB Herff Jones Buyer HoldCo. / Varsity Brands Holding Co. [b]	Common equity	12/11/14	North America	9,836,554	15,132,216
CB Poly Holdings, LLC [b]	Preferred equity	08/16/16	North America	171,270	17,127,003
CCM Mezzanine Co-Invest Limited Partnership [b,c]	Limited partnership interest	01/23/13	Western Europe	—	51,787
CD&R Univar Co-Investor II L.P. [b,c]	Limited partnership interest	11/15/10	North America	—	2,645,611
Centauro Co-Investment Fund, L.P. [b,c]	Limited partnership interest	11/28/13	Rest of World	—	570,939
Desserts LLC [b]	Preferred equity	02/08/16	North America	7,989	9,390,560
DLJSAP BookCO, LLC [b,c]	Member interest	04/23/10	Rest of World	—	438,736
ECP Holding Company, LLC [b]	Preferred equity	03/15/16	North America	8,172,727	8,990,000
EQT Marvin Co-Investment Limited Partnership [b,c]	Limited partnership interest	07/20/10	Western Europe	—	2,767,573
Eurodrip Co-Investment Fund I, L.P. [b,c]	Limited partnership interest	03/18/13	Western Europe	—	3,485,412
EXW Coinvest L.P. [b,c]	Limited partnership interest	06/17/16	North America	—	35,113,445
Fermo Limited [b]	Common equity	04/24/12	Asia - Pacific	5,600,000	8,307,961
Fermo Limited [b]	Preferred equity	04/24/12	Asia - Pacific	323,690	323,690
GC Athena Co-invest, L.P. [b,c]	Limited partnership interest	06/16/16	North America	—	10,874,179
Gemini Global Holdings Investor, LLC [b,c]	Member interest	06/17/11	North America	—	2,955,873
Global Blue Investment & Co S.C.A. [b]	Common equity	07/31/12	Western Europe	60,000	5,759,717
Global Blue Investment & Co S.C.A. [b]	Preferred equity	07/31/12	Western Europe	5,940,000	5,122,758
Goldcup Merger Sub, Inc. [b]	Common equity	05/02/16	North America	5,648,649	5,648,649
GTS II Cayman Corporation [b]	Common equity	07/24/13	Rest of World	2,824	3,816,026
Hogan S.a r.l. [b]	Common equity	12/22/11	Western Europe	272,221	1
Hogan S.a r.l. [b]	Preferred equity	12/22/11	Western Europe	1,810,271	4,756,925
Huntress Co-Investment L.P., 1 [b,c]	Limited partnership interest	04/08/16	Asia - Pacific	—	38,102,078
IG Igloo Holdings, Inc. [b]	Common equity	05/11/16	North America	9,058	30,000,000
Kaffee Partner Holding GmbH [b]	Common equity	05/28/10	Western Europe	1,237	1,370,426
KKBS Holdings, LLC [b,c,d]	Member interest	12/17/10	North America	—	10,272
KKR Matterhorn Co-Invest L.P. [b,c]	Limited partnership interest	11/02/12	Western Europe	—	4,740,505
KLFS Holdings, L.P. [b,c]	Limited partnership interest	12/16/10	North America	—	713,730
KOUS Holdings, Inc. [b]	Common equity	08/21/15	North America	10,950,000	10,950,000
Kowloon Co-Investment, L.P. [b,c]	Limited partnership interest	11/04/15	Asia - Pacific	—	2,613,268
KSBR Holding Corp. [b]	Common equity	08/24/12	North America	819,160	347,736
LTS Group Holdings, LLC [b]	Common equity	08/07/15	North America	11,026	22,278,715
NDES Holdings, LLC [b,c]	Member interest	09/19/11	North America	—	6,119,575
NTS Holding Corporation, Inc. [b]	Common equity	11/21/13	North America	2,672	2,038,649

The accompanying notes are an integral part of these Consolidated Financial Statements.

2

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited) (continued)

Private Equity Investments (continued) Direct Investments * (continued) Direct Equity (continued)	Investment Type	Acquisition Date	Geographic Region [a]	Shares	Fair Value **
Peer 1 S.A. [b]	Common equity	11/17/11	Western Europe	3,827,171	$391,950
PMP 2 S.A. [b]	Common equity	02/26/16	Western Europe	85,312	38,803,049
Polaris Investment Holdings, L.P [b,c]	Limited partnership interest	06/07/16	North America	—	16,815,000
QOL Meds Holding Company, LLC [b]	Common equity	12/05/13	North America	15,750,000	26,927,240
Quadriga Capital IV Investment Holding II L.P. [b,c]	Limited partnership interest	09/09/16	Western Europe	—	16,103,565
Quick Service Restaurant Group Private Limited [b]	Common equity	09/30/11	Asia - Pacific	855,277	1,195,217
R&R Co-Invest FCPR [b,c]	Common equity	07/05/13	Western Europe	—	32,461,402
S-Evergreen Holding Corp. [b]	Common equity	07/17/12	North America	226,635	113,949
S.TOUS, S.L [b]	Common equity	10/06/15	Western Europe	622	13,568,484
Silver Lake Sumeru Marlin Co-Invest Fund, L.P. [b,c]	Limited partnership interest	05/14/12	North America	—	3,259,557
Snacks Parent Corporation [b,c,d]	Preferred equity	05/23/13	North America	—	17,655
SPH GRD Holdings, LLC [b]	Common equity	06/18/13	North America	1,152,321	15,857,091
Spring Topco Limited [b]	Common equity	11/24/10	North America	10,005	291,029
THL Equity Fund VI Investors (BKFS), L.P. [b,c]	Limited partnership interest	12/30/13	North America	—	26,213,809
Valhalla Co-Invest L.P. [b,c]	Limited partnership interest	01/18/11	Western Europe	—	3,380,291
VAT Group AG [b]	Common equity	04/14/16	Western Europe	655,272	55,534,961
Velocity Holdings Corp. [b]	Common equity	08/06/12	North America	3,749,777	14,624,319
WP Mustang Co-Invest-C, L.P. [b,c]	Limited partnership interest	08/12/14	North America	—	7,734,711
					$673,441,027

Direct Debt (30.06%)	Interest	Acquisition Date	Maturity Date	Investment Type	Geographic Region [a]	Principal	Fair Value **
ABILITY Network, Inc. [b]	Libor (1.00% floor) + 5.00%	06/04/14	05/16/21	Senior	North America	$7,595,000	$7,534,603
ABILITY Network, Inc. [b]	Libor (1.00% floor) + 8.25%	06/04/14	05/16/22	Second Lien	North America	11,500,000	11,341,875
Acrisure LLC [b]	Libor (1.00% floor) + 9.00%	02/26/16	11/19/22	Second Lien	North America	36,448,000	36,448,000
Affordable Care Holding Corp. [b]	Libor (1.00% floor) + 8.50%	10/22/15	04/22/23	Second Lien	North America	16,861,500	16,861,500
AI Alabama B.V. [b]	Libor (1.00% floor) + 8.00%	07/10/15	07/06/23	Second Lien	Western Europe	6,374,927	6,374,927
Alpha Bidco SAS [b]	Euribor + 4.75%	02/12/16	12/11/22	Senior	Western Europe	17,100,000	19,500,387
Ascensus, Inc. [b]	Libor (1.00% floor) + 4.50%	12/07/15	12/03/22	Senior	North America	19,660,235	19,561,934
Ascensus, Inc. [b]	Libor (1.00% floor) + 9.00%	12/04/15	12/03/23	Second Lien	North America	27,540,000	27,540,000
Astro AB Borrower, Inc. [b]	Libor (1.00% floor) + 4.50%	05/22/15	05/22/22	Second Lien	North America	7,677,799	7,677,799
AutoForm Engineering GmbH [b]	Euribor + 4.75%	07/22/16	07/21/23	Senior	Western Europe	5,577,000	6,280,890
AutoForm Engineering GmbH [b]	4.75%	07/22/16	07/21/23	Senior	Western Europe	3,306,603	3,314,870
CapitalSpring Finance Company, LLC [b]	2.00% + 11.25% PIK	10/03/14	10/02/19	Mezzanine	North America	20,609,756	21,096,947
CDRH Parent, Inc. [b]	Libor (1.00% floor) + 8.00%	08/06/14	07/01/22	Second Lien	North America	10,000,000	7,150,000
CFS 811 B.V. [b]	Euribor (0.75% floor) + 7.25%	06/12/15	06/21/21	Senior	Western Europe	775,000	870,639

The accompanying notes are an integral part of these Consolidated Financial Statements.

3

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited) (continued)

Private Equity Investments (continued) Direct Investments * (continued)
Direct Debt (continued)	Interest	Acquisition Date	Maturity Date	Investment Type	Geographic Region [a]	Principal	Fair Value **
CFS 811 B.V. [b]	Euribor (0.75% floor) + 7.25%	06/12/15	06/12/21	Senior	Western Europe	$10,695,000	$12,014,811
Diamond Parent Holdings, Corp. [b]	Libor (1.00% floor) + 6.75%	04/29/16	04/15/22	Senior	North America	21,276,675	21,276,675
Evergreen ACQCO1 L.P. [b]	10.25%	07/17/12	07/11/22	Mezzanine	North America	6,325,000	6,325,000
Global Tel*Link Corporation [b]	Libor (1.25% floor) + 7.75%	06/13/13	12/14/17	Second Lien	North America	10,300,000	23,078,275
Global Tel*Link Corporation [b]	Libor (1.25% floor) + 3.75%	05/04/12	12/14/17	Senior	North America	3,929,384	3,816,434
Goldcup Merger Sub, Inc. [b]	Libor (1.00% floor) + 9.25%	05/02/16	05/02/24	Second Lien	North America	41,800,000	41,800,000
Interstate Hotels Holding [b]	Libor (1.00% floor) + 4.75%	05/18/16	05/03/22	Senior	North America	30,000,000	29,850,000
Kahuna Bidco Pty Limited [b]	BBSY + 5.00% + 3.50% PIK	09/30/11	12/31/18	Mezzanine	Asia - Pacific	6,078,056	4,694,207
Knightrider S.a.r.l. [b]	Libor (1.00% floor) + 3.50%	09/25/13	08/14/20	Senior	Western Europe	9,703,051	9,406,327
KSBR Holding Corp. [b]	11.00%	08/24/12	08/27/22	Mezzanine	North America	6,384,001	6,384,000
Lary 3 AB [b]	Euribor + 5.00%	08/09/16	07/20/23	Senior	Western Europe	9,170,000	10,404,635
Learning Care Group (US) No.2, Inc. [b]	Libor (1.00% floor) + 4.50%	06/24/14	05/05/21	Senior	North America	5,932,625	5,945,617
Lightower [b]	12.00% PIK	08/11/15	08/12/25	Mezzanine	North America	5,833,090	5,862,255
Lightower [b]	10.00%	08/11/15	04/11/20	Mezzanine	North America	6,942,764	6,942,764
LTI Holdings, Inc. [b]	Libor (1.00% floor) + 9.25%	06/01/15	05/27/22	Second Lien	North America	10,925,000	9,914,438
National Surgical Hospitals, Inc. [b]	Libor (1.00% floor) + 9.00%	06/01/15	06/01/23	Second Lien	North America	9,450,000	9,450,000
Netsmart Technologies Holding [b]	Libor (1.00% floor) + 9.50%	05/05/16	10/19/23	Second Lien	North America	22,725,000	22,497,750
NTS Holding Corporation, Inc [b]	Libor (1.00% floor) + 6.00%	06/19/15	06/12/21	Senior	North America	8,794,224	8,794,224
Onex Wizard Acquisition Company II S.C.A. [b]	Euribor (1.00% floor) + 3.25%	03/19/15	03/19/22	Senior	Western Europe	7,141,250	8,078,670
Onex Wizard Acquisition Company II S.C.A. [b]	Libor (1.00% floor) + 3.25%	03/27/15	03/27/22	Senior	Western Europe	2,364,000	2,370,075
Peer Holding B.V [b]	Euribor + 4.50%	02/25/16	02/25/22	Senior	Western Europe	16,394,813	18,747,964
Pet Holdings ULC [b]	Libor (1.00% floor) + 5.50%	07/08/16	07/01/22	Senior	North America	9,060,000	9,082,650
Photonis Technologies S.A.S. [b]	Libor (1.00% floor) + 7.50%	09/27/13	09/18/19	Second Lien	Western Europe	8,603,125	7,742,813
Plano Molding Company, LLC [b]	Libor (1.00% floor) + 6.00%	05/12/15	05/12/21	Second Lien	North America	8,415,000	8,393,750
Prime Security Services Borrower, LLC [b]	Libor (1.00% floor) + 9.25%	05/02/16	05/13/23	Second Lien	North America	11,850,000	11,850,000
Springer Science+Business Media Finance BV [b]	Libor (1.00% floor) + 3.50%	06/25/15	08/14/20	Senior	Western Europe	10,714,375	10,386,725
Stiphout Finance, LLC [b]	Libor (1.00% floor) + 3.75%	10/30/15	10/26/22	Senior	Asia - Pacific	7,101,338	7,089,365
Stiphout Finance, LLC [b]	Libor (1.00% floor) + 8.00%	10/30/15	10/26/23	Second Lien	Asia - Pacific	8,346,836	8,263,368

The accompanying notes are an integral part of these Consolidated Financial Statements.

4

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited) (continued)

Private Equity Investments (continued) Direct Investments * (continued)
Direct Debt (continued)	Interest	Acquisition Date	Maturity Date	Investment Type	Geographic Region [a]	Principal	Fair Value **
Strategic Partners, Inc. [b]	Libor (1.00% floor) + 5.25%	07/20/16	06/30/23	Senior	North America	$13,440,000	$13,515,600
Tierpoint LLC [b]	Libor (1.00% floor) + 8.75%	04/18/16	12/02/22	Second Lien	North America	18,000,000	17,415,000
Verisure Cayman 2 [b]	Euribor + 3.50%	01/13/16	10/21/22	Senior	Western Europe	36,000,000	41,081,351
WP CPP Holdings, LLC [b]	Libor (1.00% floor) + 3.50%	02/10/16	12/27/19	Senior	North America	19,845,361	19,498,067
							613,527,181
Total Direct Investments (63.05%)							$1,286,968,208

Secondary Investments * (14.60%)	Acquisition Date	Geographic Region [a]	Fair Value
3i Eurofund Vb, L.P. [b]	09/30/09	Western Europe	$4,082,780
3i Growth Capital B, L.P. [b]	10/01/14	Western Europe	574,071
Abingworth Bioventures III, L.P. [b]	09/30/15	Western Europe	70,033
Abingworth Bioventures V Co-Investment Growth Equity Fund, L.P. [b]	06/30/12	Western Europe	320,118
Abingworth Bioventures V, L.P. [b]	06/30/12	Western Europe	398,319
Advent International GPE VI, L.P. [b]	09/30/10	Western Europe	2,950,542
Apax Europe VI - A, L.P. [b]	07/01/11	Western Europe	170,347
Apax Europe VII - B, L.P. [b]	04/30/11	Western Europe	278,580
Apollo Investment Fund IV, L.P. [b]	07/01/10	North America	6,105
Apollo Investment Fund VI, L.P. [b]	07/01/10	North America	480,284
Apollo Investment Fund VII, L.P. [b]	07/01/10	North America	521,015
Apollo Overseas Partners (Delaware) VII, L.P. [b]	10/01/09	North America	212,542
Ares Corporate Opportunities Fund III, L.P. [b]	10/01/09	North America	259,037
Astorg V FCPR [b]	09/30/15	Western Europe	3,354,027
Astorg VI, FCPI [b]	06/30/16	Western Europe	376,567
Bain Capital Fund VIII, L.P. [b]	12/31/15	North America	91,361
Bain Capital Fund X, L.P. [b]	06/30/11	North America	19,061,536
Bain Capital IX Co-Investment Fund, L.P. [b]	12/31/15	North America	80,759
Bain Capital Partners IX, L.P. [b]	12/31/15	North America	416,995
Bain Capital VIII Co-Investment Fund, L.P. [b]	12/31/15	North America	21,337
Bain Capital X Co-Investment Fund, L.P. [b]	06/30/11	North America	826,231
Baring Asia Private Equity Fund IV, L.P. [b,e]	11/24/09	Asia - Pacific	534,538
BC European Capital IX, L.P. [b]	09/30/14	Western Europe	4,113,478
Bertram Growth Capital II-A, L.P. [b]	09/30/15	North America	3,372,745
Blackstone Capital Partners V-S, L.P. [b]	11/30/10	North America	136,479
Blackstone Capital Partners V/F, L.P. [b]	08/18/11	North America	1,092,426
Candover 2005 Fund, L.P. [b]	04/06/10	Western Europe	333,376
Carlyle Europe Partners II, L.P. [b]	12/28/12	Western Europe	65,731
Carlyle Europe Partners III, L.P. [b]	12/28/12	Western Europe	5,925,452
Carlyle Japan International Partners II, L.P. [b]	12/28/12	Asia - Pacific	4,313,282
Carlyle Partners IV, L.P. [b]	06/30/10	North America	204,264
Carlyle Partners V, L.P. [b]	09/22/09	North America	610,822
Carlyle Partners V/B, L.P. [b]	08/18/11	North America	3,042,644
CCP IX L.P. No.2 [b]	09/30/14	Western Europe	1,424,184
Clayton, Dubilier & Rice Fund VII L.P. [b]	06/30/11	North America	3,379,550
Clayton, Dubilier & Rice Fund VIII, L.P. [b]	03/29/12	North America	12,154,086
CVC Capital Partners Asia Pacific III, L.P. [b]	01/11/13	Asia - Pacific	1,293,605
CVC European Equity Partners Tandem Fund (A), L.P. [b]	07/12/10	Western Europe	986,521
CVC European Equity Partners V, L.P. [b]	07/12/10	Western Europe	2,639,476

The accompanying notes are an integral part of these Consolidated Financial Statements.

5

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited) (continued)

Private Equity Investments (continued) Secondary Investments* (continued)	Acquisition Date	Geographic Region [a]	Fair Value
Duke Street VI US No. 1 Limited Partnership [b]	11/20/09	Western Europe	$225,059
ESP Golden Bear [b]	09/30/16	Western Europe	26,755,030
Fourth Cinven Fund, L.P. [b]	04/16/10	Western Europe	95,164
Frazier Healthcare VI, L.P. [b]	06/30/12	North America	1,387,582
FS Equity Partners V, L.P. [b]	08/07/12	North America	1,255,961
Galileo III FCPR [b]	09/30/15	Western Europe	194,552
Genstar Capital Partners IV, L.P. [b]	09/30/15	North America	8,687
Genstar Capital Partners V, L.P. [b]	09/30/15	North America	1,241,439
Graphite Capital Partners VI, L.P. [b]	09/30/15	Western Europe	398,486
Graphite Capital Partners VII Top-Up [b]	09/30/15	Western Europe	76,958
Graphite Capital Partners VII, L.P. [b]	09/30/15	Western Europe	386,040
Gryphon Partners 3.5, L.P. [b]	05/21/13	North America	7,063,881
Gryphon Partners IV L.P. [b]	02/08/16	North America	18,421,545
H.I.G. Bayside Debt & LBO Fund II, L.P. [b]	12/30/10	North America	1,447,110
Harvest Partners V, L.P. [b]	09/30/11	North America	241,834
Harvest Partners VII, L.P. [b]	09/30/11	North America	255,515
Hellman & Friedman Capital Partners VI, L.P. [b]	12/31/12	North America	1,875,254
Hellman & Friedman Capital Partners VII, L.P. [b,e]	06/30/14	North America	2,785,746
Highstar Capital III Prism Fund, L.P. [b]	07/01/10	North America	1,221,722
Index Ventures II (Jersey), L.P. [b]	09/30/15	Western Europe	3,422
Indigo Capital V, L.P. [b]	09/30/15	Western Europe	1,067,658
Industri Kapital 1997 Fund [b]	09/30/15	Western Europe	1,437
Industri Kapital 2000, L.P. [b]	09/30/15	Western Europe	4,345
Investcorp Private Equity 2007 Fund, L.P. [b]	03/31/11	North America	2,179,726
Investcorp Technology Partners III (Cayman), L.P. [b]	08/19/11	North America	2,175,959
Irving Place Capital Investors II, L.P. [b]	03/22/10	North America	24,841
Irving Place Capital Partners III, L.P. [b]	12/21/09	North America	21,264
Italian Private Equity Fund IV, L.P. [b]	01/29/16	Western Europe	177,992
Jerusalem Venture Partners IV, L.P. [b]	09/30/15	Asia - Pacific	35,850
KKR European Fund III, L.P. [b]	11/01/10	Western Europe	4,957,829
Lightyear Fund II, L.P. [b]	09/30/13	North America	2,689,194
Madison Dearborn Capital Partners V, L.P. [b]	03/31/11	North America	2,395,493
Madison Dearborn Capital Partners VI-C, L.P. [b]	05/31/11	North America	790,922
MidOcean Partners III, L.P. [b,e]	06/30/11	North America	2,894,506
Monomoy Capital Partners II, L.P. [b]	09/30/15	North America	1,233,537
Montagu III, L.P. [b]	12/09/09	Western Europe	21
Nexit Infocom 2000 Fund L.P. [b]	09/30/15	Western Europe	6,072
Oak Investment Partners XII, L.P. [b]	06/28/12	North America	906,816
PAI Europe V [b]	09/30/14	Western Europe	1,402,629
Palladium Equity Partners III, L.P. [b]	08/02/10	North America	328,889
Pamlico Capital GP I, LLC [b]	03/31/14	North America	1
Pamlico Capital GP II, LLC [b,e]	03/31/14	North America	27,444
Pamlico Capital II, L.P. [b]	03/31/14	North America	6,387,489
Pamlico Capital Secondary Fund, L.P. [b]	03/31/14	North America	11,575
Permira Europe I, L.P.1B [b]	11/29/13	Western Europe	43,584
Permira Europe II, L.P. [b]	11/29/13	Western Europe	32,270
Permira Europe III, L.P. [b]	09/30/13	Western Europe	403,942
Permira IV, L.P. [b,e]	06/30/11	Western Europe	8,703,485
Providence Equity Partners IV, L.P. [b]	06/30/11	North America	11,651
Providence Equity Partners V, L.P. [b]	06/30/11	North America	256,053
Providence Equity Partners VI -A, L.P. [b]	06/30/11	North America	11,694,769
Providence Equity Partners VII-A, L.P. [b]	06/30/13	North America	1,490,649
Riverside Europe Fund IV, L.P. [b]	09/30/14	Western Europe	1,705,431
Silver Lake Partners II, L.P. [b]	06/30/14	North America	284,309
Silver Lake Partners III, L.P. [b]	06/30/10	North America	12,200,729

The accompanying notes are an integral part of these Consolidated Financial Statements.

6

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited) (continued)

Private Equity Investments (continued) Secondary Investments* (continued)	Acquisition Date	Geographic Region [a]	Fair Value
Silver Lake Sumeru Fund, L.P. [b]	12/18/09	North America	$364,517
Sun Capital Partners V, L.P. [b]	09/30/13	North America	24,715,739
TA Atlantic & Pacific VI, L.P. [b]	09/30/15	North America	891,070
TA Atlantic and Pacific V, L.P. [b]	09/30/15	North America	35,334
TA X, L.P. [b]	09/30/15	North America	90,794
TA XI, L.P. [b]	09/30/15	North America	3,477,246
TCV VI, L.P. [b]	09/30/13	North America	1,222,151
TCV VII (A), L.P. [b,e]	09/30/13	North America	9,622,675
Terra Firma Capital Partners III, L.P. [b]	09/30/13	Western Europe	9,696,416
TorQuest Partners Fund (U.S.) II, L.P. [b]	09/30/15	North America	263,957
TPG Partners V, L.P. [b]	07/11/11	North America	4,048,216
TPG Partners VI, L.P. [b]	07/01/10	North America	16,595,229
TRG Growth Partnership (Offshore) II, L.P. [b]	08/02/10	Asia - Pacific	356,669
TRG Growth Partnership (Offshore), L.P. [b]	08/02/10	Asia - Pacific	21,945
TRG Growth Partnership II, L.P. [b]	07/08/10	Asia - Pacific	1,070,656
Tudor Ventures III, L.P. [b]	12/31/12	North America	4,181,953
Warburg Pincus Private Equity IX, L.P. [b]	10/01/10	North America	136,076
Warburg Pincus Private Equity X, L.P. [b,e]	12/09/09	North America	9,251,157
Total Secondary Investments (14.60%)			$298,106,393

Primary Investments * (8.39%)	Acquisition Date	Geographic Region [a]	Fair Value
Advent International GPE VII-B, L.P. [b]	07/01/12	Western Europe	$12,044,355
Advent International GPE VIII-C, L.P [b]	03/22/16	Western Europe	230,000
Advent Latin American Private Equity Fund VI-H L.P. [b]	10/17/14	Western Europe	2,468,825
Altra Private Equity Fund II, L.P. [b]	12/07/12	Rest of World	2,082,208
Apollo Investment Fund VIII, L.P. [b,e]	06/28/13	North America	5,592,994
Ares Corporate Opportunities Fund IV, L.P. [b]	04/19/12	North America	8,079,294
Avista Capital Partners II, L.P. [b]	03/15/10	North America	826,504
Avista Capital Partners III, L.P. [b]	10/03/11	North America	8,329,590
Bain Capital Europe Fund IV, L.P. [b,e]	09/01/14	Western Europe	1,014,069
Baring Asia Private Equity Fund V, L.P. [b,e]	12/01/10	Asia - Pacific	4,078,932
Caltius Partners V-A, L.P. [b]	12/02/14	North America	1,913,593
CapVest Equity Partners III B, L.P. [b]	08/30/13	Western Europe	2,762,414
Carlyle Europe Partners IV, L.P. [b]	08/27/13	Western Europe	576,203
Clayton Dubilier & Rice Fund IX, L.P. [b]	07/31/13	North America	5,189,244
Crescent Mezzanine Partners VI, L.P. [b]	03/30/12	North America	3,715,923
CVC Capital Partners VI (A) L.P. [b,e]	07/05/13	Western Europe	2,783,525
EQT VI (No.1) Limited Partnership [b]	07/01/11	Western Europe	5,099,494
Genstar Capital Partners VI, L.P. [b]	09/01/12	North America	12,138,254
Genstar Capital Partners VII, L.P. [b,e]	06/26/15	North America	2,672,575
GoldPoint Mezzanine Partners IV, L.P. [b]	12/30/15	North America	3,884,276
Hony Capital Fund VIII, L.P. [b]	10/30/15	Asia - Pacific	2,240,056
Hony Capital Partners V, L.P. [b]	12/15/11	Asia - Pacific	9,067,064
Index Ventures Growth III (Jersey) L.P. [b]	03/18/15	Western Europe	1,630,276
KKR North America Fund XI, L.P. [b,e]	02/01/12	North America	9,211,705
Kohlberg TE Investors VII, L.P. [b]	09/15/11	North America	6,365,919
Nautic Partners VII-A, L.P. [b]	06/27/14	North America	8,467,544
New Enterprise Associates 14, L.P. [b]	05/04/12	North America	6,323,865
NexPhase III-A,L.P. [b]	09/01/16	North America	6,497,310
PAI Europe VI -1, L.P. [b]	03/12/15	Western Europe	3,007,398
Patria - Brazilian Private Equity Fund IV, L.P. [b]	06/30/11	North America	3,769,508
PennantPark Credit Opportunities Fund II, L.P. [b]	08/03/12	North America	7,595,344
Silver Lake Partners IV, L.P. [b]	07/30/12	North America	7,383,004

The accompanying notes are an integral part of these Consolidated Financial Statements.

7

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Schedule of Investments –
September 30, 2016 (Unaudited) (continued)

Private Equity Investments (continued) Primary Investments * (8.39%)	Acquisition Date	Geographic Region [a]	Fair Value
Sumeru Equity Partners Fund, L.P. [b]	04/27/15	North America	$1,611,909
Thompson Street Capital Partners IV, L.P. [b]	12/10/15	North America	1,455,882
TPG Partners VII, L.P. [b]	03/01/16	North America	3,117,027
Welsh, Carson, Anderson & Stowe XII, L.P. [b]	12/19/14	North America	4,362,600
Windjammer Senior Equity Fund IV, L.P. [b]	02/06/13	North America	3,693,574
Total Primary Investments (8.39%)			171,282,257

Total Private Equity Investments (Cost $1,540,029,566) (86.04%)			$1,756,356,858

Short-Term Investments (7.35%) U.S. Government Treasury Obligations (7.35%)	Interest	Acquisition Date	Maturity Date	Principal	Fair Value
U.S. Treasury Bill [f]	0.279%	09/18/16	12/08/16	$50,000,000	$49,973,981
U.S. Treasury Bill [f]	0.290%	08/22/16	11/17/16	50,000,000	49,981,363
U.S. Treasury Bill [f]	0.300%	06/13/16	10/13/16	50,000,000	49,995,075
Total U.S. Government Treasury Obligations (7.35%)					$149,950,419

Total Short-Term Investments (Cost $149,950,419) (7.35%)					$149,950,419

Total Investments (Cost $1,748,262,378) (96.43%)					1,968,400,175

Other Assets in Excess of Liabilities (3.57%)					72,885,379

Members’ Equity (100.00%)					$2,041,285,554

*

Direct Investments are private investments directly into the equity or debt of selected operating companies, often together with the management of the company. Primary Investments are investments in newly established private equity partnerships where underlying portfolio companies are not known as of the time of investment. Secondary Investments are portfolios of assets on the secondary market.

**

The Fair Value of any Direct Investment may not necessarily reflect the current or expected future performance of such Direct Investment or the Fair Value of the Master Fund’s interest in such Direct Investment. Furthermore, the Fair Value of any Direct Investment has not been calculated, reviewed, verified or in any way approved by such Direct Investment or its general partner, manager or sponsor (including any of its affiliates). Please see Note 2.b for further detail regarding the valuation policy of the Master Fund.

[a]

Geographic region is based on where a Direct Investment is headquartered and may be different from where such Investment invests or operates. In the case of Primary and Secondary Investments, geographic region generally refers to where the majority of the underlying assets are invested.

[b]

Private equity investments are generally issued in private placement transactions and as such are generally restricted as to resale. Total cost and fair value of restricted investments as of September 30, 2016 was $1,540,029,566 and $1,756,356,858, respectively.

[c]	Investment does not issue shares.

[d]	Investment holds balance in escrow account.

[e]	Non-income producing.

[f]	Each issue shows the rate of the discount at the time of purchase.

The accompanying notes are an integral part of these Consolidated Financial Statements.

8

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statement of Assets, Liabilities and Members’ Equity –
September 30, 2016 (Unaudited)

Assets
Private Equity Investments, at fair value (cost $1,540,029,568)	$1,756,356,858
Common stocks, at fair value (cost $58,282,393)	62,092,898
Short-term investments, at fair value (cost $149,950,419)	149,950,419
Cash and cash equivalents	83,519,977
Cash denominated in foreign currencies (cost $693,353)	694,902
Investment sales receivable	7,351,513
Dividends and interest receivable	8,274,403
Prepaid assets	1,511,589

Total Assets	$2,069,752,559

Liabilities
Investment purchases payable	$1,614,330
Repurchase amounts payable for tender offers	16,568,442
Forward foreign currency contracts payable	2,970,727
Management fee payable	4,513,699
Professional fees payable	334,126
Line of credit fees payable	1,167,500
Interest expense payable	153,496
Accounting and administration fees payable	1,011,152
Board of Managers' fees payable	32,500
Custodian fees payable	48,233
Other payable	52,800

Total Liabilities	$28,467,005

Commitments and contingencies (See note 11)

Members' Equity	$2,041,285,554

Members' Equity consists of:
Members' Equity Paid-in	$1,388,206,647
Accumulated net investment income	63,531,442
Accumulated net realized gain on investments, forward foreign currency contracts and foreign currency translation	372,249,767
Accumulated net unrealized appreciation on investments, forward foreign currency contracts and foreign currency translation	217,297,698

Total Members' Equity	$2,041,285,554

The accompanying notes are an integral part of these Consolidated Financial Statements.

9

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statement of Operations –
For the Six Months Ended September 30, 2016 (Unaudited)

Investment Income
Dividends (net of $61,585 withholding tax)	$2,285,334
Interest	24,630,364
Transaction fee income	50,892
Other fee income	637,718

Total Investment Income	27,604,308

Operating Expenses
Management fees	12,471,123
Professional fees	626,032
Accounting and administration fees	1,011,152
Board of Managers' fees	97,500
Insurance expense	92,835
Custodian fees	65,809
Line of credit fees	1,387,500
Interest expense	9,492
Other expenses	1,289,001

Net Expenses	17,050,444

Net Investment Income	10,553,864

Net Realized Gain and Change in Unrealized Appreciation (Depreciation) on Investments, Forward Foreign Currency Contracts and Foreign Currency
Net realized gain from investments	23,255,865
Net realized loss on forward foreign currency contracts	(145,998)
Net realized gain distributions from primary and secondary investments	85,980,319
Net change in accumulated unrealized appreciation (depreciation) on:
Investments	7,733,715
Foreign currency translation	2,125,441
Forward foreign currency contracts	4,069,893

Net Realized Gain and Change in Unrealized Appreciation (Depreciation) on Investments, Forward Foreign Currency Contracts and Foreign Currency	123,019,235

Net Increase in Members' Equity From Operations	$133,573,099

The accompanying notes are an integral part of these Consolidated Financial Statements.

10

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statements of Changes in Members’ Equity –
For the Periods Ended March 31, 2016 and September 30, 2016 (Unaudited)

	Adviser’s Equity	Members’ Equity	Total Members’ Equity
Members' Equity at March 31, 2015	$5,016,710	$1,209,293,013	$1,214,309,723
Capital contributions	—	449,460,437	449,460,437
Capital tenders	(17,267,383)	(98,489,085)	(115,756,468)
Net investment income	—	11,780,221	11,780,221
Net realized gain on investments	—	46,919,396	46,919,396
Net realized gain on forward foreign currency contracts	—	9,816,621	9,816,621
Net realized gain distributions from Primary and Secondary Investments	—	56,597,908	56,597,908
Net change in accumulated unrealized appreciation (depreciation) on investments, forward foreign currency contracts and foreign currency translation	—	39,329,473	39,329,473
Adviser's Incentive Allocation from April 1, 2015 to March 31, 2016	16,441,735	(16,441,735)	—

Members’ Equity at March 31, 2016	$4,191,062	$1,708,266,249	$1,712,457,311

Capital contributions	—	251,830,097	251,830,097
Capital tenders	(10,328,542)	(46,246,411)	(56,574,953)
Net investment income	—	10,553,864	10,553,864
Net realized gain on investments	—	23,255,865	23,255,865
Net realized gain on forward foreign currency contracts	—	(145,998)	(145,998)
Net realized gain distributions from Primary and Secondary Investments	—	85,980,319	85,980,319
Net change in accumulated unrealized appreciation (depreciation) on investments, forward foreign currency contracts and foreign currency translation	—	13,929,049	13,929,049
Adviser's Incentive Allocation from April 1, 2016 to September 30, 2016	13,150,391	(13,150,391)	—

Members’ Equity at September 30, 2016	$7,012,911	$2,034,272,643	$2,041,285,554

The accompanying notes are an integral part of these Consolidated Financial Statements.

11

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Statement of Cash Flows –
For the Six Months Ended September 30, 2016 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Increase in Members’ Equity from Operations	$133,573,099
Adjustments to reconcile Net Increase (decrease) in Members' Equity from Operations to net cash provided by (used in) operating activities:
Net change in accumulated unrealized (appreciation) depreciation on investments and forward foreign currency contracts	(11,803,608)
Net realized gain from investments, forward foreign currency contracts and foreign currency	(23,417,772)
Purchases of Investments	(569,306,243)
Proceeds from sales of investments	124,341,824
Net (purchases) sales of short-term investments	139,968,951
Increase in interest receivable	(5,460,114)
Increase in dividends receivable	(9,295)
Increase in investment sales receivable	(7,351,513)
Decrease in prepaid assets	265,336
Decrease in investment purchases payable	(2,019,602)
Decrease in dividends payable	(446,032)
Increase in management fee payable	971,212
Decrease in professional fees payable	(140,703)
Increase in line of credit fees	305,000
Decrease in interest expense payable	(88,976)
Increase in accounting and administrative fees payable	950,034
Increase in board of managers' fees payable	1,250
Increase in custodian fees payable	13,461
Increase in other payable	37,800
Net Cash Used in Operating Activities	(219,615,891)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Members' capital contributions	251,830,097
Distributions for Members' capital tenders	(72,069,157)
Net Cash Provided by Financing Activities	179,760,940

Net change in cash and cash equivalents	(39,854,951)

Cash and cash equivalents at beginning of period	124,069,830
Cash and cash equivalents at End of Period	$84,214,879

The accompanying notes are an integral part of these Consolidated Financial Statements.

12

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Consolidated Financial Highlights

	Six Months Ended September 30, 2016 (Unaudited)		Year Ended March 31, 2016	Year Ended March 31, 2015	Year Ended March 31, 2014		Year Ended March 31, 2013	Year Ended March 31, 2012
Total Return Before Incentive Allocation(1)	7.13	%(3)	11.75%	13.44%	15.24	%*	11.20%	9.11%

Total Return After Incentive Allocation(1)	6.42	%(3)	10.86%	12.35%	13.92	%*	10.21%	8.33%

RATIOS AND SUPPLEMENTAL DATA:
Net Assets, end of period in thousands (000's)	$2,041,286		$1,712,457	$1,214,310	$946,734	*	$657,514	$384,488

Net investment income (loss) to average net assets before Incentive Allocation	1.12	%(4)	0.81%	1.15%	2.21	%*	1.48%	1.17%
Ratio of gross expenses to average net assets, excluding Incentive Allocation(2)	1.80	%(4)	1.47%	1.52%	1.68%		1.65%	1.63%
Incentive Allocation to average net assets	0.70	%(3)	1.12%	1.29%	1.43	%*	1.07%	0.86%
Ratio of gross expenses and Incentive Allocation to average net assets(2)	2.50	%(4)(5)	2.59%	2.81%	3.11	%*	2.72%	2.49%
Expense waivers to average net assets	0.00	%(4)	0.00%	0.00%	0.00%		0.00%	0.00%
Ratio of net expenses and Incentive Allocation to average net assets	2.50	%(4)(5)	2.59%	2.81%	3.11	%*	2.72%	2.49%
Ratio of net expenses to average net assets, excluding Incentive Allocation	1.80	%(4)(5)	1.47%	1.52%	1.68%		1.65%	1.63%

Portfolio Turnover	7.96	%(3)	21.91%	18.25%	26.84	%*	15.47%	8.39%

*	The item includes a correction due to the misstatement for the year ended March 31, 2014. Refer to Note 11 in the Notes to Consolidated Financial Statements for the year ended March 31, 2015.

(1)

Total investment return reflects the changes in net asset value based on the effects of the performance of the Master Fund during the period and adjusted for cash flows related to capital contributions or withdrawals during the period.

(2)	Represents the ratio of expenses to average net assets absent fee waivers and/or expense reimbursement by/to the Adviser.

(3)	Not annualized.

(4)	Annualized.

(5)	The Incentive Allocation and/or organizational expenses are not annualized.

The accompanying notes are an integral part of these Consolidated Financial Statements.

13

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited)

1. Organization

Partners Group Private Equity (Master Fund), LLC (the “Master Fund”) was organized as a limited liability company under the laws of the State of Delaware on August 4, 2008 and commenced operations on July 1, 2009. The Master Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Master Fund is managed by Partners Group (USA) Inc. (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended. A board of managers (the “Board” or “Managers”) has overall responsibility for the management and supervision of the business operations of the Master Fund. As permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Master Fund, any committee of the Board, or the Adviser. The objective of the Master Fund is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments. The Master Fund may make investments through its wholly-owned subsidiaries, Partners Group Private Equity (Subholding), LLC and Partners Group Private Equity (Luxembourg), S.àr.l. (the “Subsidiaries”). The Board has oversight responsibility for the Master Fund’s investment in the Subsidiary and the Master Fund’s role as sole owners of the Subsidiaries.

The Master Fund is a master investment portfolio in a master-feeder structure. Partners Group Private Equity, LLC, Partners Group Private Equity (Institutional), LLC, Partners Group Private Equity (TEI), LLC and Partners Group Private Equity (Institutional TEI), LLC, (collectively the “Feeder Funds”) invest substantially all of their assets, directly or indirectly, in the limited liability company interests (“Interests”) of the Master Fund and become members, directly or indirectly, of the Master Fund (“Members”).

2. Significant Accounting Policies

The Master Fund is an investment company. Accordingly, these financial statements have applied the guidance set forth in Accounting Standards Codification (“ASC”) 946, Financial Services—Investment Companies. The following is a summary of significant accounting and reporting policies used in preparing the consolidated financial statements.

a. Basis of Accounting

The Master Fund’s accounting and reporting policies conform with U.S. generally accepted accounting principles (“U.S. GAAP”).

b. Valuation of Investments

Investments held by the Master Fund include direct equity and debt investments in operating companies (“Direct Investments”) and primary and secondary investments in private equity funds (“Private Equity Fund Investments”). (Direct Investments and Private Equity Fund Investments, collectively, “Private Equity Investments”).

The Master Fund estimates the fair value of its Private Equity Investments in conformity with U.S. GAAP. The Master Fund’s valuation procedures (the “Valuation Procedures”), which have been approved by the Board, require evaluation of all relevant factors available at the time the Master Fund values its investments. The inputs or methodologies used for valuing the Master Fund’s Private Equity Investments are not necessarily an indication of the risk associated with investing in those investments.

Direct Investments

In assessing the fair value of non-traded Direct Investments, the Master Fund uses a variety of methods such as the latest round of financing, earnings and multiple analysis, discounted cash flow and third party valuation, and makes assumptions that are based on market conditions existing at the end of each reporting period. Quoted market prices or dealer quotes for certain similar instruments are used for long-term debt investments where appropriate. Other techniques, such as option pricing models and estimated discounted value of future cash flows, are used to determine fair value for the remaining financial instruments. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

14

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

2. Significant Accounting Policies (continued)

b. Valuation of Investments (continued)

Private Equity Fund Investments

The fair values of Private Equity Fund Investments determined by the Adviser in accordance with the Valuation Procedures are estimates. These estimates are net of management and performance incentive fees or allocations payable pursuant to the respective organizational documents of the Private Equity Fund Investments. Ordinarily, the fair value of a Private Equity Fund Investment is based on the net asset value of that Private Equity Fund Investment reported by its investment manager. If the Adviser determines that the most recent net asset value reported by the investment manager of a Private Equity Fund Investment does not represent fair value or if the manager of a Private Equity Fund Investment fails to report a net asset value to the Master Fund, a fair value determination is made by the Adviser in accordance with the Valuation Procedures. In making that determination, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such Private Equity Fund Investment at the net asset value last reported by its investment manager, or whether to adjust such value to reflect a premium or discount to such net asset value. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

Daily Traded Investments

The Master Fund values investments traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board, at their last sales price, or (2) on NASDAQ at the NASDAQ Official Closing Price, at the close of trading on the exchanges or markets where such securities are traded for the business day as of the relevant determination date. If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded. Securities traded on a foreign securities exchange generally are valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. Dollars at the current exchange rate provided by a recognized pricing service.

Investments for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Adviser not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers. High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Adviser at amortized cost.

c. Cash and Cash Equivalents

Pending investment in Private Equity Investments and in order to maintain liquidity, the Master Fund holds cash, including amounts held in foreign currency and short-term interest bearing deposit accounts. At times, those amounts may exceed federally insured limits. The Master Fund has not experienced any losses in such accounts and does not believe that it is exposed to any significant credit risk on such accounts.

d. Foreign Currency Translation

The books and records of the Master Fund are maintained in U.S. Dollars. Generally, assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollar equivalents using valuation date exchange rates, while purchases, realized gains and losses, income and expenses are translated at the transaction date exchange rates. For the six month period ended September 30, 2016, the Master Fund had four investments denominated in Australian Dollars, one investment denominated in Brazilian Real, eleven investments denominated in British Pounds, four investment denominated in Canadian Dollars, one investments denominated in Danish Krone, eighty investments denominated in Euros, two investment denominated in Hong Kong Dollars, two investments denominated in Japanese Yen, eleven investments denominated in Norwegian Krone, one investment denominated in Swedish Krona, and two investments denominated in Swiss Francs. The Master Fund does not isolate the portion of the results of operations due to fluctuations in foreign exchange rates from changes in fair values of the investments during the period.

15

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

2. Significant Accounting Policies (continued)

e. Forward Foreign Currency Exchange Contracts

The Master Fund may enter forward foreign currency exchange contracts as a way of managing foreign exchange rate risk. The Master Fund may enter into these contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross hedge against either specific transactions or portfolio positions. The objective of the Master Fund’s foreign currency hedging transactions is to reduce the risk that the U.S. Dollar value of the Master Fund’s foreign currency denominated investments will decline in value due to changes in foreign currency exchange rates. All forward foreign currency exchange contracts are “marked-to-market” daily at the applicable translation rates resulting in unrealized gains or losses. Realized gains or losses are recorded at the time the forward foreign currency exchange contract is offset by entering into a closing transaction or by the delivery or receipt of the currency. Risk may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. Dollar.

During the six month period ended September 30, 2016, the Master Fund entered into six long/short forward foreign currency exchange contracts. As disclosed in the Consolidated Statement of Operations, the Master Fund had $5,136,552 in net realized losses and a $4,069,893 change in net unrealized depreciation on forward foreign currency exchange contracts. The outstanding forward foreign currency exchange contract amounts at September 30, 2016 are representative of contract amounts during the period.

At September 30, 2016, the Master Fund had one outstanding long/short forward foreign currency exchange contract:

		Contract Amount
Settlement Date	Currency	Buy	Sell	Value	Unrealized Appreciation (Depreciation)	Counterparty
October 20, 2016	Euro (€)	$197,747,517	€173,400,000	$194,776,790	$(2,970,727)	Bank of America

f. Investment Income

The Master Fund records distributions of cash or in-kind securities from a Private Equity Investment at fair value based on the information contained in distribution notices provided to the Master Fund by the Private Equity Investment when distributions are received. Thus, the Master Fund would recognize within the Consolidated Statement of Operations its share of realized gains or (losses) and the Master Fund’s share of net investment income or (loss) based upon information received regarding distributions from Private Equity Investments. Unrealized appreciation/depreciation on investments within the Consolidated Statement of Operations includes the Master Fund’s share of unrealized gains and losses, realized undistributed gains/losses, and the Master Fund’s share of undistributed net investment income or (loss) from Private Equity Investments for the relevant period.

g. Master Fund Expenses

The Master Fund bears all expenses incurred in the business of the Master Fund on an accrual basis, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Master Fund’s account; legal fees; accounting, auditing, and tax preparation fees; custodial fees; fees for line of credit; fees for data and software providers; costs of insurance; registration expenses; Board fees; and expenses of meetings of the Board.

h. Costs Relating to Purchases of Secondary Investments

Costs relating to purchases of secondary investments consist of imputed expenses relating to the amortization of deferred payments on investments purchased in secondary transactions. Such expenses are recognized on a monthly basis until the due date of a deferred payment. At due date the net present value of such payment equals the notional amount due to the respective counterparty.

16

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

2. Significant Accounting Policies (continued)

i. Income Taxes

For U.S. federal income tax purposes, the Master Fund is treated as a partnership, and each Member of the Master Fund is treated as the owner of its allocated share of the net assets, income, expenses, and the realized and unrealized gains (losses) of the Master Fund. Accordingly, no U.S. federal, state or local income taxes are paid by the Master Fund on the income or gains of the Master Fund since the Members are individually liable for the taxes on their allocated share of such income or gains of the Master Fund. The Adviser determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.

The Master Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Master Fund is subject to examination by U.S. federal, state, local and foreign jurisdictions, where applicable. As of September 30, 2016, the tax years from the year 2012 forward remain subject to examination by the major tax jurisdictions under the statute of limitations.

j. Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Master Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in capital from operations during the reporting period. Actual results can differ from those estimates.

k. Consolidated Financial Statements

The Consolidated Schedule of Investments, Statement of Assets, Liabilities and Members’ Equity, Statement of Operations, Statement of Changes in Members’ Equity, Statement of Cash Flows and Financial Highlights of the Master Fund include the accounts of the Subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

l. Disclosures about Offsetting Assets and Liabilities

The Master Fund is subject to Financial Accounting Standards Board’s (“FASB”) Disclosures about Offsetting Assets and Liabilities which requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance requires retrospective application for all comparative periods presented.

For financial reporting purposes, the Master Fund does not offset derivative assets and liabilities that are subject to Master Netting Agreements (“MNA”) or similar arrangements in the Consolidated Statement of Assets, Liabilities and Members’ Equity. The Master Fund has adopted the new disclosure requirements on offsetting in the following table:

The following table presents the Master Fund’s derivative assets by type, net of amounts available for offset under a MNA and net of the related collateral received by the Master Fund as of September 30, 2016:

Counterparty	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Consolidated Statement of Assets and Liabilities	Net Amounts of Assets Presented in the Consolidated Statement of Assets and Liabilities	Collateral Pledged	Net Amount [1]
Bank of America	$(2,970,727)	$—	$—	$—	$(2,970,727)

[1]	Net amount represents the net amount receivable from the counterparty in the event of default.

17

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

2. Significant Accounting Policies (continued)

m. Recently Issued Accounting Pronouncement

In February 2015, FASB issued Accounting Standards Update (“ASU”) 2015-02, Amendments to the Consolidation Analysis (Topic 810). ASU 2015-02 modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIE”) or voting interest entities, eliminates the presumption that a general partner should consolidate a limited partnership, affects the consolidation analysis of reporting entities that are involved with VIE’s, and provides other updates on guidance regarding consolidation. ASU 2015-02 is effective for fiscal years beginning after December 15, 2016. Management is currently evaluating the implications of ASU 2015-02 and its impact on the financial statements and disclosures.

In April 2015, FASB issued ASU 2015-7, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), modifying ASC 946 Financial Services – Investment Companies. Under the modifications, investments in affiliated and private investment funds valued at net asset value as a practical expedient, as described in ASU 820-10-35-59, are no longer included in the fair value hierarchy. ASU 2015-7 is effective for fiscal years beginning on or after December 15, 2015, and interim periods within those annual periods. Management has determined that ASU 2015-7 does not have any impact on the financial statements given that the aforementioned practical expedient is not applied in the preparation of the financial statements.

3. Fair Value Measurements

In conformity with U.S. GAAP, investments are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Estimated values may differ from the values that would have been used if a ready market existed or if the investments were liquidated at the valuation date. A three-tier hierarchy is used to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value of the Master Fund’s investments. The inputs are summarized in the three broad levels listed below:

Valuation of Investments

●

Level 1 – Quoted prices are available in active markets for identical investments as of the measurement date. The type of investments included in Level 1 include marketable securities that are primarily traded on a securities exchange or over-the-counter. The fair value is determined to be the last sale price on the determination date, or, if no sales occurred on any such day, the mean between the closing bid and ask prices on such day. The Master Fund does not apply a blockage discount to the quoted price for these investments, even in situations where the Master Fund holds a large position and a sale could reasonably impact the quoted price.

●

Level 2 – Pricing inputs are other than quoted prices in active markets (i.e. Level 1 pricing) and fair value is determined through the use of models or other valuation methodologies through direct or indirect corroboration with observable market data. Investments which are generally included in this category include corporate notes, convertible notes, warrants and restricted equity securities. The fair value of legally restricted equity securities may be discounted depending on the likely impact of the restrictions on liquidity and the Adviser’s estimates.

●

Level 3 – Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment and/or estimation. Investments that are included in this category generally include equity investments that are privately owned, as well as convertible notes and warrants that are not actively traded. The fair value for investments using Level 3 pricing inputs are based on the Adviser’s estimates that consider a combination of various performance measurements including the timing of the transaction, the market in which the company operates, comparable market transactions, company performance and projections and various performance multiples as applied to earnings before interest, taxes, depreciation and amortization or a similar measure of earnings for the latest reporting period and forward earnings, as well as discounted cash flow analysis. The following table presents the Master Fund’s investments at September 30, 2016 measured at fair value. Due to the inherent uncertainty of valuations, estimated values may materially differ from the values that would have been used had a ready market for the securities existed.

18

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

3. Fair Value Measurements (continued)

Investments	Level 1	Level 2	Level 3	Total
Direct Investments:
Direct Equity Investments	$99,578,453	$2,767,573	$571,095,001	$673,441,027
Direct Debt Investments	—	—	613,527,181	613,527,181
Total Direct Investments*	$99,578,453	$2,767,573	$1,184,622,182	$1,286,968,208
Common Stocks	62,092,898	—	—	62,092,898
Secondary Investments*	—	—	298,106,393	298,106,393
Primary Investments*	—	—	171,282,257	171,282,257
Short-Term Investments	149,950,419	—	—	149,950,419
Total Investments	$311,621,770	$2,767,573	$1,654,010,832	$1,968,400,175
Other Financial Instruments
Foreign Currency Exchange Contracts**	$(2,970,727)	$—	$—	$(2,970,727)
Total Foreign Currency Exchange Contracts	$(2,970,727)	$—	$—	$(2,970,727)

**	Forward Foreign Currency Exchange Contracts are detailed in Note 2.e.

The following is a reconciliation of those investments in which significant unobservable inputs (Level 3) were used in determining value:

	Balance as of April 1, 2016	Realized gain/(loss)	Net change in unrealized appreciation/ (depreciation)	Gross purchases	Gross sales	Net transfers in or out of Level 3	Balance as of September 30, 2016
Direct Investments:
Direct Equity Investments	$450,166,570	$9,003,636	$(42,975,361)	$237,533,887	$(61,249,042)	$(21,384,689)	$571,095,001
Direct Debt Investments	397,797,241	2,034	9,091,691	220,942,167	(14,305,952)	—	613,527,181
Total Direct Investments*	$847,963,811	$9,005,670	$(33,883,670)	$458,476,054	$(75,554,994)	$(21,384,689)	$1,184,622,182
Secondary Investments*	314,233,637	(2,081,529)	(13,836,666)	38,290,148	(38,499,197)	—	298,106,393
Primary Investments*	139,812,752	(17,262)	1,047,567	35,267,959	(4,828,759)	—	171,282,257
Total	$1,302,010,200	$6,906,879	$(46,672,769)	$532,034,161	$(118,882,950)	$(21,384,689)	$1,654,010,832

The amount of the net change in unrealized appreciation for the six month period ended September 30, 2016 relating to investments in Level 3 assets still held at September 30, 2016 is $26,203,384, which is included as a component of net change in accumulated unrealized appreciation on investments on the Consolidated Statement of Operations.

*

For the purposes of the tables above: “Direct Investments” are private investments directly into the equity or debt of selected operating companies, often together with the management of the company. Primary Investments are investments in newly established private equity partnerships where underlying portfolio companies are generally not known as of the time of investment. Secondary Investments involve acquiring single or portfolios of assets on the secondary market. Secondary Investments are Private Equity Fund Investments generally acquired in the secondary market. Notwithstanding the foregoing, if the Master Fund reasonably determines that the strict application of the above definitions would not reflect the economic substance of any Investment, the Master Fund may re-classify such Investment as it deems appropriate.

19

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

3. Fair Value Measurements (continued)

The Master Fund’s Valuation Procedures have been approved by the Board. The Valuation Procedures are implemented by the Adviser and the Master Fund’s third party administrator, both of which report to the Board. For third-party information, the Master Fund’s administrator monitors and reviews the methodologies of the various pricing services employed by the Master Fund. The Adviser employs valuation techniques for Private Equity Investments held by the Master Fund, which include discounted cash flow methods and market comparables. The Adviser has established a committee (the “Valuation Committee”) to oversee the valuation of the Master Fund’s investments pursuant to the Valuation Procedures. The Adviser and one or more of its affiliates may act as investment advisers to clients other than the Master Fund that hold Private Equity Investments held by the Master Fund. In such cases, the Valuation Committee may value such Private Equity Investments in consultation with its affiliates. Valuation determinations by the Adviser and its affiliates for a Private Equity Investment held by other clients may result in different values than those ascribed to the same Private Equity Investment held by the Master Fund. This situation can arise in particular when reconciling fair valuation differences between U.S. GAAP and accounting standards applicable to such other clients.

The following is a summary of quantitative information about significant unobservable valuation inputs approved by the Adviser’s Valuation Committee for Level 3 Fair Value Measurements for investments held as of September 30, 2016:

Type of Security	Fair Value at 9/30/16 (000’s)	Valuation Technique(s)	Unobservable Input	Range (weighted average)
Direct Investments:
Direct Equity Investments	$323,651	Market comparable companies	Enterprise value to EBITDA multiple	7.00 x – 16.00 x (11.25 x)
	12,250	Market comparable companies	Enterprise value to sales multiple	1.04 x – 3.00 x (1.56 x)
	90	Reported fair value	Reported fair value	n/a – n/a (n/a)
	8,487	Exit price	Recent transaction price	n/a – n/a (n/a)
	226,618	Recent financing	Recent transaction price	n/a – n/a (n/a)
Direct Debt Investments	$169,666	Discounted cash flow	Discount factor	7.55 x – 14.13 x (10.69 x)
	368,111	Broker quotes	Indicative quotes for an inactive market	n/a – n/a (n/a)
	76,089	Recent financing	Recent transaction price	n/a – n/a (n/a)
Primary and Secondary Investments	$457,939	Adjusted reported net asset value	Reported net asset value	n/a – n/a (n/a)
	11,110	Adjusted reported net asset value	Fair value adjustments	n/a – n/a (n/a)

Level 3 Direct Equity Investments valued by using an unobservable input factor are directly affected by a change in that factor. For Level 3 Direct Debt Investments, the Master Fund arrives at a fair value through the use of an earnings and multiples analysis and a discounted cash flows analysis which consider credit risk and interest rate risk of the particular investment. Significant increases or decreases in these inputs in isolation would result in a significantly lower or higher fair value measurement.

20

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

4. Revolving Credit Agreement

Effective February 2, 2016, the Master Fund entered into a secured, committed multicurrency revolving line of credit (“LOC”) facility with Lloyds Bank plc and The Royal Bank of Scotland plc in the aggregate maximum principal amount of $150 million. The Master Fund anticipates that this line of credit facility will be primarily used for working capital requirements and for financing investments and funding associated costs and expenses. The Master Fund will incur additional interest and other expenses with respect to the use of this and other future line of credit facilities. Borrowings are charged a rate of interest per annum which is the aggregate of the applicable margin and London Interbank Offered Rate (“LIBOR”) or, in relation to any loan in Euros, the Euro Interbank Offered Rate (“EURIBOR”), and a commitment fee of 1.20% per annum on the daily unused portion. For the six month period ended September 30, 2016, the Fund did not utilize this LOC and paid no interest on borrowings. There were no outstanding borrowings at September 30, 2016.

5. Allocation of Members’ Capital

Net profits or net losses of the Master Fund for each Allocation Period (as defined below) are allocated among and credited to or debited against the capital accounts of the Members. Each “Allocation Period” is a period that begins on the day after the last day of the preceding Allocation Period and ends at the close of business on the first to occur thereafter of: (1) the last day of a calendar month, (2) the last day of a taxable year, (3) the day preceding a day on which newly issued Interests are purchased by Members, (4) a day on which Interests are repurchased by the Master Fund pursuant to tenders of Interests by Members or (5) a day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

6. Subscription and Repurchase of Members’ Interests

Interests are generally offered for purchase by Members as of the first day of each calendar month, except that Interests may be offered more or less frequently as determined by the Board in its sole discretion.

The Board may, from time to time and in its sole discretion, cause the Master Fund to repurchase Interests from Members pursuant to written tenders by Members at such times and on such terms and conditions as established by the Board. In determining whether the Master Fund should offer to repurchase Interests, the Board considers the recommendation of the Adviser, as well as a variety of other operational, business and economic factors. The Adviser anticipates recommending to the Board that, under normal circumstances, the Master Fund conduct repurchase offers of no more than 5% of the Master Fund’s net assets quarterly on or about each January 1st, April 1st, July 1st and October 1st. At the present time, the Master Fund does not intend to distribute to the Members any of the Master Fund’s income, but instead expects to reinvest substantially all income and gains allocable to the Members.

7. Management Fees, Incentive Allocation, and Fees and Expenses of Managers

The Adviser is responsible for providing day-to-day investment management services to the Master Fund, subject to the ultimate supervision of and subject to any policies established by the Board, pursuant to the terms of an investment management agreement with the Master Fund (the “Investment Management Agreement”). Under the Investment Management Agreement, the Adviser is responsible for developing, implementing and supervising the Master Fund’s investment program. In consideration for such services, the Master Fund pays the Adviser a monthly management fee equal to 1/12th of 1.25% (1.25% on an annualized basis) of the greater of (i) the Master Fund’s net asset value and (ii) the Master Fund’s net asset value less cash and cash equivalents plus the total of all commitments made by the Master Fund that have not yet been drawn for investment. In no event will the Investment Management Fee exceed 1.50% as a percentage of the Master Fund’s net asset value.

In addition, at the end of each calendar quarter (and at certain other times), an amount (the “Incentive Allocation”) equal to 10% of the excess, if any, of (i) the allocable share of the net profits of the Master Fund for the relevant period of each Member over (ii) the then balance, if any, of that Member’s Loss Recovery Account (as defined below) is debited from such Member’s capital account and credited to a capital account of the Adviser (or, to the extent permitted by applicable law, of an affiliate of the Adviser) in the Master Fund (the “Incentive Allocation Account”). The Incentive Allocation Account is maintained solely for the purpose of being allocated the Incentive Allocation and thus, the Incentive Allocation Account does not participate in the net profits or losses of the Master Fund.

21

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

7. Management Fees, Incentive Allocation, and Fees and Expenses of Managers (continued)

The Master Fund maintains a memorandum account for each Member (each, a “Loss Recovery Account”). Each Member’s Loss Recovery Account has an initial balance of zero and is (i) increased upon the close of each Allocation Period by the amount of the relevant Member’s allocable share of the net losses of the Master Fund for the Allocation Period, and (ii) decreased (but not below zero) upon the close of such Allocation Period by the amount of such Member’s allocable share of the net profits of the Master Fund for the Allocation Period. The Incentive Allocation is calculated, charged to each Member and credited to the Incentive Allocation Account as of the end of each Allocation Period. The Allocation Period for a Member whose Interest is repurchased or is transferred in part is treated as ending only for the portion of Interests so repurchased or transferred. In addition, only the net profits of the Master Fund, if any, and the balance of the Loss Recovery Account attributable to the portion of the Interest being repurchased or transferred (based on the Member’s capital account amount being so repurchased or transferred) is taken into account in determining the Incentive Allocation for the Allocation Period then ending. The Member’s Loss Recovery Account is not adjusted for such Member’s allocable share of the net losses of the Master Fund, if any, for the Allocation Period then ending that are attributable to the portion of the Interest so repurchased or transferred. For the six month period ended September 30, 2016 an aggregate Incentive Allocation of $13,150,391 was credited to the Incentive Allocation Account.

Effective January 1, 2015, the Master Fund will pay each Manager a retainer of $35,000 per year. Prior to January 1, 2015, the Master Fund only paid each Manager who was not an “interested person” of the Master Fund, as defined by the 1940 Act (each an “Independent Manager”), a retainer of $35,000 per year. In addition, the Master Fund pays an additional retainer of $10,000 per year to the Chairman of the Board and to the Chairman of the audit committee of the Board, each of whom is an Independent Manager. Each Manager is reimbursed by the Master Fund for all reasonable out-of-pocket expenses incurred in performing his duties.

8. Accounting and Administration Agreement

State Street Global Services (the “Administrator”) serves as administrator and accounting agent to the Master Fund and provides certain accounting, record keeping and investor related services. For these services the Administrator receives a fixed monthly fee, based upon average net assets, fees on portfolio transactions, as well as reasonable out of pocket expenses. For the six month period ended September 30, 2016, the Master Fund paid $1,011,152 in administration and accounting fees.

9. Investment Transactions

Total purchases of Private Equity Investments for the six month period ended September 30, 2016 amounted to $569,306,243. Total distribution proceeds from sale, redemption, or other disposition of Private Equity Investments for the six month period ended September 30, 2016 amounted to $124,341,824 The cost of investments in Private Equity Investments for U.S. federal income tax purposes is adjusted for items of taxable income allocated to the Master Fund from such Private Equity Investments. The Master Fund relies upon actual and estimated tax information provided by the managers of the Private Equity Investments as to the amounts of taxable income allocated to the Master Fund as of September 30, 2016.

10. Indemnification

In the normal course of business, the Master Fund may enter into contracts that provide general indemnification. The Master Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Master Fund under such agreements, and therefore cannot be established; however, based on management’s experience, the risk of loss from such claims is considered remote.

11. Commitments

As of September 30, 2016, the Master Fund had contributed 81% or $2,159,734,874 of the total of $2,657,214,189 of its capital commitments to its Private Equity Investments. With respect to its (i) Direct Investments it had contributed $1,508,039,775 of $1,529,241,377 in total commitments, (ii) Secondary Investments it had contributed $480,624,645 of $653,785,931 in total commitments, and (iii) Primary Investments it had contributed $171,070,454 of $474,186,881 in total commitments, in each case, as of September 30, 2016.

22

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Notes to Consolidated Financial Statements – September 30, 2016 (Unaudited) (continued)

12. Risk Factors

An investment in the Master Fund involves significant risks, including industry risk, liquidity risk, interest rate risk and economic conditions risk, that should be carefully considered prior to investing and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment. The Master Fund invests substantially all of its available capital in Private Equity Investments. These investments are generally restricted securities that are subject to substantial holding periods and are not traded in public markets, so that the Master Fund may not be able to resell some of its holdings for extended periods, which may be several years. The Master Fund may have a concentration of investments in a particular industry or sector. Investment performance of the sector may have a significant impact on the performance of the Master Fund. The Master Fund’s investments are also subject to the risk associated with investing in private equity securities. The investments in private equity securities are illiquid, can be subject to various restrictions on resale, and there can be no assurance that the Master Fund will be able to realize the value of such investments in a timely manner. Private Equity Fund Investments are generally closed-end private equity partnerships with no right to withdraw prior to the termination of the partnership. The frequency of withdrawals is dictated by the governing documents of the Private Equity Fund Investments.

Interests in the Master Fund provide limited liquidity because Members will not be able to redeem Interests on a daily basis because the Master Fund is a closed-end fund. Therefore investment in the Master Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Interests and should be viewed as a long-term investment. No guarantee or representation is made that the investment objective will be met.

13. Subsequent Events

Management has evaluated the impact of all subsequent events on the Master Fund and determined that there were no subsequent events that require disclosure in the consolidated financial statements except for the following:

The Master Fund has received an exemptive order which permits the Master Fund to issue multiple classes of limited liability company interests (“Interests”). At a special meeting of the Master Fund, the Feeder Funds approved a multi-step plan a multi-step plan of reorganization (the “Reorganization”). Pursuant to the reorganization: (i) the single class of ownership interests in the Master Fund currently outstanding will be converted into two different classes of Interests to be known as “Class A Interests” and “Class I Interests”, respectively, (ii) all of the outstanding Interests in the Master Fund will be converted into (x) Class A Interests in the case of Partners Group Private Equity (TEI), LLC and Partners Group Private Equity, LLC and (y) Class I Interests in the case of Partners Group Private Equity (Institutional), LLC and Partners Group Private Equity (Institutional TEI), LLC, and (iii) each of the Feeder Funds will then be dissolved and its assets, Class A Interests (in the case of Partners Group Private Equity, LLC and Partners Group Private Equity (TEI), LLC) and Class I Interests (in the case of Partners Group Private Equity (Institutional), LLC and Partners Group Private Equity (Institutional TEI), LLC), will be distributed to its members. Following the Reorganization on December 31, 2016 at 11:59pm EST, each member of the Fund will be a member of the Master Fund.

In addition, effective January 1, 2017, the Master Fund intends to elect to be treated as a corporation and regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Accordingly, following the Reorganization, members of the Fund will receive information detailing their income and gain with respect to the Master Fund on IRS Forms 1099 instead of IRS Schedules K-1. Finally, the Feeder Funds approved a second amended and restated investment management agreement of the Master Fund that will be effective January 1, 2017 pursuant to which (i) the current capital account-based incentive allocation payable to the Adviser be adjusted to a fund-level fee and (ii) the rate of the investment management fee payable to the Adviser be adjusted from 1.25% to 1.50%.

23

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Other Information (Unaudited)

Proxy Voting

The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31. The Master Fund’s Form N-PX filing is available: (i) without charge, upon request, by calling 1-877-748-7209 or (ii) by visiting the SEC’s website at www.sec.gov.

Availability of Quarterly Portfolio Schedules

The Master Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Master Fund’s Form N-Q is available, without charge and upon request, on the SEC’s website at www.sec.gov or may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the Public Reference Room may be obtained by calling 1-800-SEC-0330.

Approval of Investment Management Agreement

At a special meeting of the Board held on March 30, 2016, the Board, including a majority of the Independent Managers, approved by a unanimous vote a Second Amended and Restated Investment Management Agreement (the “Agreement”).

In advance of the meeting, the Independent Managers requested and received extensive materials from the Adviser to assist them in considering the approval of the Agreement. The materials provided by the Adviser included detailed comparative information relating to the performance, advisory fees and other expenses of the Fund and the Feeder Funds (collectively, the “Funds”).

The Board engaged in a detailed discussion of the materials with management of the Adviser. The Independent Managers then met separately with independent counsel to the Independent Managers for a full review of the materials. Following this session, the full Board reconvened and after further discussion determined that the information presented provided a sufficient basis upon which to approve the Agreement.

Discussion of Factors Considered

In approving the Agreement, the Board considered, among other things: (1) the nature and quality of the advisory services rendered, including, the complexity of the services provided; (2) the experience and qualifications of the personnel that provide such services; (3) the fee structure and the expense ratios in relation to those of other investment companies having comparable investment policies and limitations; (4) the direct and indirect costs incurred by the Adviser and its affiliates in performing advisory services for the Fund, the basis of determining and allocating these costs, and the profitability to the Adviser and its affiliates in performing such services; (5) possible economies of scale arising from any anticipated growth of the Funds and the extent to which these would be passed on to the Funds; (6) other compensation or possible benefits to the Adviser and its affiliates arising from their advisory and other relationships with the Fund; (7) possible alternative fee structures or bases for determining fees; (8) the fees charged by the Adviser and other investment advisers to similar clients and in comparison to industry fees for similar services; and (9) possible conflicts of interest that the Adviser may have with respect to the Funds.

The Board concluded that the nature, extent and quality of the services provided by the Adviser to the Fund are appropriate and consistent with the terms of the Fund’s new Limited Liability Company Agreement, that the quality of those services is consistent with industry norms and that the Fund benefits from the Adviser’s management of the Fund’s investment program.

The Board noted that the performance of the Fund had been positive since inception and had lower volatility than public markets.

The Board also concluded that the Adviser had sufficient personnel with the appropriate education and experience to serve the Fund effectively and has demonstrated its continuing ability to attract and retain qualified personnel. The Board noted that the Adviser is part of a larger investment advisory group that advises other funds and individual investors with respect to private equity investments and that relationship may make available to the Fund investment opportunities that would not be available to the Fund if the Adviser was not the Fund’s investment adviser.

The Board considered the anticipated costs of the services provided by the Adviser, including that the Adviser was expected to provide additional tax-related administrative services as a consequence of the proposed new tax structure of the Fund, and the compensation and benefits received by the Adviser in providing services to the Fund. The Board reviewed the financial statements of the Adviser and the Adviser’s parent, considered any direct or indirect revenues that could be received by affiliates of the Adviser, and concluded that the Adviser’s fees and profits derived from its relationship with the Fund in light of the Fund’s expenses were reasonable, before and after the proposed increase in the investment management fee, in relation to the nature and quality of the services provided, taking into account the fees charged by other advisers for managing comparable funds, which had been selected by the Adviser based upon the limited number of similar funds in the

24

Partners Group Private Equity (Master Fund), LLC

(a Delaware Limited Liability Company)

Other Information (Unaudited) (continued)

marketplace. In particular, the Board noted that, while the proposed management fee was higher than that of some of the comparable funds, one comparable fund had a higher management fee and the anticipated total expenses of the Fund were lower than all of the comparable funds; though it was noted that none of the comparable funds have incentive fees (although the comparable funds’ and Fund’s underlying investments may have incentive fees). The Board also noted that the proposed fee was commensurate to that charged to certain of the Adviser’s institutional clients. The Board reviewed the potential impact on compensation due to the proposed change to a fund-level incentive fee, and noted that the proposed rate of the fund-level incentive fee was substantially similar to the Fund’s current account-based incentive allocation. The Board also concluded that the overall expense ratios of the Funds were reasonable, taking into account the size of the Funds and the quality of services provided by the Adviser and expected to be provided by the Adviser following the Reorganization.

The Board considered the extent to which economies of scale could be realized and whether fee levels would reflect those economies, noting that as the Fund grew, economies of scale would be realized.

The Board considered all factors and no one factor alone was deemed dispositive.

Conclusion

The Board determined that the information presented provided a sufficient basis upon which to approve the Agreement and that the compensation and other terms of the Agreement were in the best interests of the Fund and its Members.

Submission of Matters to a Vote of Members

A Special Meeting of the Members of the Fund was held June 30, 2016, and reconvened on August 12, 2016, to consider the proposals described below. All proposals were approved. The results of the voting at the Special Meeting are as follows.

	Votes For	% of Outstanding Shares Eligible to Vote	% of Shares Voted*
1. Approval of the new Limited Liability Company Agreement of the Fund
Affirmative	79.902%	79.902%	79.902%
Against	18.654%	18.654%	18.654%
Abstain	1.533%	1.533%	1.533%
2. Approval of the reorganization of the master-feeder structure into a single fund with multiple classes of interests
Affirmative	80.017%	80.017%	80.017%
Against	18.351%	18.351%	18.351%
Abstain	1.631%	1.631%	1.631%
3. Approval of the Second Amended and Restated Investment Management Agreement between the Fund and the Adviser
Affirmative	72.646%	72.646%	72.646%
Against	25.688%	25.688%	25.688%
Abstain	1.665%	1.665%	1.665%
4. Approval of the Distribution and Service Plan for Class A Interests of the Fund
Affirmative	63.168%	63.168%	63.168%
Against	26.330%	26.330%	26.330%
Abstain	10.501%	10.501%	10.501%
5. Approval of a minimum repurchase threshold for the Fund
Affirmative	80.021%	80.021%	80.021%
Against	18.213%	18.213%	18.213%
Abstain	1.765%	1.765%	1.765%

*	May sum to greater than 100% due to rounding.

25

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Partners Group

REALIZING POTENTIAL IN PRIVATE MARKETS

www.partnersgroup.com

PART C:
OTHER INFORMATION

Partners Group Private Equity (Master Fund), LLC (the “Registrant”)

Item 25.  Financial Statements and Exhibits

(1)	Financial Statements:

Financial Statements are included in the Statement of Additional Information filed herein.

(2)	Exhibits

(a)(1)	See Appendix A.

(a)(2)	Certificate of Limited Liability Company is incorporated by reference to Exhibit (a)(2) of the Registrant’s Registration Statement as previously filed on October 7, 2008.

(b)	Not applicable.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1).

(e)	Not applicable.

(f)	Not applicable.

(g)	Second Amended and Restated Investment Management Agreement is filed herewith.

(h)(1)	Form of Private Placement Agent Agreement is filed herewith.

(h)(2)	Distribution and Service Plan is filed herewith.

(i)	Not applicable.

(j)	Master Custodian Agreement is filed herewith.

(k)(1)	Amended and Restated Master Administration Agreement is filed herewith.

(k)(2)	Transfer Agency and Service Agreement is filed herewith.

(k)(3)	Expense Limitation and Reimbursement Agreement is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Consent of PricewaterhouseCoopers LLP is filed herewith.

(o)	Not applicable.

(p)	Form of Subscription Agreement is filed herewith.

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is incorporated by reference to Exhibit (r)(1) of the Registrant’s Registration Statement as previously filed on February 27, 2009.

(r)(2)	Code of Ethics of Partners Group (USA) Inc. is filed herewith.

Item 26.  Marketing Arrangements

Not applicable.

Item 27.  Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$75,000
Printing fees	$7,500
Blue Sky fees	$18,500
Accounting fees	$0

Total	$101,000

Item 28.  Persons Controlled by or Under Common Control with Registrant

The Board of Managers of Partners Group Private Equity (Master Fund), LLC (the “Fund”) is identical to the board of managers of certain other pooled investment vehicles (“Other Funds”).  In addition, the officers of the Other Funds are substantially identical.  Nonetheless, the Fund takes the position that it is not under common control with the Other Funds since the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

Item 29.  Number of Holders of Securities

Title of Class	Number of Record Holders*
Units of Limited Liability Company Interests	4

*  As of November 30, 2016.

Item 30.  Indemnification

Section 3.7 of the Registrant’s Limited Liability Company Agreement states as follows:

Indemnification.

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager, former Manager, officer and former officer of the Fund (including for this purpose their executors, heirs, assigns, successors or other legal representatives) from and against all losses, charges, claims, expenses, assessments, damages, costs and liabilities (collectively, “Losses”), including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees and disbursements, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager or officer of the Fund, as applicable, or the past or present performance of services to the Fund by such indemnitee, except to the extent such Losses shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any Losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law. Any manager of the Fund appointed by the Organizational Member prior to the effectiveness of this Agreement shall be deemed to be a “Manager” for purposes of this Section 3.7.

(b) Expenses, including reasonable counsel fees and disbursements, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid or reimbursed by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof.

(c) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits of any court of competent jurisdiction in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(d) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved by a majority of the Managers (excluding any Manager who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that the actions or omissions in question were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance or gross negligence involved in the conduct of such indemnitee’s office.

(e) In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(f) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(g) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager, officer of the Fund or other person.

(h) To the extent permitted by applicable law, the Adviser, the Placement Agent and the Administrator, and any other party serving as the investment adviser, the placement agent or administrator of the Fund or providing other services to the Fund shall be entitled to indemnification from the Fund upon such terms and subject to such conditions and exceptions, and with such entitlement to have recourse to the assets of the Fund with a view to meeting and discharging the cost thereof as may be provided under the Investment Management Agreement, the Placement Agent Agreement, the Administration Agreement or any agreement between any such party and the Fund.

Item 31.  Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Fund’s Adviser, Partners Group (USA) Inc. (the “Adviser”) together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-68463), and is incorporated herein by reference.

Item 32.  Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (i) the Registrant, (ii) the Registrant’s Administrator, and/or (iii) the Registrant’s counsel. The address of each is as follows:

1.	Partners Group Private Equity (Master Fund), LLC c/o Partners Group (USA) Inc. 1114 Avenue of the Americas, 37th Floor New York, NY 10036

2.	State Street Bank and Trust Company
100 Summer Street
Boston, MA 02111

3.	Drinker Biddle & Reath LLP
One Logan Square, Ste. 2000
Philadelphia, PA  19103-6996

Item 33.  Management Services

Not applicable.

Item 34.  Undertakings

Not applicable.

SIGNATURES

  Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 30th day of December, 2016.

Partners Group Private Equity (Master Fund), LLC

By:	/s/ Robert M. Collins
Name:	Robert Collins
Title:	President

By:	/s/ Justin Rindos
Name:	Justin Rindos
Title:	Chief Financial Officer

Exhibit Index

(g)	Second Amended and Restated Investment Management Agreement

(h)(1)	Form of Private Placement Agent Agreement

(h)(2)	Distribution and Service Plan

(j)	Master Custodian Agreement

(k)(1)	Amended and Restated Master Administration Agreement

(k)(2)	Transfer Agency and Service Agreement

(k)(3)	Expense Limitation and Reimbursement Agreement

(n)	Consent of PricewaterhouseCoopers LLP

(p)	Form of Subscription Agreement

(r)(2)	Code of Ethics of Partners Group (USA) Inc.